Exhibit 3.2

EXECUTION VERSION

APOLLO IG CORE REPLACEMENT, L.P.

(A DELAWARE LIMITED PARTNERSHIP)

AMENDED AND RESTATED AGREEMENT

OF

LIMITED PARTNERSHIP

Dated as of August 1, 2025

THE LIMITED PARTNER INTERESTS OF APOLLO IG CORE REPLACEMENT, L.P. (THE “LIMITED PARTNER INTERESTS”) HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), THE SECURITIES LAWS OF ANY STATE OR ANY OTHER APPLICABLE SECURITIES LAWS IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THE LIMITED PARTNER INTERESTS MAY BE ACQUIRED FOR INVESTMENT ONLY, AND NEITHER THE LIMITED PARTNER INTERESTS NOR ANY PART THEREOF MAY BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT IN COMPLIANCE WITH: (I) THE SECURITIES ACT, ANY APPLICABLE STATE SECURITIES LAWS AND ANY OTHER APPLICABLE SECURITIES LAWS; (II) THE TERMS AND CONDITIONS OF THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP; AND (III) THE TERMS AND CONDITIONS OF THE SUBSCRIPTION AGREEMENT FOR LIMITED PARTNER INTERESTS. THEREFORE, PURCHASERS OF THE LIMITED PARTNER INTERESTS MAY BE REQUIRED TO BEAR THE RISK OF THEIR INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

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Schedule I – Schedule I Limited Partners

Schedule II – Schedule II Limited Partners

Schedule III – Schedule III Limited Partners

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AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

APOLLO IG CORE REPLACEMENT, L.P.

This AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP (this “Agreement”) of Apollo IG Core Replacement, L.P., a Delaware limited partnership (the “Partnership”), is made on August 1, 2025 by and among Apollo IG Core Replacement Advisors, L.P., a Cayman Islands exempted limited partnership, in its capacity as general partner of the Partnership (the “General Partner”), and the other parties who shall execute this Agreement, whether in counterpart, by separate instrument or otherwise, and hereafter shall be admitted to the Partnership as limited partners in accordance with the provisions hereof and whose names and addresses shall, upon such admission, be reflected in the books and records of the Partnership (each, individually, a “Limited Partner” and, collectively, the “Limited Partners”; both the General Partner and the Limited Partners may be referenced herein individually as a “Partner” and collectively as the “Partners”), and shall hereafter govern the Partnership.

R E C I T A L S:

WHEREAS, the Partnership was formed as a limited partnership under the Delaware Act (as defined herein) upon the filing of a Certificate of Limited Partnership of the Partnership with the Office of the Secretary of State of the State of Delaware on June 13, 2025;

WHEREAS, the Partnership is governed by the Agreement of Limited Partnership of the Partnership, dated as of June 13, 2025 (the “Initial Agreement”);

WHEREAS, the Partnership will invest all of its investable assets through one or more Intermediate Vehicles, which will in turn invest all of their investable assets directly through one or more Aggregators;

WHEREAS, the parties hereto wish to amend and restate the Initial Agreement in its entirety and to enter into this Agreement; and

WHEREAS, the Partners desire to continue the Partnership as a limited partnership, and to continue the business activities of the Partnership.

NOW, THEREFORE, in consideration of the mutual promises and agreements herein made and intending to be legally bound hereby, the parties hereto hereby agree to continue the Partnership and hereby amend and restate the Initial Agreement in its entirety to read as follows:

ARTICLE I

INTERPRETATION

Section 1.01 Definitions. Unless otherwise expressly provided in this Agreement, the following terms used in this Agreement shall have the following meanings:

“Accounting Period”	means the following periods: each Accounting Period shall commence immediately after the close of the immediately preceding Accounting Period and shall close at the close of business on the first to occur of: (i) the last calendar day of each month; (ii) the date immediately prior to the effective date of a Capital Contribution to the Partnership pursuant to Section 5.01 (Capital Contributions); (iii) the date immediately prior to the effective date of a Partner’s withdrawal of all or a portion of its Capital Account; (iv) the date of any distribution resulting in a reduction to the Capital Accounts other than on a proportionate basis; (v) the date of a Dissolution Event; and (vi) any other date the General Partner determines, in its sole discretion. The initial Accounting Period of the Partnership shall begin upon the commencement of operations of the Partnership.

“Adjusted Contributions”	shall have the meaning set forth in Section 4.09(a)(ii)(A) (Management Fees).

“Adjusted Partnership Percentage”	means, at any time, with respect to any Feeder Fund Investor, the percentage obtained by multiplying (a) such Feeder Fund Investor’s interest in the applicable Feeder Fund by (b) such Feeder Fund’s Partnership Percentage.

“Administrator”	means any firm(s) or Affiliate(s) as the General Partner may, in its sole discretion, select, at the expense of the Partnership, for the purpose of maintaining the Partnership’s books and records and performing administrative services (which may include back-office and mid-office services) on behalf of the Partnership, including tax and accounting functions.

“Advisers Act”	means the U.S. Investment Advisers Act of 1940, as amended.

“AEOI”	means (a) the legislation known as the U.S. Foreign Account Tax Compliance Act, Sections 1471 through 1474 of the Internal Revenue Code and any associated legislation, regulations (whether proposed, temporary or final) or guidance, any applicable intergovernmental agreement and related statutes, regulations or rules, and other guidance thereunder, (b) any other similar legislation, regulations, or guidance enacted in any other jurisdiction which seeks to implement similar financial account information reporting or withholding tax regimes, including the

OECD Standard for Automatic Exchange of Financial Account Information in Tax Matters – the Common Reporting Standard and any associated guidance, (c) European Council Directive 2018/822 amending Directive 2011/16/EU on mandatory automatic exchange of information in the field of taxation in relation to reportable cross-border arrangements, as implemented by Luxembourg with the law of 25 March 2020, and any regulation or law relating to, implementing or having similar effect to such directive in any relevant jurisdiction, (d) any other intergovernmental agreement, treaty, regulation, guidance, standard or other agreement entered into in order to comply with, facilitate, supplement or implement the legislation, regulations, guidance or standards described in clauses (a), (b) and (c) of this definition, and (e) any legislation, regulations or guidance in any jurisdiction that give effect to the matters outlined in the preceding clauses of this definition.

“Affected Accounts”	shall have the meaning set forth in Section 5.03(b) (Affected Accounts).

“Affiliate”	means, with respect to any Person, any other Person that either directly or indirectly controls, is controlled by or is under common control with such Person (including, with respect to the General Partner or the Investment Manager, each officer, director, partner, manager, member, employee and shareholder of such Person, and any trust or entity formed by or for the benefit of any of the foregoing but excluding, for the avoidance of doubt, any third-party service provider to any of the foregoing, including legal counsel, accountants and other service providers). No Limited Partner shall be deemed to be an “Affiliate” of the Partnership, the General Partner, the Investment Manager, any other Feeder Fund, any of the Aggregators or Parallel Trading Vehicles solely by reason of being a Limited Partner of the Partnership. No Apollo Client or any of its portfolio companies or investments of the Partnership any Apollo Client, or the Apollo Group shall be deemed to be an “Affiliate” of the General Partner or the Investment Manager solely by reason of “controlling” or being “controlled by” or “under common control with” any of the foregoing. No Person shall be deemed to be an “Affiliate” of the Partnership, the General Partner or the Investment Manager solely by reason of directly or indirectly owning less than 10% of the aggregate outstanding common equity of AGM or the equivalent with respect to any other member of the Apollo Group, unless such Person otherwise possesses the direct or indirect power to direct or cause the direction of the management policies thereof, whether through the ownership of voting securities, by contract or otherwise.

“Affiliated Broker-Dealer”	means an Affiliate of the General Partner that is registered with the U.S. Securities and Exchange Commission (or with an equivalent U.S. or non-U.S. Governmental Authority) as a broker-dealer or that otherwise conducts a financial services, loan origination, structuring, placement or other similar business as a broker, dealer, distributor, syndicator or originator of securities.

“Affiliated Feeder Fund”	means a Limited Partner that is (i) an Apollo Client, a Strategic Partnership or a Feeder Fund formed by the General Partner or any of its Affiliates and (ii) designated as such in writing by the General Partner.

“Affiliated Fund Servicer”	means any entity or group that is an Affiliate of the General Partner which is established or utilized by Affiliates of the Apollo Group, Apollo Clients or their respective portfolio companies, to provide administration, data management, risk management, vendor management, investor onboarding and investor servicing, and technology, computer software and technological systems, or other similar services. To the extent that for legal, tax, accounting, regulatory or similar reasons it is necessary or desirable that the foregoing activities be conducted by, through or with one or more Affiliates of the Investment Manager or other Persons, such activities shall be treated for purposes of this Agreement as if they were conducted by an Affiliated Fund Servicer.

“Affiliated Service Provider”	means any Affiliate of the Apollo Group, and certain Apollo Clients or their portfolio companies, who provide services to Apollo Clients or their existing and potential portfolio companies or investments (including the Fund and its portfolio investments) and who may also provide services to third parties, including any Affiliated Broker-Dealer and any Affiliated Fund Servicer.

“Aggregation Limited Partner”	means a Limited Partner (not including any Strategic Partnership) that is sponsored or managed by, or formed to facilitate the participation by clients of, a placement agent, bank, consultant or any Affiliate thereof and which placement agent, bank, consultant or any related party thereof is entitled to receive Placement Fees in connection with or as a result of placing investors indirectly into the Partnership through such Limited Partner. An Aggregation Limited Partner may also constitute a Feeder Fund only to the extent designated as such in writing by the General Partner.

“Aggregator A”	means Apollo IG Core Replacement Aggregator A, SPC, a Cayman Islands exempted company registered as a segregated portfolio company.

“Aggregator B”	means Apollo IG Core Replacement Aggregator B, L.P., a Delaware limited partnership.

“Aggregator Agreements”	means, with respect to any Aggregator, the limited partnership agreement, limited liability company agreement, memorandum and articles of association or other governing document of such Aggregator.

“Aggregator General Partner”	means the General Partner, acting in its capacity as the general partner of Aggregator B.

“Aggregators”	means, collectively, Aggregator A and Aggregator B.

“AGM”	means Apollo Global Management, Inc., a Delaware corporation.

“Agreement”	shall have the meaning set forth in the preamble.

“Amendment Notice”	shall have the meaning set forth in Section 11.05(e) (Consent Process; Notification).

“Annual Liquidity Interests”	shall have the meaning set forth in Section 1.06 (Sub-Series of Interest in the Partnership).

“Annual Liquidity Sub-Series”	shall have the meaning set forth in Section 1.06 (Sub-Series of Interest in the Partnership).

“Apollo Client”	shall mean any (i) investment fund, partnership (including the Fund), limited liability company, corporation or similar collective investment vehicle, (ii) client or the assets or investments for the account of any client, (iii) separate account for which, in each case, the General Partner, the Investment Manager or one or more of their respective Affiliates acts as general partner, manager, managing member, investment advisor, sponsor or in a similar capacity and/or (iv) any Person that would otherwise constitute a member of the Apollo Group. For clarification, “Apollo Client” shall not include (a) any Special Purpose Vehicle, subsidiary of the Fund, Co-Investment Entity, joint venture or other Person through which the Fund may make an investment or group of investments and/or (b) any issuer, portfolio investment or portfolio company or investment of any other Apollo Client or of the Apollo Group, in each case, unless the General Partner determines in its sole discretion that such Person should be treated as an Apollo Client under the circumstances.

“Apollo Group”	means AGM and its Subsidiaries; provided, however, that “Apollo Group” shall not include any Apollo Client (including the Partnership and the Parallel Funds) or any portfolio companies or investments of the Apollo Group or any Apollo Client.

“Applicable Tax Representative”	means, with respect to a tax matter, the General Partner or the Partnership Representative (each in its capacity as such), as applicable.

“APPS”	means any group, including the Apollo Portfolio Performance Solutions Group, established or utilized by affiliates of Apollo, Apollo Clients or their respective portfolio companies, that facilitates strategic arrangements with, or engagements (including on an independent contractor or employment basis) of, any persons that the General Partner determines in good faith to be industry executives, advisors, consultants (including operating consultants and sourcing consultants), operating executives, subject matter experts or other persons acting in a similar capacity, to provide consulting, sourcing or other services to or in respect of the Fund, portfolio companies (including with respect to potential portfolio investments of the Fund) and/or other Apollo Clients and their investments. To the extent that for legal, tax, accounting, regulatory or other reasons it is necessary or desirable that the foregoing activities be conducted by, through or with one or more affiliates of the Investment Manager or other persons other than APPS, such activities will be treated for purposes of this definition as if they were conducted by APPS.

“Authorized Representative”	means, with respect to any Person, director, employee, agent, advisor or representative responsible for matters relating to the Partnership or any other Person approved in writing by the General Partner.

“BBA Audit Rules”	means Subchapter C of Chapter 63 of the Internal Revenue Code (Sections 6221 through 6241 of the Internal Revenue Code), as enacted by the Bipartisan Budget Act of 2015, Pub. L. No. 114-74, as amended from time to time, and the Treasury Regulations (whether proposed, temporary or final), including any subsequent amendments, and administrative guidance, promulgated thereunder (or which may be promulgated in the future), together with any similar United States state, local or non-U.S. law.

“Beginning Value”	means, with respect to any Accounting Period, the Net Asset Value at the beginning of such Accounting Period (calculated after (i) deductions for (x) any withdrawals effective on such date as determined pursuant to Section 6.06 (Effective Date of Withdrawal) and (y) any distributions made but not otherwise accounted for in accordance with clause (x) and (ii) taking into account Capital Contributions made as of such date).

“BEPS”	means the Base Erosion and Profit Shifting project of the Organization for Economic Co-operation and Development.

“BHC Limited Partner”	means any Limited Partner that (i) is, or is a company that controls, is controlled by, or is under common control with, a bank holding company (as defined in Section 2(a) of the BHCA) that is subject to the provisions of Regulation Y issued by the Board of Governors of the U.S. Federal Reserve System and (ii) has identified itself to the General Partner in writing as being subject to such provisions, unless such Limited Partner has requested, and the General Partner agrees, that the Limited Partner not be treated as a BHC Limited Partner.

“BHCA”	means the U.S. Bank Holding Company Act of 1956, as amended.

“Blocker Entity”	means any intermediate entity or special purpose vehicle that has been or will be formed for the purpose of holding one or more portfolio investments in which the Fund has a financial interest (whether in the same or a different class of financial instruments), that is treated as a corporation for U.S. federal income tax purposes.

“Business Day”	means any day other than (a) Saturday or Sunday, or (b) any other day on which banks located in New York City are required or authorized by law to be closed, unless any such day referred to in clauses (a) or (b) above is designated, at any time, as a Business Day by the General Partner.

“Capital Account”	means each capital account established for a Partner on the books of the Partnership.

“Capital Contribution”	means, with respect to a Partner, a contribution made by such Partner pursuant to the terms of this Agreement.

“Cayman Feeder”	means Apollo IG Core Replacement (Cayman), L.P., a Cayman Islands exempted limited partnership.

“CFIUS Laws”	means Section 721 of the United States Defense Production Act of 1950, as amended (50 U.S.C. § 4565), the United States Foreign Risk Review Modernization Act of 2018, as amended, and all rules and regulations thereunder, including those codified at 31 C.F.R. Part 800, et seq.

“Co-Investment Entity”	shall have the meaning set forth in Section 4.02(g) (Co-Investments).

“Company Act”	means the U.S. Investment Company Act of 1940, as amended.

“Confidential Information”	means any information related to the activities of the Partnership, the General Partner, the Investment Manager and their respective Affiliates that a Partner may acquire from the Partnership, the General Partner, the Investment Manager or any other Partner, other than information that (i) is already available through publicly available sources of information (other than as a result of disclosure by such Partner), (ii) was available to a Partner on a non-confidential basis prior to its disclosure to such Partner by the Partnership, or (iii) becomes available to a Partner on a non-confidential basis from a third party; provided that such third party is not known by such Partner to be bound by this Agreement or another confidentiality agreement with the Partnership. Such Confidential Information may include information that pertains or relates to (A) the business and affairs of any other Partner, (B) any Investments or proposed Investments or (C) any other Partnership matters.

“Confidential Memorandum”	means the Confidential Private Placement Memorandum of the Partnership, the STE Fund, Fund B, the Offshore Notes Feeder and the Cayman Feeder, together with any supplements or amendments thereto.

“Conflicts Review Agent”	shall have the meaning set forth in Section 4.02(d)(i) (Conflicts Review Agent).

“Conversion Expenses”	means, with respect to a Non-USD Sub-Series, in connection with any subscription for, or withdrawal or distribution in respect of, such Non-USD Sub-Series, any charges, costs, expenses, fees or other liabilities associated with or related to, the currency conversion from the applicable Non-USD Currency to U.S. dollars or from U.S. dollars to the applicable Non-USD Currency, as applicable.

“Delaware Act”	means the Delaware Revised Uniform Limited Partnership Act (Del. Code Ann. Tit. 6 §§ 17-101, et seq.), as amended from time to time.

“Derivative Contract”	means any repurchase or reverse repurchase agreement, forward, swap (including total return swap and credit default swap), future, option and other derivative on one or more rates, currencies, commodities, equity securities or other equity instruments, debt securities or other debt instruments, economic indices or measures of economic risk or value, or other benchmarks against which payments or deliveries are to be made and any other derivative contracts.

“Designated Parallel Vehicles”	shall have the meaning set forth in Section 5.04(c) (Aggregation of Investment Results with Parallel Trading Vehicles).

“Dissolution Event”	shall have the meaning set forth in Section 8.02(a) (Dissolution Event).

“Ending Value”	means, with respect to any Accounting Period, the Net Asset Value at the end of such Accounting Period (adding back any Withholding Taxes and Management Fees paid or borne during such Accounting Period and before giving effect to withdrawals occurring as of the Withdrawal Date or to distributions made as of such date).

“ERISA”	means the U.S. Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act”	means the U.S. Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder, and any successor statute.

“Expense Advance”	shall have the meaning set forth in Section 4.08(g) (Operating Expense Cap).

“Feeder Fund”	means an investment vehicle admitted as a Limited Partner of the Partnership and designated as such by the General Partner.

“Feeder Fund Agreement”	means the partnership agreement, operating agreement, shareholders agreement, memorandum and articles or any similar constituent agreement or document of any Feeder Fund.

“Feeder Fund Investors”	means the investors, shareholders or partners of a Feeder Fund as reflected in the books and records of such Feeder Fund.

“Financial Instruments”	means such form of security or financial instrument of any kind or type as the General Partner may from time to time determine, including Derivative Contracts.

“First Amended Agreement”	shall have the meaning set forth in the recitals.

“Fiscal Year”	shall have the meaning set forth in Section 2.03 (Fiscal Year).

“Former Partner”	means each Person that hereafter from time to time ceases to be a Partner, whether voluntarily or otherwise, in accordance with this Agreement.

“Full Negative Basis”	means, with respect to any completely withdrawing Partner and as of any time of calculation, the amount by which (x) the amounts in its Capital Account(s) (as such amounts are determined in accordance with this Agreement) as of such time, plus an amount equal to any deemed distributions to such Partner for U.S. federal income tax purposes pursuant to Section 752(b) of the Internal Revenue Code resulting from its withdrawal, is less than (y) its “adjusted tax basis” for U.S. federal income tax purposes, in its Interest in the Partnership as of such time.

“Full Positive Basis”	means, with respect to any completely withdrawing Partner and as of any time of calculation, the amount by which (x) the amounts in its Capital Account(s) (as such amounts are determined in accordance with this Agreement) as of such time, plus an amount equal to any deemed distributions to such Partner for U.S. federal income tax purposes pursuant to Section 752(b) of the Internal Revenue Code resulting from its withdrawal, exceeds (y) its “adjusted tax basis” for U.S. federal income tax purposes, in its Interest in the Partnership as of such time.

“Fund”	means, collectively, the Partnership, the Cayman Feeder, the STE Fund, the Offshore Notes Feeder, the Intermediate Vehicles and any other Blocker Entities, the Aggregators, any Feeder Fund, any Parallel Fund, intermediate entities and/or Special Purpose Vehicles.

“Fund B”	means Apollo IG Core Replacement (B), SPC, a Cayman Islands exempted company with limited liability registered as a segregated portfolio company.

“Fund Entities”	shall have the meaning set forth in Section 4.08(b) (Organizational Expenses and Placement Fees).

“GAAP”	means U.S. generally accepted accounting principles, in effect from time to time.

“General Partner”	shall have the meaning set forth in the preamble and shall include any additional, successor or replacement general partner, each in its capacity as a general partner of the Partnership. The General Partner or an Affiliate thereof may serve also as the general partner or the managing member of the STE Fund, Fund B, the Cayman Feeder, the Offshore Notes Feeder any Aggregator, any Subsidiary, any Parallel Fund and any Feeder Fund.

“Governmental Authority”	means (i) any government or political subdivision thereof, whether non-U.S. or U.S., national, state, county, municipal or regional; (ii) any agency or instrumentality of any such government, political subdivision or other government entity (including any central bank or comparable agency); and (iii) any court.

“Income”	means ordinary income and capital gains (including short-term capital gains) for U.S. federal income tax purposes.

“Indemnified Losses”	shall have the meaning set forth in Section 4.06(a) (Liability to Partners).

“Indemnified Person”	means: (i) the General Partner and its partners; (ii) the Investment Manager and its members; (iii) the Partnership Representative; (iv) the Affiliates of the General Partner, the Investment Manager and the Partnership Representative; (v) any officer, director, manager, employee or any direct or indirect partner, member, stockholder, agent or legal representative (e.g., executors, guardians and trustees) of any of the Persons described in clauses (i), (ii), (iii) and (iv), including Persons formerly serving in such capacities; (vi) any Person who serves at the request of the General Partner or the Investment Manager hereunder on behalf of the Partnership as an officer, director, manager, employee or any direct or indirect partner, member, stockholder, agent or legal representative (e.g., executors, guardians and trustees) of any other Person serving at the request of the General Partner or the Investment Manager hereunder on behalf of the Partnership in such capacity as listed above; (vii) any assignees or successors of any of the foregoing; and (viii) any other Person who serves at the request of the General Partner or the Investment Manager hereunder on behalf of the Partnership and is designated as an “Indemnified Person” at any time by the General Partner in good faith.

“Initial Agreement”	shall have the meaning set forth in the recitals.

“Initial Capital Contribution”	shall have the meaning set forth in Section 5.01(a) (Initial Capital Contributions).

“Interests”	means limited partner interests issued by the Partnership to the Partners in accordance with this Agreement.

“Intermediate A”	means Apollo IG Core Replacement Intermediate A, SPC, a Cayman Islands segregated portfolio company.

“Intermediate B”	means Apollo IG Core Replacement Intermediate B (DC), LLC, a Delaware limited liability company.

“Intermediate Vehicles”	means, collectively, Intermediate A, Intermediate B, and any other intermediate vehicle that the General Partner may from time to time form in order to facilitate the Partnership’s investment in an Aggregator.

“Internal Revenue Code”	means the U.S. Internal Revenue Code of 1986, as amended.

“Investment”	means any investment in Financial Instruments made directly or indirectly by the Partnership.

“Investment Management Agreement”	means the investment management agreement, dated as of , 2025, by and among the Partnership, the Investment Manager, and the Aggregators, as amended, restated, modified or supplemented from time to time.

“Investment Manager”	means Apollo IG Replacement Management, L.P., a Delaware limited partnership, or any other Person selected by the General Partner to provide certain management and administrative services to the Fund.

“Joint Venture Partner”	shall have the meaning set forth in Section 4.01(s) (General).

“Limited Partner”	shall have the meaning set forth in the preamble.

“Losses”	means deductions, ordinary losses and capital losses (including long-term capital losses) for U.S. federal income tax purposes.

“LP AEOI Compliance Failure”	shall have the meaning set forth in Section 4.10(b) (AEOI).

“Majority-in-Interest”	of the Limited Partners means, as of any date of determination, Limited Partners that are entitled to vote on a matter pursuant to the terms of this Agreement and have in excess of 50% of the Partnership Percentages of the Limited Partners that are entitled to vote on such matter (not counting for purposes of this calculation, the General Partner, any other Affiliates of the General Partner or Investment Manager (other than any Apollo Clients, any Strategic Partnerships, any Voting Affiliated Feeder Fund and/or any investors therein)).

“Management Fee”	shall have the meaning set forth in Section 4.09(a) (Management Fee).

“Memorandum Account”	shall have the meaning set forth in Section 5.04(d) (Memorandum Accounts).

“MNPTI”	means information that constitutes “material non-public technical information” under the CFIUS Laws and associated regulatory guidance.

“Monthly Liquidity Interests”	shall have the meaning set forth in Section 1.06 (Sub-Series of Interest in the Partnership).

“Monthly Liquidity Sub-Series”	shall have the meaning set forth in Section 1.06 (Sub-Series of Interest in the Partnership).

“Negative Basis Partner”	means any Partner that withdraws from the Partnership and that has a Full Negative Basis or a Partial Negative Basis as of the effective date of such withdrawal (determined prior to any allocations made pursuant to Section 5.09 (Allocation for Tax Purposes)).

“Net Asset Value”	means the excess of the fair value of the Partnership’s or any Capital Account’s (as context requires) assets over the value of its liabilities, as determined in accordance with the Valuation Policy and this Agreement.

“Net Capital Appreciation”	means, with respect to any Accounting Period, the excess, if any, of the Ending Value, over the Beginning Value.

“Net Capital Depreciation”	means, with respect to any Accounting Period, the excess, if any, of the Beginning Value, over the Ending Value.

“Non-USD Currency”	means any currency other than the U.S. dollar.

“Non-USD Expenses”	means, with respect to a Non-USD Sub-Series, any charges, costs, expenses, fees or other liabilities associated with, or related to, any Non-USD Hedges or any currency exchange between U.S. dollars and the applicable Non-USD Currency or between the applicable Non-USD Currency and U.S. dollars, but excluding any Conversion Expenses.

“Non-USD Hedges”	means, with respect to a Non-USD Sub-Series, any currency contracts, swaps, swaptions, any combination thereof or such other instruments as the Investment Manager determines necessary to manage the currency risks associated with such Non-USD Sub-Series.

“Non-USD Percentage”	has the meaning set forth in Section 5.03(a) (Partnership Percentages Generally).

“Non-USD Sub-Series”	means any series the Interests in which are denominated in a Non-USD Currency.

“Non-USD Sub-Series Partner”	means a holder of a Non-USD Sub-Series.

“Non-Voting Interests”	means Interests, the holder of which is not entitled to vote, consent or withhold consent with respect to any Partnership matter, except as otherwise expressly provided in this Agreement or any Other Agreement.

“Offshore Notes Feeder”	means Apollo Total Return Fund – Investment Grade (RN – Offshore), L.P., a Cayman Islands exempted limited partnership.

“Operating Expenses”	shall have the meaning set forth in Section 4.08(c) (Operating Expenses).

“Organizational Expenses”	shall have the meaning set forth in Section 4.08(b) (Organizational Expenses and Placement Fees).

“Other Agreements”	shall have the meaning set forth in Section 11.02 (Other Agreements).

“Overhead”	shall have the meaning set forth in Section 4.08(a) (General Partner and Investment Manager Expenses).

“Parallel Fund”	shall have the meaning set forth in Section 4.03 (Parallel Funds; Parallel Trading Vehicles).

“Parallel Trading Vehicle”	shall have the meaning set forth in Section 4.03(b)(i) (Parallel Trading Vehicles).

“Partial Negative Basis”	means, with respect to any partially withdrawing Partner and as of any time of calculation, the amount by which the amount received (or to be received) upon such partial withdrawal as of such time plus an amount equal to any deemed distributions to such Partner for U.S. federal income tax purposes pursuant to Section 752(b) of the Internal Revenue Code resulting from its withdrawal is less than the product of (x) its “adjusted tax basis” for U.S. federal income tax purposes, in its Interest in the Partnership as of such time and (y) a fraction, the numerator of which is the amount received (or to be received) upon such partial withdrawal, plus an amount equal to any deemed distributions to such Partner for U.S. federal income tax purposes pursuant to Section 752(b) of the Internal Revenue Code resulting from its withdrawal, and the denominator of which is such partially withdrawing Partner’s Capital Account immediately prior to such partial withdrawal and such partially withdrawing Partner’s share of partnership liabilities as determined for U.S. federal income tax purposes immediately prior to such partial withdrawal.

“Partial Positive Basis”	means, with respect to any partially withdrawing Partner and as of any time of calculation, the amount by which the amount received (or to be received) upon such partial withdrawal as of such time plus an amount equal to any deemed distributions to such Partner for U.S. federal income tax purposes pursuant to Section 752(b) of the Internal Revenue Code resulting from its withdrawal exceeds the product of (x) its “adjusted tax basis” for U.S. federal income tax purposes, in its Interest in the Partnership of such time and (y) a fraction, the numerator of which is the amount received (or to be received) upon such partial withdrawal, plus an amount equal to any deemed distributions to such Partner for U.S. federal income tax purposes pursuant to Section 752(b) of the Internal Revenue Code resulting from its withdrawal, and the denominator of which is such partially withdrawing Partner’s Capital Account immediately prior to such partial withdrawal and such partially withdrawing Partner’s share of partnership liabilities as determined for U.S. federal income tax purposes immediately prior to such partial withdrawal.

“Partners”	shall have the meaning set forth in the preamble.

“Partnership”	shall have the meaning set forth in the preamble.

“Partnership Communications”	shall have the meaning set forth in Section 11.13(b) (Notices).

“Partnership Insurance”	means any director and officer liability insurance policies, general partnership liability insurance policies or other liability insurance policies that may be maintained by or on behalf of the Partnership, the General Partner, the Investment Manager or any of their respective Affiliates.

“Partnership Legal Matter”	shall have the meaning set forth in Section 11.08(a) (Legal Counsel).

“Partnership Percentage”	shall have the meaning set forth in Section 5.03(a) (Partnership Percentages Generally).

“Partnership Representative”	means, individually or collectively as the context may require, the General Partner acting in the capacity of the “partnership representative” (as such term is defined under the BBA Audit Rules) and any other Person as may be appointed to be the “partnership representative” or the “designated individual” (within the meaning of Treasury Regulations Section 301.6223-1(b)(3) or any successor provision) by the General Partner from time to time.

“Person”	means a natural person, partnership, limited liability company, corporation, unincorporated association, joint venture, trust, state or any other entity or any governmental agency or political subdivision thereof.

“Placement Fees”	means all fees and expenses, if any, of any placement agents employed in connection with the offering and sale of Interests.

“Platform Investment”	shall have the meaning set forth in Section 4.01(s) (General).

“Positive Basis Partner”	means any Partner that withdraws from the Partnership and that has a Full Positive Basis or a Partial Positive Basis as of the effective date of its withdrawal (determined prior to any allocations made pursuant to Section 5.09 (Allocation for Tax Purposes)).

“Proceedings”	means claims, demands, actions, suits or proceedings (civil, criminal, administrative or investigative, which includes formal and informal inquiries and “sweep” examinations (whether cooperation with such inquiries is voluntary or mandatory), in connection with the Partnership’s activities), actual or threatened, in which an Indemnified Person may be involved, as a party or otherwise, arising out of or in connection with such Indemnified Person’s service to or on behalf of, or management of the affairs or assets of, the Partnership, or which relate to the Partnership.

“Proper Withdrawal Notice”	shall have the meaning set forth in Section 6.02(a) (Voluntary Withdrawals Generally).

“Public Fund Partner”	shall have the meaning set forth in Section 10.03(b) (Restricted Information).

“Purchase Price”	shall have the meaning set forth in Section 5.04(e) (Unrestricted Capital Accounts).

“Quarterly Distribution”	shall have the meaning set forth in Section 6.05(b) (Quarterly Interest Distributions).

“Registered Fund Limited Partner”	shall have the meaning set forth in Section 11.07(d) (Non-Voting Interests of BHC Limited Partners and Registered Fund Limited Partners).

“Reimbursement Payment”	shall have the meaning set forth in Section 4.08(g) (Operating Expense Cap).

“Requesting Partners”	shall have the meaning set forth in Section 8.02(b) (Call for Vote).

“Schedule I Limited Partners”	means those Limited Partners listed in the books and records of the Partnership and identified as a Schedule I Limited Partner from time to time which shall be Affiliates of the General Partner.

“Schedule II Limited Partners”	means those Limited Partners listed in the books and records of the Partnership and identified as a Schedule II Limited Partner from time to time which shall be Affiliates of the General Partner formed generally to accommodate investments by certain individuals and/or their respective family investment vehicles and estate or tax planning vehicles (or such Persons investing in the Partnership directly).

“Schedule III Limited Partners”	means those Limited Partners listed on the books and records of the Partnership or identified as a Schedule III Limited Partner from time to time, which shall be Apollo Clients.

“Securities Act”	shall have the meaning set forth on the cover page.

“Seed Limited Partner”	means a Limited Partner that (a) is admitted to the Partnership during the Seed Period and (b) has made a Capital Contribution of no less than $200,000,000 during the Seed Period.

“Seed Minimum”	shall mean $200,000,000.

“Seed Period”	shall mean the period commencing on August 1, 2025 and ending on the date on which $1,000,000,000 in aggregate Capital Contributions have been made to the Fund since August 1, 2025.

“Special Purpose Vehicle”	means an intermediate entity or special purpose vehicle that has been or will be formed for the purpose of investing in or holding one or more Financial Instruments held by any Aggregator or any other Person. Each Aggregator and other investors, including any member of the Apollo Group or any Apollo Clients, may co-invest through the same Special Purpose Vehicle.

“Specified Expenses”	means all Operating Expenses, excluding any costs and expenses arising from: (i) Investments and transactions of the Fund (whether or not consummated) including any commissions, transaction fees and other investment costs, including fees, costs and expenses payable to any Affiliated Service Provider in respect of or relating to any investment; (ii) litigation, proceedings, investigations or inquiries, prosecution, defense, judgments or settlements thereof and other extraordinary expenses (being expenses that are classified as extraordinary expenses under GAAP); (iii) indemnification obligations of the Fund and advancements of costs and expenses related to such indemnification obligations; and (iv) Management Fees.

“STE Fund”	means Apollo IG Core Replacement (STE), L.P., a Delaware series limited partnership and, as the context may require, each series limited partnership formed thereunder. Each reference to the STE Fund shall be interpreted as a reference to each individual series formed thereunder or such series, collectively, as the context may require.

“Strategic Partnership”	means a Limited Partner consisting of an investment vehicle, account or program, established between one or more investors and the Apollo Group, the Investment Manager or one or more of their respective Affiliates: (a) that is advised or managed on a discretionary or non-discretionary basis by the Apollo Group, the Investment Manager or one or more of their respective Affiliates; and (b) who commits, contributes, allocates or co-invests significant capital to a range of platforms of products, investment ideas and asset classes made available by members of the Apollo Group, including the strategy of the Fund.

“Subscription Agreement”	means each subscription agreement between the Partnership and each of the Limited Partners pursuant to which each such Limited Partner acquired its Interests in respect of the Partnership.

“Subsidiaries”	means, as the context requires, a subsidiary company, limited partnership, limited liability company or other vehicle through which the Fund or any other Person, invests or holds all or a portion of its respective assets (directly or indirectly) and shall include, the Aggregators, Intermediate Vehicles and any Blocker Entities as applicable.

“Substitute Limited Partner”	means a Transferee of an Interest admitted to all of the rights of a Limited Partner with respect to the Interest transferred or assigned to it pursuant to Section 7.01 (Assignability of Interests).

“Third-Party Indemnitor”	means any provider of Partnership Insurance.

“Transfer”	means any transaction by which a Partner may directly, indirectly or synthetically transfer, mortgage, charge, pledge, assign, hypothecate, sell, convey, exchange, reference under a Derivative Contract or any other arrangement, or otherwise dispose of all or any portion of its Interest to any other beneficial owner or other Persons (including, for the avoidance of doubt, any indirect transfer treated as a direct transfer (or otherwise taken into account in respect of the Partnership) for tax purposes, or any synthetic transaction with respect to an Interest whereby the Interest is referenced under a Derivative Contract or any other arrangement (e.g., a total return swap)).

“Transferee”	means any Person to whom an Interest is transferred in accordance with Section 7.01 (Assignability of Interests).

“Transferor”	means any Person that makes a Transfer of its Interest in accordance with Section 7.01 (Assignability of Interests).

“Treasury Regulations”	means the United States Treasury regulations promulgated under the Internal Revenue Code.

“Triggering Event”	means, with respect to any Person, a finding by any Governmental Authority of competent jurisdiction in a final judgment that such Person has engaged in actions or omissions that constitute bad faith, gross negligence, willful misconduct or fraud (but not including ordinary negligence and, for purposes of clarification, any act or omission constituting fraud must include the element of intent or scienter).

“Unrestricted Capital Account”	shall have the meaning set forth in Section 5.04(d) (Memorandum Accounts).

“Valuation Policy”	means the Investment Manager’s valuation policy and procedures, as the same may be amended from time to time.

“Voting Affiliated Feeder Fund”	means an Affiliated Feeder Fund for which Persons other than the General Partner or its Affiliates direct any vote or consent of such Limited Partner with respect to the Partnership.

“Voting Percentage”	shall have the meaning set forth in Section 5.03(b) (Affected Accounts).

“Withdrawal Date”	means (x) in respect of a Monthly Liquidity Interest, the last calendar day of any calendar month, provided, however, that no Seed Limited Partner may withdraw any portion of any of its Capital Accounts that relates to the Capital Contributions made in respect of meeting the Seed Minimum prior to the first anniversary of the date on which such Seed Limited Partner reached the Seed Minimum; and (y) in respect of an Annual Liquidity Interest, the last calendar day of the calendar month following each anniversary of the issuance date of the applicable Interest, in each case, or any other day on which the General Partner may, in its sole discretion, permit withdrawals.

“Withholding Tax”	means any tax withheld from the income of the Partnership, any Intermediate Vehicle and any other Blocker Entity, any Aggregator, or any Special Purpose Vehicle, or paid over by any such entity, that is determined based on the status of a Partner or that arises as a result of a Partner’s participation in the Partnership (or based on the status of a Feeder Fund Investor or any Feeder Fund Investor’s participation in a Feeder Fund, where applicable), any tax imposed under Section 1446(f) of the Internal Revenue Code, any tax imposed under or in connection with AEOI or in connection with any law adopted pursuant to BEPS, and any amount paid by any Person that is attributable to an actual or imputed underpayment of taxes resulting from an audit of such Person under the BBA Audit Rules (whether under Section 6225 of the Internal Revenue Code or otherwise), and, in each case of any of the foregoing, any associated interest, penalties or additions to tax.

“10% Threshold”	shall have the meaning set forth in Section 6.02(b) (Limitations on Withdrawal of Capital Account; Withdrawal Thresholds).

Section 1.02 Interpretation and Construction.

(a) Interpretation. In this Agreement, unless a clear contrary intention appears:

(i) common nouns and pronouns and any variation thereof shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of the Person, Persons or other reference in the context requires;

(ii) where specific language is used to clarify by example a general statement contained in this Agreement, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates;

(iii) “any” shall mean “one or more”;

(iv) “including” (and with correlative meaning “include”) shall mean “including, without limitation”;

(v) “herein” shall mean “in this Agreement”;

(vi) all references to “funds,” “dollars” or “payments” shall mean U.S. dollars; and

(vii) all references to “U.S.” shall mean the United States of America.

(b) Construction. The language used in this Agreement has been chosen by the parties to express their mutual intent, and no rule of construction or interpretation requiring this Agreement to be construed or interpreted against any party shall apply.

(c) GAAP. Unless otherwise specified in this Agreement, all accounting terms used in this Agreement shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP. However, at any time, the General Partner may choose to change the Partnership’s and the Aggregators’ and the Designated Parallel Vehicles’ accounting guidelines from GAAP to any other acceptable reporting standard and, in such case, all references in this Agreement to GAAP will mean such other acceptable reporting standard.

(d) Gender. The headings in this Agreement are inserted for convenience of reference only and shall not affect the interpretation of this Agreement. As used herein, masculine pronouns shall include the feminine and neuter, neuter pronouns shall include the masculine and the feminine, and the singular shall be deemed to include the plural. The use of the word “including” herein shall not be considered to limit the provision which it modifies but instead shall mean “including, without limitation.”

Section 1.03 Discretion; Good Faith. To the fullest extent permitted by applicable law, in the exercise of its authority pursuant to this Agreement, the General Partner, in its “sole and absolute discretion,” “sole discretion” or “discretion,” shall be entitled to consider only such interests and factors as it desires, including its own interests (so long as the General Partner also considers the interests of the Partnership and the Limited Partners as a whole) and shall not be required or expected to disregard the interests of other Apollo Clients and other Apollo Group stakeholders (including AGM, its Subsidiaries and their owners) if such interests are in conflict with those of the Partnership; provided that the foregoing shall not be construed to authorize the General Partner to disregard the interests of the Partnership.

Section 1.04 [Intentionally Omitted].

Section 1.05 [Intentionally Omitted].

Section 1.06 Sub-Series of Interest in the Partnership. To the fullest extent permitted by law, notwithstanding anything herein or any Subscription Agreement to the contrary, the General Partner may (without prior notice to or consent from existing Limited Partners) divide the Interests with respect to the Partnership into classes, sub-classes, tranches, sub-series or lots of limited partner interests, which may differ from the rights or terms of the limited partner interests described herein in terms of, among other things, fees, minimum and additional subscription amounts, investment portfolios, informational rights, withdrawal rights, and other rights. As of the date hereof, the General Partner has established (x) a separate sub-series designated as the annual liquidity sub-series (the “Annual Liquidity Sub-Series” and any interests issued thereunder, the “Annual Liquidity Interests”) and (y) a separate sub-series designated as the monthly liquidity sub-series (the “Monthly Liquidity Sub-Series” and any interests issued thereunder, the “Monthly Liquidity Interests”), which, in each case, are subject to the different withdrawal rights and Management Fee rates as described herein, with the applicable rights, entitlements and obligations as set forth herein.

ARTICLE II

GENERAL PROVISIONS

Section 2.01 Formation of the Partnership. The Partnership was formed as a limited partnership under the Delaware Act on June 13, 2025 by the filing of the Certificate of Limited Partnership of the Partnership with the Office of the Secretary of State of the State of Delaware.

Section 2.02 Partnership Name and Principal Office. The name of the Partnership is “Apollo IG Core Replacement, L.P.” The principal office of the Partnership is located at 9 West 57th Street, 41st Floor, New York, New York 10019, or such other location as the General Partner in the future may designate. The registered agent for the Partnership is Corporation Service Company or such other agent as the General Partner in the future may designate. The address of the registered office of the Partnership in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, or at such other location as the General Partner in the future may designate.

Section 2.03 Fiscal Year. The fiscal year of the Partnership (the “Fiscal Year”) shall end on December 31 of each year unless another date is required under the Internal Revenue Code for U.S. federal income tax purposes.

Section 2.04 Purposes of the Partnership. The Partnership is organized for the purposes of facilitating the investment of all of its investable assets in, and the effectuation of its investment program through, (x) Aggregator A, by way of investing all of its investable assets in the corresponding segregated portfolio of Intermediate A, with respect to certain investments that the Aggregator General Partner determines, in its sole discretion, are not likely to give rise to income effectively connected with a U.S. trade or business and (y) Aggregator B, by way of investing all of its investable assets in the corresponding series of Intermediate B, with respect to certain investments that the Aggregator General Partner determines, in its sole discretion, are likely to give rise to income effectively connected with a U.S. trade or business. Accordingly, all references to investments or investment activity throughout this Agreement (other than the Partnership’s investment in the Aggregators through the Intermediate Vehicles) shall be deemed to refer to such investments as held by the Partnership indirectly through its ownership of interests in the Intermediate Vehicles and the Aggregators, and nothing in this Agreement should be read to imply that any such investments are held directly by the Partnership or that any discretion with respect to such investments, including the disposition, sale or transfer of any such investments, shall be exercised by the General Partner or by the Investment Manager. In furtherance of the foregoing, the Partnership shall be permitted to engage in all other activities and transactions as the General Partner may deem necessary or advisable in connection therewith, including:

(a) engaging in any and all other lawful transactions as the General Partner may from time to time determine; and

(b) doing such other acts as are (or are deemed by the General Partner to be) necessary, appropriate, proper, advisable, incidental or convenient in connection with the maintenance and administration of the Partnership.

Section 2.05 Feeder Funds as Limited Partners. One or more Feeder Funds may be established as special purpose investment vehicles through which Feeder Fund Investors shall indirectly invest in the Partnership. In applying the provisions of this Agreement (including Article V (Capital Accounts of Partners and Operation Thereof) and Section 6.05 (Distributions)), in order to determine equitably the rights and obligations of each Feeder Fund, the General Partner may, in its discretion, treat each Feeder Fund for all purposes of this Agreement as if each Feeder Fund

Investor were a Limited Partner of the Partnership with a Partnership Percentage in the Partnership equal to such Feeder Fund Investor’s Adjusted Partnership Percentage. Accordingly, upon any Capital Contribution by a Feeder Fund Investor to a Feeder Fund, the General Partner shall take all necessary actions or make other adjustments to cause such Feeder Fund as a Limited Partner to replicate such actions at the level of the Partnership. Notwithstanding any other provision of this Agreement or any Feeder Fund Agreement, whenever a Feeder Fund has the right to vote on, consent to or approve any matter in its capacity as a Limited Partner, such Feeder Fund’s vote, consent or approval shall be cast in the same proportion as the vote, consent or approval of each Feeder Fund Investor in such Feeder Fund with respect to such matter. Subject to the foregoing, as a result of the formation of the Feeder Funds, all Organizational Expenses and ongoing Operating Expenses shall be allocated among the Partnership and the Feeder Funds in such manner as the General Partner, in its sole discretion, deems to be fair and equitable under the circumstances.

ARTICLE III

THE PARTNERS

Section 3.01 Admission of New Partners.

(a) Admission of New Partners. Subject to the condition that each new Partner shall execute this Agreement or an appropriate instrument pursuant to which it agrees to adhere to and be bound by the terms and provisions hereof, the General Partner may admit one or more new Partners as of the first day of any calendar month, subject to the sole discretion of the General Partner to admit such Partners at any time.

(b) No Termination of Partnership. Admission of a new Partner shall not be a cause for termination of the Partnership.

Section 3.02 Liability of the Limited Partners. Except as otherwise expressly provided under the Delaware Act, the debts, obligations and liabilities of the Partnership, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Partnership, and a Limited Partner shall not be obligated personally for any such debt, obligation or liability of the Partnership solely by reason of being a Limited Partner; provided, however, that a Limited Partner shall be required to contribute to the Partnership any amounts required under the Delaware Act and pursuant to Section 6.05(f) (Withholding).

ARTICLE IV

MANAGEMENT OF THE PARTNERSHIP

Section 4.01 General. The management of the Partnership shall be vested exclusively in the General Partner. The General Partner shall have the authority, on behalf and in the name of the Partnership (whether directly or indirectly, including through the Aggregators, any Designated Parallel Vehicle or otherwise), to take any action or make any decisions on behalf of the Partnership hereunder (whether or not this Agreement explicitly specifies that the General Partner is authorized to take such action or make such decision), to carry out any and all of the purposes of the Partnership set forth in Section 2.04 (Purposes of the Partnership), and to perform all acts and enter into and perform all contracts and other undertakings that it may deem necessary, appropriate, proper, advisable, incidental or convenient thereto. The General Partner shall have, and shall have full authority in its sole discretion to exercise, on behalf of and in the name of the Partnership, all rights and powers of a general partner of a limited partnership under the Delaware Act necessary or convenient to carry out the purposes of the Partnership, except, to the extent permitted by applicable law, as herein otherwise expressly provided. Notwithstanding any other provision of this Agreement, the Partnership, and the General Partner on behalf of the Partnership, may execute, deliver and perform the Subscription Agreements, any Other Agreement with any Limited Partner or prospective Limited Partner and the Investment Management Agreement without any further act, vote or approval of any Partner. The General Partner is hereby authorized to enter into the agreements described in the immediately preceding sentence on behalf of the Partnership, but such authorization shall not be deemed a restriction on the power of the General Partner to enter into other agreements on behalf of the Partnership.

In addition to the rights, powers and authority that the General Partner has as set forth in this Agreement and without limiting the foregoing, but except as otherwise expressly provided in this Agreement, the General Partner is also hereby authorized and empowered in the name of and on behalf of the Partnership to:

(a) invest all of the investable assets of the Partnership (directly or indirectly through one or more Intermediate Vehicles) in the Aggregators or through any Designated Parallel Vehicles;

(b) own, manage, supervise and dispose of interests (directly or indirectly through one or more Intermediate Vehicles) in the Aggregators in accordance with the terms of the Aggregator Agreements, and to execute and deliver in the Partnership’s name any and all instruments necessary to effectuate such transactions;

(c) open, maintain and close accounts, including custodial accounts, with banks, including banks located outside the United States, and wire funds, draw checks, or make other orders for the payment of monies with respect to the funds of the Partnership;

(d) possess, transfer, or otherwise deal in, and to exercise all rights, powers, privileges and other incidents of ownership or possession with respect to, Financial Instruments or other property held or owned by the Partnership;

(e) deposit and withdraw the funds of the Partnership in the Partnership name in and from any bank, trust company or other financial institution as required from time to time pursuant to this Agreement;

(f) set aside funds for reserves, anticipated contingencies and working capital;

(g) (i) sue, prosecute, settle or compromise all Proceedings against third parties; (ii) compromise, settle or accept judgment in respect of Proceedings against the Partnership; and (iii) execute all documents and make all representations, admissions and waivers in connection therewith;

(h) deposit, withdraw, invest, pay, retain and distribute the Partnership’s funds in a manner consistent with the provisions of this Agreement;

(i) take all action that may be necessary or appropriate for the continuation of the Partnership’s valid existence as a limited partnership under the Delaware Act and of each other jurisdiction in which such action is necessary to protect the limited liability of the Limited Partners or to enable the Partnership, consistent with such limited liability, to conduct the business in which it is engaged;

(j) convene meetings of the Limited Partners for any purpose;

(k) purchase liability insurance, at the expense of the Partnership, in respect of any liabilities for which the General Partner, the Investment Manager or any other Indemnified Person would otherwise be entitled to indemnification under this Agreement, or in respect of any other liabilities;

(l) enter into, make and perform all contracts, agreements, instruments and other undertakings (including the Subscription Agreements), including entering into Other Agreements with Limited Partners containing such terms and conditions as determined by the General Partner, and pay all Operating Expenses as the General Partner may determine to be necessary, advisable or incidental to the carrying out of the purposes of the Partnership;

(m) employ or consult such Persons as it shall deem advisable for the operation and management of the Partnership, including the Conflicts Review Agent, Affiliated Service Providers, brokers, accountants, attorneys, actuaries, consultants, custodians, fund administrators or specialists in any field of endeavor whatsoever, including such Persons who may be Limited Partners or Affiliates thereof (including Affiliated Service Providers), and compensate them in such degree and manner as the General Partner may deem necessary or advisable;

(n) do any and all acts on behalf of the Partnership (including entering into and performing any acts under the Subscription Agreements and the Other Agreements) as it may deem necessary, appropriate, proper, advisable, incidental or convenient in connection with the maintenance, administration and management of the Partnership, and exercise all rights of the Partnership, with respect to its interest in any Person, including the voting of Financial Instruments, participation in arrangements with creditors, the institution and settlement or compromise of suits and administrative proceedings and other like or similar matters. For the avoidance of doubt, where the General Partner is authorized to retain, engage or employ any Person on behalf of, or in connection with, the Partnership, such authorization shall include determining the compensation of any such Person and the terms of the engagement or employment (including under what circumstances such Person may be exculpated or indemnified);

(o) enter into arrangements with placement agents or similar persons to solicit investors into the Partnership, which arrangements may provide for the compensation of such placement agents in consideration for services rendered;

(p) prepare and file all tax returns of the Partnership, act as or appoint a Person as the Partnership Representative, and make such elections under the Internal Revenue Code and other relevant tax laws as to the treatment of items of income, gain, loss and deduction, and as to all other relevant matters, including making elections referred to in Section 475 or 754 of the Internal Revenue Code, determine which items of cash outlay are to be capitalized or treated as current expenses, and select the method of accounting and bookkeeping procedures to be used by the Partnership;

(q) retain the Investment Manager for certain management and administrative services pursuant to the Investment Management Agreement, cause the Partnership to compensate the Investment Manager for such services, and provide for the exculpation and indemnification of the Investment Manager to a similar extent as the General Partner and its Affiliates are exculpated and indemnified under Sections 4.06 (Liability to Partners) and 4.07 (Indemnification); provided, however, that management, control and conduct of the activities of the Partnership shall remain the responsibility of the General Partner;

(r) retain the Administrator and cause the Partnership to compensate the Administrator for administrative services;

(s) invest in, finance or take any similar action with respect to or receive similar funding from (i) any other Apollo Client in furtherance of the investment objectives of the Partnership, including investing in or financing any securities or other financial instruments issued by, related to or that otherwise constitute Apollo Clients and/or portfolio companies thereof, and (ii) joint ventures or arrangements and various companies or businesses established in connection with developing, sourcing or operating investment opportunities, including as part of an underlying investment, a commitment to fund or finance or otherwise contemporaneously participate in such opportunities (“Platform Investments”) which may, in each case, be sponsored, managed or advised by one or more Apollo Clients (which may or may not include the Partnership), the Apollo Group, their respective Affiliates and portfolio companies or one or more third parties (“Joint Venture Partners”);

(t) do any other act that the General Partner, in its sole discretion, deems necessary or advisable in connection with the management, operation and administration of the Partnership or any of the foregoing;

(u) authorize any partner, member, employee or other agent of the General Partner or its Affiliate or other agent of the Partnership to act for and on behalf of the Partnership in all matters incidental to the foregoing; and

(v) prepare, or cause to be prepared, and sign, execute and file any registration statement pursuant to the Securities Act or the Exchange Act (including, but not limited to, Form 10).

Section 4.02 Investment Opportunities; Affiliated Transactions.

(a) General. The General Partner shall devote only so much of its time to the affairs of the Partnership as in its judgment the conduct of the business of the Partnership shall reasonably require, and the General Partner shall not be obligated to do or perform any act or thing in connection with the business of the Partnership not expressly set forth herein. Nothing contained in this Agreement shall preclude the General Partner, the Investment Manager or any of their respective Affiliates from organizing, managing or exercising investment responsibility with respect to, or directly or indirectly purchasing, selling, holding or otherwise dealing with any Financial Instruments for the account of, any other Apollo Client or Person (including any other Apollo Client with similar or identical investment activities to those of the Fund or one or more Apollo Clients) or for their own accounts. Furthermore, nothing contained in this Agreement shall be deemed to preclude the General Partner, the Investment Manager or any of their respective Affiliates from engaging directly or indirectly in any other business, whether or not the business is similar to the business of the Fund, or from directly or indirectly purchasing, selling, holding or otherwise dealing with Financial Instruments for the account of any such other business. The General Partner, the Investment Manager or any of their respective Affiliates shall also not be precluded from serving as an officer, director, paid advisor or performing any comparable management functions for issuers in which the Partnership invests, nor from receiving compensation in connection therewith. Neither the Partnership nor any Limited Partner, by reason of being a Limited Partner in the Partnership, shall have any rights in or to those businesses or any right to participate in any manner in any profits or income earned or derived by or accruing to the General Partner, the Investment Manager or any of their respective Affiliates from the conduct of any business or from any transaction in Financial Instruments, other than Financial Instruments transactions effected for the account of the Fund. The Partnership may serve as a nominee or hold Financial Instruments as a nominee for any Affiliate of the Partnership, the Aggregators, the General Partner, the Investment Manager, the Feeder Funds, the Parallel Funds or any of their respective Subsidiaries.

(b) Allocation of Investment Opportunities. The Apollo Group may, from time to time, be presented with investment opportunities that fall within the investment objectives of the Partnership and other Apollo Clients. The Apollo Group has established policies and procedures for allocating investment opportunities among Apollo Clients intended to ensure that each Apollo Client is treated in a manner that, over time, is fair and equitable. Such opportunities shall be allocated pursuant to such allocation policies and procedures (as amended from time to time by the Apollo Group in its sole discretion).

(c) Transactions with Affiliated Service Providers. Notwithstanding anything herein to the contrary, approval of the Limited Partners shall not be required for any transaction entered into by the Partnership, any Special Purpose Vehicles, or intermediate entities or any portfolio company with any Affiliated Service Provider that is on an arm’s-length basis or not materially less favorable to the Partnership, such Special Purpose Vehicle or intermediate entity or such portfolio company than the terms that could be obtained from a third party with commensurate skill, expertise or experience (to the extent applicable). Without limiting the generality of the foregoing, the terms of any such transaction shall be deemed to satisfy the foregoing standard if (i) such transaction is expressly permitted or contemplated hereunder or in the Confidential Memorandum or the Part 2A and Part 2B of Form ADV filed with the U.S. Securities and Exchange Commission by the Investment Manager (or its applicable Affiliate), or (ii) the Partnership or the General Partner obtains advice from or the recommendation of an independent third-party consultant or expert that is not an Affiliate of the General Partner or the Investment Manager with the requisite skill, expertise or experience in the applicable subject matter (including a Conflicts Review Agent) that the terms of such transaction satisfy the foregoing standard.

(d) Conflicts Review Agent.

(i) With respect to any principal transaction and any approval or client consent that may be required under the Advisers Act, including Sections 205(a) and 206(3) thereof or certain related party transactions or other transactions and matters involving potential conflicts of interest that the General Partner and/or the Investment Manager deems to be material, each Limited Partner hereby authorizes the General Partner, on behalf of such Limited Partner, to select one or more Persons, who shall not be the General Partner, the Investment Manager or any of their respective Affiliates (a “Conflicts Review Agent”) to approve or disapprove of any such matter from the perspective of the Partnership, to the extent required by applicable law or deemed advisable by the General Partner or the Investment Manager and not prohibited by applicable law; except that the approval of a Conflicts Review Agent shall not be required for any transaction entered into by the Partnership with any Affiliate, Apollo Client or member of the Apollo Group that is on arm’s-length terms or on terms that are no less favorable to the Partnership than the terms or conditions that could be obtained from a third party with commensurate skill, expertise or experience (to the extent applicable). Any approvals granted by the Conflicts Review Agent shall be final and binding on the Partnership, the Limited Partners and the Feeder Fund Investors. The Partnership shall pay the Conflicts Review Agent fees and shall reimburse the Conflicts Review Agent for reasonable out-of-pocket expenses and charges incurred in connection with the performance of its duties.

(ii) The General Partner may (but shall not be required to) cause the Partnership to enter into an agreement to afford the Conflicts Review Agent with such indemnification and/or exculpation rights as the General Partner determines in its sole discretion (whether such rights are consistent with the exculpation afforded to Indemnified Persons pursuant to Section 4.06 (Liability to Partners) or the indemnification afforded to Indemnified Persons pursuant to Section 4.07 (Indemnification) or otherwise). Any such indemnification obligation of the Partnership pursuant to any such agreement shall be deemed an Operating Expense for all purposes of this Agreement.

(iii) The General Partner, in its capacity as the general partner of the Partnership, hereby authorizes (and each Limited Partner hereby consents for all purposes to such authorization) the Conflicts Review Agent to take any actions as may be required in connection with any approval or client consent required under the Advisers Act, including Sections 205(a) and 206(3) thereof. The Conflicts Review Agent shall act in conformity with this Agreement and in no event shall the Conflicts Review Agent be considered a general partner of the Partnership by agreement, estoppel, as a result of the performance of its duties or otherwise.

(iv) Any consent (meaning any approval or disapproval, whether obtained through affirmative or negative consent) by the Conflicts Review Agent may be given in writing or by means of a conference telephone call, video conferencing, online platforms or other electronic formats by means of which all persons participating in the meeting can hear and be heard. To the fullest extent permitted by applicable law, the Conflicts Review Agent shall not owe any duties (fiduciary or otherwise), at law or in equity, under this Agreement or otherwise, to the Fund, the Limited Partners or the Feeder Fund Investors in respect of its activities and shall be entitled to consider any interest and factors in its sole discretion.

(e) Acknowledgment and Consent of Limited Partners. Each Limited Partner (i) represents and warrants that such Limited Partner has carefully reviewed and understood the information contained in the sections entitled “Certain Risk Factors” and “Potential Conflicts of Interest” in the Confidential Memorandum and has retained or consulted external or in-house counsel (which counsel is independent of the legal counsel representing the Apollo Group, the General Partner, the Investment Manager or any of their respective Affiliates) to assist in such Limited Partner’s evaluation and understanding thereof and in connection with the offering and sale of interests in the Partnership and (ii) acknowledges and agrees that the General Partner, the Investment Manager and their respective Affiliates may engage, without liability to the Fund or the Limited Partners, in any and all of the activities of the type or character described or contemplated in “Certain Risk Factors” and “Potential Conflicts of Interest” in the Confidential Memorandum, whether or not such activities have or could have an effect on the Fund’s affairs or on any Investment, and that no such activity shall in and of itself constitute a breach of any duty owed by any Person to the Limited Partners or the Fund.

(f) General Partner as Limited Partner. The General Partner may also be a Limited Partner to the extent that it subscribes for an Interest as a Limited Partner or purchases or becomes a transferee of all or any part of the Interest of a Limited Partner, and is admitted to the Partnership as a Limited Partner in accordance with this Agreement, and to such extent shall be treated as a Limited Partner in all respects. For the avoidance of doubt, except as otherwise expressly provided in this Agreement (including in the definition of “Majority-in-Interest”), any such Interest held by the General Partner or any of its Affiliates shall be a voting interest and shall be included in determining whether the requisite percentage of the Partners have consented to, approved, adopted or taken any action hereunder. The General Partner shall not be required to consent to any such Transfer.

(g) Co-Investments. Without limiting the provisions of Section 4.02(h) (Cross-Trading), the General Partner may, from time to time, in its sole discretion, offer co-investment opportunities to, or otherwise cause the Partnership to participate in co-investment opportunities with, any Limited Partners or any of their Affiliates or any of its beneficial owners or any other client or account of its advisor or consultant, any Apollo Clients, any Affiliates of the Apollo Group, any Co-Investment Entity or any other Persons, including any Persons who the General Partner or the Investment Manager believes, in its sole discretion, may benefit the Partnership or an issuer, the Apollo Group and its Affiliates, a portfolio company management team or members, consultants or advisors, including Persons who may provide a strategic, sourcing, tax, structuring, regulatory or other benefit to the Apollo Group, any Apollo Client, the Partnership or one or more of their respective Affiliates due to industry expertise, end-user expertise or otherwise. The General Partner shall be under no obligation to provide such opportunities to any Person, and no Limited Partner should have any expectation of receiving any co-investment opportunities. In addition, one or more vehicles may be established to structure co-investments (each, a “Co-Investment Entity”), including a vehicle to invest in the Partnership or to co-invest alongside the Partnership to facilitate an investment by any Person. The Partnership may offer or participate in such opportunities, as the case may be, upon initiation of the relevant investment opportunity or at any time subsequently. The terms and conditions applicable to any Co-Investment Entity may differ from those applicable to the Partnership. Without limiting the foregoing, co-investments may be facilitated by way of a sale or other disposition of a portion of the Partnership’s interest in such investment. Notwithstanding anything to the contrary in this Agreement, the General Partner, the Investment Manager, any Apollo Client, any member of the Apollo Group or any of their respective Affiliates may (or may not), in their sole discretion, (i) charge or otherwise receive performance allocations, management fees and other fees and costs to any co-investors described in this Section 4.02(g) (Co-Investments) and may make an investment, or otherwise participate, in any Co-Investment Entity to facilitate receipt of such performance allocations, management fees and/or other fees and costs or (ii) collect customary fees in connection with actual or contemplated investments that are the subject of such co-investment arrangements.

(h) Cross-Trading. The Partnership may engage in cross trades and cross-investments with any other Apollo Client, Affiliate, member of the Apollo Group or any of their respective portfolio companies and may acquire Financial Instruments from or sell or otherwise dispose of Financial Instruments to or engage in financing transactions with any such Person. Notwithstanding any prohibition or restriction contained elsewhere in this Agreement, no Apollo Client, Affiliate of the Fund or of any Apollo Client or any member of the Apollo Group, or any of their respective portfolio companies will be prohibited from acquiring, or otherwise engaging in transactions with respect to Financial Instruments of any Person (including a Special Purpose Vehicle) in which the Partnership has a financial interest (whether in the same or a different class of Financial Instruments) or selling, divesting, making further acquisitions or otherwise engaging in transactions with respect to Financial Instruments of such Person, including following a co-investment, and the Partnership will not be prohibited from acquiring, or otherwise engaging in transactions with respect to, Financial Instruments of any Person (including an intermediate entity or Special Purpose Vehicle that has been or will be formed for the purpose of holding one or more Investments) in which an Apollo Client, any Affiliate of the Fund or of any Apollo Client or any member of the Apollo Group, or any of their respective portfolio companies has a financial interest (whether in the same or a different class of Financial Instruments) or selling, divesting, making further acquisitions or otherwise engaging in transactions with respect to Financial Instruments of such Person, including following a co-investment. Without limiting the generality of the foregoing, AGM, an Apollo Client, an Affiliate of the Fund or of any Apollo Client or member of the Apollo Group, or any of their respective portfolio companies may originate or otherwise participate in a variety of direct lending opportunities (including bridge loans, secured first- and second-lien loans, convertible notes, mezzanine loans, debtor-in-possession financings and structured letters of credit), and may structure any such investments so that they may be sold in the secondary market, including to the Partnership or any of its Subsidiaries, Special Purpose Vehicles or Co-Investment Entities; provided that such transactions will generally be on terms consistent with AGM’s current policies and procedures in place from time to time. The Partnership may invest in and/or seed Apollo Clients. In addition, the Partnership may invest in the senior, subordinated securities and/or equity securities of collateralized leveraged loan or debt obligations and similar structured vehicles sponsored by the General Partner, the Investment Manager, any member of the Apollo Group, any Apollo Client, or any of their respective portfolio companies or any of their respective Affiliates. The Partnership may also purchase downgraded assets from any Apollo Clients, any Affiliates of the Fund or of any Apollo Client or any member of the Apollo Group or any of their respective portfolio companies.

Section 4.03 Parallel Funds; Parallel Trading Vehicles.

(a) Parallel Funds. Notwithstanding any other provision of this Agreement, one or more separate entities may be formed for legal, regulatory, ERISA, tax, currency or other reasons, including the STE Fund (each, a “Parallel Fund” and, collectively, the “Parallel Funds”), which entities are intended to generally invest on a side-by-side basis with the Partnership on a pro rata basis with the Partnership, and on equivalent economic terms as, and at the same time as the Partnership, and is expected to sell or otherwise dispose of its Investments, in each case, concurrently with the sale or other disposition by the Partnership of a like proportion of its Investments and on equivalent economic terms and conditions as the Partnership’s sale or other disposition; it being understood that if one or more Parallel Funds are established to address certain tax and similar considerations, then it can be expected that such Parallel Fund will have different investment portfolios than the Partnership as a result of such considerations. Each Parallel Fund shall be governed by operative agreements with terms and conditions substantially similar to those set forth herein, except to the extent that the General Partner in its sole discretion determines that due to legal, tax, regulatory, ERISA, tax, currency or other considerations or limitations, the terms and conditions applicable to any Parallel Fund should differ from those applicable to the Partnership, including the terms relating to the amount and timing of management fees. Subject to the foregoing, as a result of the formation of any Parallel Funds, all Organizational Expenses and ongoing Operating Expenses shall be allocated among the Partnership and the Parallel Funds in such manner as the General Partner, in its sole discretion, deems to be fair and equitable under the circumstances.

(b) Parallel Trading Vehicles.

(i) If, in the determination of the General Partner, in its sole discretion, a potential or existing Investment (or class of Investments) may give rise to any adverse legal, regulatory, accounting, tax or other consequences to the Partnership or any Partner, the General Partner shall have the right to (A) direct that Capital Contributions of certain or all Limited Partners with respect to such potential Investment be effected through one or more parallel trading vehicles (each, a “Parallel Trading Vehicle”), (B) effect the compulsory withdrawal of all or any portion of any Limited Partner’s direct or indirect interests in the Partnership and direct that the corresponding withdrawal proceeds (which, for the avoidance of doubt, shall not be subject to any withdrawal limitations) be invested in a Parallel Trading Vehicle identified by the General Partner and (C) in the case of an existing Investment (or portion thereof), transfer all or any portion of such existing Investment to a Parallel Trading Vehicle if, in the determination of the General Partner after consultation with counsel, use of such a vehicle would reasonably be expected to ameliorate such legal, regulatory, accounting, tax or other consequences to the Partnership or any Limited Partners.

(ii) Each Parallel Trading Vehicle shall be an entity that provides for limited liability of the Limited Partners (such as a limited partnership, limited liability company or other entity), with the General Partner, the Investment Manager or an Affiliate thereof as its general partner (or similar managing fiduciary) and certain or all Limited Partners as its investors. Each Parallel Trading Vehicle shall be governed by a document or documents containing terms and conditions substantially comparable to this Agreement, which documents shall be executed on behalf of the Limited Partners investing therein by the General Partner pursuant to the power of attorney granted by each of the Limited Partners pursuant to Section 11.04 (Power of Attorney); provided that the document or documents governing any Parallel Trading Vehicle shall not contain any terms or conditions that would conflict with or enable the circumvention of any limitation or restriction explicitly provided for in this Agreement.

(iii) The General Partner or an Affiliate thereof shall serve as the general partner (or similar managing fiduciary) of such Parallel Trading Vehicle; it being understood that the economic interest (whether capital interest, profits interest or entitlement to the Management Fee) corresponding to the interests of the General Partner, the Investment Manager or an Affiliate thereof hereunder may for legal, tax, regulatory or other technical reasons be structured, in whole or in part, outside or inside the entity or entities through which one or more Limited Partners participate in the Parallel Trading Vehicle. Solely for purposes of calculating distributions of cash and other property from such vehicle, each investment made by the Parallel Trading Vehicle will be treated as if it were an investment made by the Partnership as provided in Section 5.04(c) (Aggregation of Investment Results with Parallel Trading Vehicles), subject to applicable legal, tax or regulatory considerations.

(iv) Costs and expenses relating to a Parallel Trading Vehicle shall be borne solely by the Limited Partners that participate (directly or indirectly) therein or for whose benefit such Parallel Trading Vehicle was formed.

(v) For the avoidance of doubt, any power or authority of the General Partner and the Partnership to take or refrain from taking any action as provided in this Agreement shall apply mutatis mutandis to the powers and authority of, and with respect to, any Parallel Trading Vehicle.

Section 4.04 No Participation in Management by Limited Partners. The Limited Partners, in their capacities as such, shall not take part in the management or control of the Partnership, transact any business in the Partnership’s name or have the power to sign documents for or otherwise bind the Partnership. In no circumstance may a Limited Partner, in its capacity as such, take part in the conduct of the business of the Partnership or deal with third parties on behalf of the Partnership.

Section 4.05 Reliance by Third Parties. Persons dealing with the Partnership are entitled to rely conclusively upon the certificate of the General Partner, to the effect that it is then acting as the General Partner, and upon the authority of the General Partner as set forth in this Agreement.

Section 4.06 Liability to Partners.

(a) It is understood that the business of the Partnership involves the investment of its funds in investments involving a high degree of risk. None of the Indemnified Persons shall be liable to any Partner or the Partnership for any losses, claims, damages or liabilities, expenses or costs (including any claim, judgment, award, settlement, reasonable legal and other professional fees and disbursements, and other costs or expenses incurred in connection with the defense of any Proceeding (including any Proceeding relating to the Securities Act or the Exchange Act), whether or not actual, alleged or threatened, whether or not matured or unmatured and whether or not asserted or brought due to contractual or other restrictions, including legal or other expenses reasonably incurred in investigating or defending against any such loss, claim, damages, liabilities, expenses or costs, joint or several) (collectively, “Indemnified Losses”) arising from any action taken or omitted to be taken by such Indemnified Person (even if negligent) or for Indemnified Losses arising from any action taken or omitted to be taken by any other Partner or other Person with respect to the Partnership, except for any Indemnified Losses arising out of, related to or in connection with any action or omission that constitutes, with respect to such Indemnified Person, a Triggering Event.

(b) The General Partner shall be liable for the debts and obligations of the Partnership except, with respect to obligations to third parties, as otherwise provided under the terms of the debts or obligations to third parties, but shall be entitled to require the prior exhaustion of the Partnership’s assets and shall be entitled to the benefits of the indemnities provided in Section 4.07 (Indemnification).

(c) Each of the Indemnified Persons may consult with legal counsel, accountants and other experts selected by it and shall have no liability to the Partnership or the other Partners for acting or refraining from acting on behalf of the Partnership or in furtherance of the interests of the Partnership in good faith in reliance upon and in accordance with the advice of such counsel, accountants or other experts; provided that such counsel, accountants or other experts were selected in accordance with a standard of care that does not constitute a Triggering Event.

(d) Each Indemnified Person may rely in good faith upon and shall have no liability to the Partnership or any Partner for acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document reasonably believed by such Indemnified Person to be genuine and to have been signed or presented by the proper party or parties.

(e) The General Partner may execute any of the powers hereunder or perform any duties hereunder either directly or by or through brokers, agents or attorneys and, notwithstanding anything to the contrary contained herein, the General Partner shall not be responsible for any misconduct or negligence on the part of any broker, agent or attorney appointed by it hereunder in accordance with a standard of care that does not constitute a Triggering Event.

(f) To the extent that, at law or in equity, any Indemnified Person has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or to another Partner, the Indemnified Person acting under this Agreement shall not be liable to the Partnership or to any Partner for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict or eliminate the duties and liabilities of an Indemnified Person otherwise existing at law or in equity to the Partnership or its Partners, are agreed by the Partners to restrict or eliminate to that extent such duties and liabilities of such Indemnified Person.

(g) Notwithstanding any of the foregoing to the contrary, the provisions of this Section 4.06 (Liability to Partners) and Section 4.07 (Indemnification) shall not be construed so as to provide for the exculpation or indemnification of any Indemnified Person for any liability (including liability under U.S. federal securities laws which, under certain circumstances, impose liability even on Persons that act in good faith), to the extent (but only to the extent) that such liability may not be waived, modified or limited under applicable law, but shall be construed so as to effectuate the provisions of this Section 4.06 (Liability to Partners) and Section 4.07 (Indemnification) to the fullest extent permitted by law.

Section 4.07 Indemnification.

(a) Indemnification. To the fullest extent permitted by applicable law, the Partnership shall indemnify each Indemnified Person against all Indemnified Losses (including any Indemnified Losses arising from the Securities Act or the Exchange Act) to which an Indemnified Person may become subject by reason of any acts or omissions or any alleged acts or omissions arising out of such Indemnified Person’s or any other Person’s activities in connection with the conduct of the business or affairs of the Partnership, the Aggregators, the Parallel Trading Vehicles and/or an Investment as the General Partner, the Investment Manager, the Partnership Representative, in their capacity as such or their Affiliates or, an officer, director, manager, employee or any direct or indirect partner, member, stockholder, agent or legal representative (e.g., executors, guardians and trustees) of any of the foregoing, including Persons formerly serving in such capacities, any Person who serves at the request of the General Partner or the Investment Manager hereunder on behalf of the Partnership as an officer, director, manager, partner, member, employee, stockholder, agent or legal representative of any other Person serving at the request of the General Partner or the Investment Manager hereunder on behalf of the Partnership in such capacity as listed above, and any assignees or successors of any of the foregoing, unless such Indemnified Losses result from any action or omission which constitutes, with respect to such Indemnified Person, a Triggering Event; provided, that no such indemnity shall be available with respect to any action (other than for indemnification) brought by an Indemnified Person against the Partnership or any action to the extent relating exclusively to an internal dispute among the partners or employees of the General Partner or the Investment Manager. Any indemnification rights provided for in this Section 4.07 (Indemnification) shall be retained by any removed, resigned or withdrawn Indemnified Person. Any indemnification rights provided for in this Section 4.07(Indemnification) shall also, to the extent the General Partner so determines in its sole discretion, be retained by any Person, as an intended third-party beneficiary hereunder, who has acted in the capacity of officer, director, partner, member, manager, employee or shareholder of an Indemnified Person. The satisfaction of any indemnification and any holding harmless hereunder shall be (i) from, and limited to, Partnership assets and no Limited Partner shall have any personal liability on account thereof, and (ii) subject to Section 4.07(c) (Third-Party Indemnitor).

(b) Advancement of Expenses. Notwithstanding anything herein to the contrary, expenses incurred by an Indemnified Person in defense or settlement of any claim that may be subject to a right of indemnification hereunder may be advanced by the Partnership prior to the final disposition thereof upon receipt of a written undertaking by or on behalf of the Indemnified Person to repay such amount to the extent that it shall be determined ultimately that such Indemnified Person is not entitled to be indemnified hereunder; provided, that no such advancement of expenses not otherwise covered by insurance shall be made to any Indemnified Person with respect to any derivative action against such Indemnified Person or a direct action against such Indemnified Person, in each case, brought by at least a Majority-in-Interest of the Limited Partners. The right of any Indemnified Person to the indemnification provided herein shall be cumulative of, and in addition to, any and all rights to which such Indemnified Person may otherwise be entitled by contract or as a matter of law or equity and shall extend to such Indemnified Person’s successors, assigns and legal representatives.

(c) Third-Party Indemnitor. In connection with the foregoing (i) the Partnership’s obligation, if any, to indemnify or advance expenses to any Indemnified Person shall be reduced by any amount such Indemnified Person may collect as indemnification or advancement from a Third-Party Indemnitor, and (ii) if the Partnership (or any Affiliate thereof other than a Third-Party Indemnitor) pays or causes to be paid, for any reason, any amounts that should have been paid by a Third-Party Indemnitor, then (A) the Partnership (or any such Affiliate thereof other than a Third-Party Indemnitor) shall be fully subrogated to all rights of the relevant Indemnified Person with respect to such payment, and (B) each relevant Indemnified Person shall assign to the Partnership all of the Indemnified Person’s rights to advancement or indemnification from or with respect to such Third-Party Indemnitor. To the maximum extent permitted by law, as among any Partnership Insurance and the Partnership, this Section 4.07 (Indemnification) shall be interpreted to reflect an ordering of liability for potentially overlapping or duplicative indemnification payments, with any Partnership Insurance (if applicable) having primary liability and the Partnership (if applicable) having secondary liability.

(d) Agreements to Indemnify. The General Partner is hereby authorized to enter into any agreement with any Indemnified Person which agreement has the effect of conferring directly on such Indemnified Person the exculpation and indemnification protections set out in Section 4.06 (Liability to Partners) and this Section 4.07 (Indemnification). For the avoidance of doubt, and without limiting the priority of indemnification or advancement set forth in Section 4.07(c) (Third-Party Indemnitor), an Indemnified Person may first seek indemnification or advancement from the Partnership as set forth in this Section 4.07 (Indemnification) (which indemnification or advancement shall be considered an Operating Expense of, and be borne by, the Partnership) prior to seeking to cause such amounts to be borne by any Third-Party Indemnitor, regardless of the ultimate allocation of the corresponding liabilities.

(e) Limitation on Indemnification. Notwithstanding any of the foregoing to the contrary, the provisions of this Section 4.07 (Indemnification) shall not be construed so as to provide for the indemnification of an Indemnified Person for any liability (including liability under U.S. federal securities laws which, under certain circumstances, impose liability even on Persons that act in good faith), to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the provisions of this Section 4.07 (Indemnification) to the fullest extent permitted by law. Notwithstanding anything to the contrary in this Agreement, no provision of this Agreement should be interpreted as a waiver of any fiduciary duty under the Advisers Act, and the rules and regulations promulgated thereunder, and any successor statute, owed by any Indemnified Persons to the Partnership.

(f) Indemnification Insurance. For the avoidance of doubt, the unavailability of indemnification under this paragraph will not preclude any Indemnified Person from recovering under any insurance policy the cost of which is borne by the Partnership.

(g) Survival. Each of the Partners agrees that the provisions of Section 4.06 (Liability to Partners) and this Section 4.07 (Indemnification) shall survive the termination of this Agreement, the termination of the Investment Management Agreement and/or the resignation of the General Partner from the Partnership. The provisions of Section 4.06 (Liability to Partners) and this Section 4.07 (Indemnification) shall continue to afford protection to each Indemnified Person regardless of whether such Indemnified Person remains in the position or capacity pursuant to which such Indemnified Person became entitled to exculpation under Section 4.06 (Liability to Partners) or indemnification under this Section 4.07 (Indemnification), and regardless of any subsequent amendment to this Agreement; provided that no such amendment shall reduce or restrict the extent to which these exculpation and indemnification provisions apply to actions taken or omissions made prior to the date of such amendment.

Section 4.08 Expenses.

(a) General Partner and Investment Manager Expenses. Except as set forth in this Agreement (including Section 4.08(b) (Organizational Expenses and Placement Fees), Section 4.08(c) (Operating Expenses) and Section 4.08(e) (Reimbursement)), the General Partner or the Investment Manager, as applicable, shall pay or otherwise bear and be charged with, all of their own operating, overhead and administrative expenses, including all costs and expenses on account of compensation and benefits of their employees and rent (collectively, the “Overhead”) without reimbursement by the Partnership.

(b) Organizational Expenses and Placement Fees.

(i) The Partnership (directly or indirectly) will pay all of its own, the Investment Manager’s, the General Partner’s, the Intermediate Vehicles’ and any other Blocker Entities’, the Aggregators’, any other Feeder Funds’, any Parallel Funds’, Schedule I Limited Partners’ and Schedule II Limited Partners’ (collectively, the “Fund Entities”) fees, costs and expenses and other liabilities incurred in connection with the offering and sale of Interests to prospective Limited Partners, including all out-of-pocket legal, accounting, filing, capital raising, printing, electronic database and other similar fees, costs and expenses, including travel, accommodation, meal and related expenses and other similar fees, costs and expenses (collectively, “Organizational Expenses”) that are attributable to the Partnership. Subject to Section 4.08(c) (Operating Expenses), Organizational Expenses shall include fees and expenses of counsel to, accountants for and agents of the Fund, the General Partner, the Aggregators and the Investment Manager, travel expenses of personnel of the General Partner and the Investment Manager and their advisors, and other expenses, in each case, incurred in connection with the formation of the Fund, the General Partner and the Investment Manager, the preparation of this Agreement, compliance with applicable laws or regulations and the offering of interests in the Partnership (including the preparation of any Other Agreements). Without limiting the generality of the foregoing, Organizational Expenses shall not include fees, costs and expenses incurred in connection with negotiating Other Agreements (including potential Other Agreements) with prospective and existing Limited Partners and entering into and compliance with Other Agreements with prospective and existing Limited Partners (which fees, costs and expenses may, in the sole discretion of the General Partner, be allocated solely to or paid solely by the Limited Partner(s) to which they relate) and “most favored nations” election processes in connection therewith. For accounting purposes, certain of the Organizational Expenses of the Partnership will be amortized over a 60-month period from the commencement of operations. Amortization of Organizational Expenses by the Partnership does not conform to U.S. generally accepted accounting principles. If a Limited Partner withdraws all or a portion of its Capital Account prior to the end of the 60-month period during which the Partnership is amortizing expenses, the General Partner may, but is not required to, accelerate a proportionate share of the unamortized expenses based upon the amount being withdrawn and reduce withdrawal proceeds by the amount of such accelerated expenses.

(ii) The General Partner may specially allocate any placement fees and expenses incurred in connection with the offering of the Interests to the Capital Accounts of the Limited Partners on any basis that it considers equitable; provided, however, that any placement fees paid by the Partnership will offset the Management Fees otherwise payable to the Investment Manager on a dollar-for-dollar basis. For the avoidance of doubt, if any Limited Partner is required to bear a separate fee by any placement agent, such separate fee will not reduce the Management Fees.

(iii) For the avoidance of doubt, if the Fund, the General Partner, the Investment Manager or any of their respective affiliates is required to register in a particular non-U.S. jurisdiction solely in connection with the offering of interests in the Fund, or to clear subscriptions through a local broker-dealer or agent under applicable non-U.S. law, any fees, costs or expenses related thereto will be treated as Operating Expenses and will not be treated as placement fees or expenses.

(c) Operating Expenses. On an ongoing basis, except for the expenses provided for in Section 4.08(a) (General Partner and Investment Manager Expenses) and Section 4.08(b) (Organizational Expenses and Placement Fees), the Partnership (and not the General Partner, the Investment Manager or any of their respective Affiliates) shall pay or otherwise bear its share (as equitably allocated by the General Partner in its sole discretion) of all fees, costs, expenses and other liabilities or obligations resulting from, related to, associated with, or arising from or incurred in connection with the Partnership’s and any Parallel Fund’s operations (the “Operating Expenses”). Notwithstanding Section 4.08(a) (General Partner and Investment Manager Expenses), Operating Expenses include, without limitation, the following: (i) payments, fees, costs and expenses and other liabilities or obligations resulting from, related to, associated with, arising from or incurred in connection with (A) the discovery, evaluation, investigation, due diligence (including third-party due diligence), development, acquisition or consummation, structuring, ownership, maintenance, monitoring, hedging, portfolio or risk management structuring or disposition of Investments (including brokerage commissions, sales and underwriting, clearing and settlement and bank charges, private placement fees, syndication fees, solicitation fees, arranger fees, sales commissions, pricing and valuation fees (including appraisal fees and/or fairness opinion or similar expenses), research fees, travel and related expenses (including with respect to potential Investments) underwriting commissions and discounts, interest and commitment fees, investment banking fees, consulting fees, transaction fees, break-up fees, advisory fees, bank charges, deposits (including earnest money deposits), consent or other third-party fees or payments, closing, execution and transaction costs, other fees, costs and expenses in respect of Derivative Contracts (including any payments under, and any margin expenses relating to, such Derivative Contracts or any posting of margin or collateral with respect to such Derivative Contracts), other investment costs and other closing, execution and transaction costs, custodial, trustee, transfer agent, recordkeeping and other administrative fees, costs and expenses), irrespective of whether any such investment is ultimately consummated; origination fees, commitment fees; collateral management fees, facility fees, float fees or similar fees; fees, costs and expenses resulting from, related to, associated with, arising from or incurred in connection with services rendered to, or in connection with, financing provided to issuers of securities or loans and secondary market trading and related liquidity activities (such as arranger, brokerage, placement, syndication, solicitation or underwriting, agency, origination, sourcing, group purchasing, procurement, structuring, collateral management or loan administration, operation, asset service, special purpose vehicle, subsidiary management, capital markets and/or administration, advisory or other fees, discounts, mark-ups, mark-downs, spreads, commissions, commission equivalents, and concessions) paid (1) to (x) an Affiliated Service Provider or another Apollo Client or member of the Apollo Group for services rendered to or in connection with financing provided to issuers of Financial Instruments or (y) another Person with respect to services rendered by such Affiliated Service Provider; or (2) by any portfolio investment or issuer of any securities or loans that constitute a portfolio investment; and fees, costs and expenses or other amounts or compensation (including management fees, operating expenses, incentive allocation and/or carried interest) earned by any Person or otherwise borne in respect of investments and/or Financial Instruments that are managed by the General Partner, the Investment Manager or any of their respective Affiliates (including an investment in an Apollo Client) that are acquired by the Fund; (B) any indebtedness, credit facility, line of credit, equity commitment letter, hedging, guarantee, loan commitment, letter of credit or similar credit support or one or more other similar financing transactions involving any Investment (including any payment of principal or interest arising out of such borrowings and indebtedness and in respect of customary key principal, “bad acts” or other performance-related matters); (C) the evaluation of potential investments (irrespective of whether any such investment is ultimately consummated); (D) attending conferences in connection with the evaluation of future Investments or business sector opportunities (including the evaluation of potential Investments, irrespective of whether any such Investment is ultimately consummated), organizational memberships with industry-focus groups and compliance with any industry initiatives or principles; and (E) any other expenses of investments that are not consummated, which may include certain advisory, transaction, closing, consulting and other similar fees paid to the Investment Manager and its Affiliates and other Persons; (ii) any travel-related expenses related to or arising from the discovery, investigation, development, acquisition or consummation, ownership, maintenance, monitoring, hedging or disposition of investments, including potential investments (which may, on occasion, include travel by way of non-commercial planes at the available charter rate); (iii) fees, costs and expenses related to or arising from risk management assessments and analysis of the Partnership’s assets; (iv) taxes and other governmental charges incurred or payable by the Partnership and/or its investment vehicles (including any Aggregator and including entity-level taxes imposed on, with respect to, or otherwise borne by the Fund or any Fund Entity (including under the BBA Audit Rules, to the extent not allocated to one or more Partners pursuant to Section 5.04(f) (Withholding and Other Taxes)) or the operative documents of any Fund Entity other than the Partnership; (v) fees, costs and expenses of any actuaries, accountants, advisors, auditors, administrators (whether or not third-party), brokers (including prime brokers), consultants, counsel, custodians, appraisers, depositaries, valuation experts and other service providers that provide services to or with respect to the Partnership, and legal expenses incurred in connection with claims or disputes related to one or more actual, unconsummated or proposed Investments; (vi) the engagement of professionals (including APPS (including all costs, incentive compensation and expenses on account of compensation and benefits of its employees and any other third-party consultants) and any industry executives, advisors, consultants (including operating consultants and sourcing consultants), operating executives, subject matter experts or other Persons acting in a similar capacity) who provide services to the Partnership or its Investments or to issuers of Financial Instruments (including with respect to potential Investments or issuers, and including allocable overhead of APPS including all costs, incentive compensation and expenses on account of compensation and benefits of its employees), but excluding investment professionals employed by Apollo Group primarily engaged in the investment activities of the Partnership); (vii) all fees, costs and expenses in connection with entities comprising APPS, including those incurred in the organization, operation, maintenance, restructuring (including by way of a secondary transaction, strip sale or similar transaction to one or more third parties or other Apollo Clients) and dissolution of such vehicles; (viii) obtaining research and other information for the benefit of the Partnership, including information service subscriptions, as well as expenses incurred to operate and maintain information systems and information technology systems used to obtain such research and other related information; (ix) fees, costs and expenses incurred in developing, implementing or maintaining computer software and technological systems or for the benefit of the Partnership, its Limited Partners and its Investments (including potential Investments); (x) fees, costs and expenses associated with maintaining the Partnership and any of its Subsidiaries, Intermediate Vehicles and any other Blocker Entities or Special Purpose Vehicles, including fees, costs and expenses incurred in the organization, operation and restructuring of such Subsidiaries, Intermediate Vehicles and any other Blocker Entities or Special Purpose Vehicles; (xi) premiums and fees for insurance (including costs, liabilities and expenses of any litigation, investigation, judgments or settlements paid in connection therewith) allocated to the Partnership (including Apollo Group’s group insurance policy, general partner’s, directors’ and officers’ liability or other similar insurance policies, errors and omissions insurance, financial institution bond insurance and any other insurance for coverage of liabilities to any Person that are incurred in connection with the activities of the Partnership), any governmental inquiry, investigation or proceeding or any litigation expenses involving or otherwise applicable to the Partnership, the General Partner, the Investment Manager or any of their respective Affiliates in connection with the activities of the Partnership or any Investment, issuer of Financial Instruments or their respective Subsidiaries or potential Investment, issuer or their respective Subsidiaries (including expenses incurred in connection with the investigation, prosecution, defense, judgment or settlement of any such inquiry, investigation, proceeding or litigation and the amount of any judgments, settlements or fines paid in connection therewith) and other extraordinary expenses related to the Partnership, Investments, subsidiaries or any potential Investments (including fees, costs and expenses that are classified as extraordinary expenses under GAAP); (xii) assessing and reporting the performance of Investments and potential Investments (including fees, costs and expenses payable to any third-party service provider or otherwise incurred in connection with designing, implementing and monitoring participation by portfolio companies in compliance and operational “best practices” programs and initiatives, and compensation and benefits of Apollo Group employees engaged with respect thereto), the preparation of all reports to, disclosures or information requests for one or more of the Limited Partners(including all fees, costs and expenses incurred to audit such reports, provide access to a database or other internet forum and for any other operational, legal, secretarial or postage expenses relating thereto or arising in connection with the distribution of the same) and any other financial, tax, accounting, legal or fund administration reporting functions for the benefit of the Partnership or any Fund Entities or their Subsidiaries (including expenses associated with any compliance with, filings in respect of, other obligations related to or arising out of AEOI, the preparation of financial statements, tax returns and IRS Schedules “K-1” or any successors thereto or non-U.S. equivalents thereof and the Partnership Representative’s representation of the Partnership or the Limited Partners), responses to questions and inquiries and fulfillment of requests from Limited Partners regarding investments, operations and compliance of the Partnership, the General Partner and the Investment Manager, and any “physical presence,” “substance” or similar requirements under OECD/G20 Base Erosion and Profit Shifting project; (xiii) fees, costs and expenses of holding any meetings of a conflicts committee or independent monitor (including the Conflicts Review Agent) (including travel and related expenses and other accommodation, meal, event, entertainment and other similar fees, costs and expenses in connection with any such meetings), legal counsel, accountants, auditors, financial advisors or any other advisors or experts retained to assist the General Partner, conflicts committee or independent monitor (including the Conflicts Review Agent) and other expenses incurred in connection with the activities of the conflicts committee or independent monitor; (xiv) meetings of the General Partner or the Investment Manager with any Limited Partner(s) (including travel and related expenses and other accommodation, meal, event, entertainment and other similar fees, costs and expenses in connection with any such meetings); (xv) the Partnership’s indemnification obligations (including any fees, costs and expenses incurred in connection with indemnifying Indemnified Persons under this Agreement and advancing fees, costs and expenses incurred by any such Indemnified Persons in defense or settlement of any claim that may be subject to a right of indemnification under this Agreement); (xvi) fees, costs and expenses incurred in complying with (or facilitating compliance with) any law, rule or regulation (including legal fees, costs and expenses) applicable to the Partnership, the General Partner or the Investment Manager, including expenses related to Form PF filings, Exchange Act reports and any other filings related to or arising out of any applicable laws, rules or regulations adopted by the U.S. Securities and Exchange Commission or the European Union Alternative Investment Fund Managers Directive or incurred in connection with any governmental inquiry, investigation or Proceedings involving or otherwise applicable to the Partnership, (including the amount of any judgments, settlements or fines paid in connection therewith) but, for the avoidance of doubt, excluding any ordinary course compliance, filings or other obligations imposed on the Investment Manager under the Advisers Act (such as the preparation and filing of the Investment Manager’s Form ADV), or by the United Kingdom Financial Conduct Authority, that, in either case, do not relate directly to the affairs of the Partnership; (xvii) fees, costs and expenses incurred by the General Partner, the Investment Manager and their respective Affiliates and of counsel to, accountants for and agents of the Fund, the General Partner, the Investment Manager or their respective Affiliates, including travel (which may include expenses for first class or business class travel), meal and entertainment expenses of personnel of the General Partner, the Investment Manager or their respective Affiliates and their advisors, in each case, incurred in connection with compliance with applicable laws or regulations and the offering of Interests (including the preparation of Other Agreements and the fees, costs and expenses described in clause (xxvii) below), except, in each such case, those incurred in connection with the commencement of operations of the Partnership; (xviii) fees, costs and expenses related to a sale, assignment, pledge or Transfer of a Partner’s Interests in the Partnership or a Limited Partner’s withdrawal or admission permissible or required under this Agreement (but only to the extent not paid by such Partner and/or the purchaser, assignee, pledgee, chargee, transferee or Limited Partners, as applicable); (xix) fees, costs and expenses incurred in connection with any amendments, modifications, revisions or restatements to the constituent documents of the Partnership, the General Partner or the Investment Manager (other than any such amendments, modifications, revisions or restatements related solely to affairs of the General Partner or the Investment Manager and not related to the affairs of the Fund); (xx) fees, costs and expenses incurred in connection with distributions to the Partners; (xxi) payment of principal or interest on, and fees, costs and expenses arising out of the Partnership’s or any of its Subsidiary’s borrowings and indebtedness (including fees, costs and expenses incurred in obtaining lines of credit, loan commitments and letters of credit for the account of the Partnership or any Subsidiary of the Partnership), securing the same by mortgage, charge, pledge, assignment (including an assignment by way of security) or other lien on any assets of the Partnership or any Subsidiary of the Partnership or otherwise encumbering assets in connection with or in furtherance of the acquisition of all or a portion of or the financing of an Investment; (xxii) Management Fees payable pursuant to Section 4.09 (Management Fees); (xxiii) fees and expenses associated with administering and operating the Partnership, preparing and maintaining the books and records of the Partnership, including internal costs that the Investment Manager may incur to produce the Partnership’s official books and records, external costs in cases where the Investment Manager hires a third-party administrator to maintain the Partnership’s official books and records and any costs of the Investment Manager to oversee and manage such third-party administrator and any Special Purpose Vehicles; (xxiv) fees and expenses incurred in the organization of Feeder Funds (including those formed for the benefit of employees and affiliates of the Fund), Special Purpose Vehicles, Intermediate Vehicles and any other Blocker Entities or Subsidiary entities of the Partnership entities including costs associated with establishing and maintaining a permanent residence in certain jurisdictions (such as rent for office space, related overhead and employee salaries and benefits) (which fees, costs and expenses may, in the sole discretion of the General Partner, be allocated solely to or paid solely by the Limited Partner(s) participating therein); (xxv) fees of brokers (including prime brokers), custodians and administrators; (xxvi) expenses incurred in obtaining, maintaining or enhancing systems, the data needed to run and operate systems, risk management and other information, including information service subscriptions, utilized with respect to the Partnership’s investment program; (xxvii) fees, costs and expenses incurred in connection with negotiating Other Agreements (including potential Other Agreements, whether executed or not) with prospective and existing Limited Partners and entering into and compliance with Other Agreements with prospective and existing Limited Partners (which fees, costs and expenses may, in the sole discretion of the General Partner, be allocated solely to or paid solely by the

Limited Partner(s) to which they relate) and “most favored nations” election processes in connection therewith; (xxviii) fees, costs and expenses incurred in connection with the termination, dissolution and winding up of the Partnership (including those formed for the benefit of employees and Affiliates of the Partnership), Special Purpose Vehicles and Subsidiaries of the Partnership, including those incurred in the organization, operation, maintenance, restructuring (including by way of a secondary transaction, strip sale, or similar transaction to one or more third parties or other Apollo Clients) of such vehicles; (xxix) all fees, costs and expenses in connection with organizing, maintaining, administering, operating and negotiating joint ventures or arrangements and Platform Investments; (xxx) any carried interest, incentive allocation, management fees or other similar fees, costs and expenses or compensation (including expense reimbursement), in each case, payable or allocable to Joint Venture Partners or Platform Investment partners of the Partnership, any Special Purpose Vehicle or any Subsidiary of the Partnership; (xxxi) margin calls, margin-related activities, put and call rights and similar obligations relating to derivative transactions entered into by the Partnership, its Subsidiaries, Special Purpose Vehicles or Intermediate Vehicles and any other Blocker Entities, and other liabilities and obligations of any of the foregoing; (xxxii) an allocable portion of the fees, costs and expenses incurred in connection with organizing, maintaining and administering and operating any Fund that registers under the Alternative Investment Fund Managers Directive (Directive 2011/61/EU) or any entity that serves as the alternative investment fund manager or general partner thereof or in a similar capacity (including rent, salaries and ancillary costs of such entities, and costs and expenses of services providers of such entities); (xxxiii) any Non-USD Expenses; (xxxiv) to the extent agreed by the General Partner in its sole discretion, all (A) organizational expenses and operating expenses of or with respect to and (B) servicing fees payable to the sponsor of, or placement agent engaged with respect to (but not, for the avoidance of doubt, the placement fees payable to or in respect of), an Aggregation Limited Partner; (xxxv) all similar expenses in connection with Affiliated Feeder Funds, Special Purpose Vehicles, Intermediate Vehicles and any other Blocker Entities and Subsidiary entities, and to the extent agreed by the General Partner, the Investment Manager or any of their Affiliates in their sole discretion, all similar operating expenses of any Aggregation Limited Partner; and (xxxvi) the Partnership’s attributable share of the foregoing categories of expenses that are incurred by the Fund. For purposes of this Section 4.08(c) (Operating Expenses) and the definition of “Operating Expenses,” if so determined by the General Partner in its sole discretion, the fees, costs and expenses that may be borne at the level of (or charged to) the Partnership may also be borne at the level of (or charged to) a Feeder Fund, Special Purpose Vehicle, Intermediate Vehicle and any other Blocker Entity, intermediate entity, Subsidiary of the Fund or portfolio company and vice versa. For purposes of the definition of “Operating Expenses,” “travel and related expenses” shall include all travel expenses incurred in accordance with Apollo Group’s travel policies (which could include use of private aircraft by investment professionals employed by the Apollo Group but charged to the Partnership at a comparable first-class commercial airline rate), accommodations, meals, events and entertainment.

(d) Allocations of Expenses among Capital Accounts. Notwithstanding anything herein to the contrary, including Section 5.04 (Allocation of Net Capital Appreciation or Net Capital Depreciation), but subject to Section 4.08(b) (Organizational Expenses and Placement Fees), any expense (other than Withholding Taxes or any other tax obligation determined separately with respect to the share of Partnership income allocable to any Partner) shall be generally shared on a pro rata basis by the Capital Accounts (based on Partnership Percentages) to which such expense is allocated by the General Partner, in its sole discretion; provided that (i) any expense incurred solely for the benefit of a Limited Partner or a particular Capital Account (including Withholding Taxes and other tax obligations determined separately with respect to the share of Partnership income allocable to any Partner) shall be generally accounted for by the Partnership and debited against the Capital Account of the applicable Limited Partner, and (ii) in the case of a Non-USD Sub-Series, any Non-USD Expenses attributable to such Non-USD Sub-Series shall be allocated among, and borne solely by, the Non-USD Sub-Series Partners of such Non-USD Sub-Series pro rata (based on their respective Non-USD Percentages with respect to such Non-USD Sub-Series). For the avoidance of doubt, a Non-USD Sub-Series Partner is responsible for its ratable share of Non-USD Expenses, which will be charged to such Non-USD Sub-Series Partner’s Capital Account and paid out of its Capital Contributions or any withdrawal proceeds or other distributions payable to such Non-USD Sub-Series Partner in respect of its Non-USD Sub-Series. If a Non-USD Sub-Series Partner’s full ratable share of Non-USD Expenses has not been covered or otherwise satisfied by the sources described in the preceding sentence, such Non-USD Sub-Series Partner will be required to reimburse the Partnership for the outstanding balance.

(e) Reimbursement. Notwithstanding anything to the contrary contained herein (including Section 4.08(a) (General Partner and Investment Manager Expenses)), the General Partner, the Investment Manager and their respective Affiliates shall be entitled to reimbursement from the Partnership for any such Operating Expenses or Organizational Expenses paid and/or incurred by them on behalf of the Partnership, including fees, costs and expenses and allocated portions of the General Partner’s, Investment Manager’s or any of their respective Affiliates’ Overhead incurred in connection with services performed by personnel or employees of the General Partner, the Investment Manager and/or their respective Affiliates, and that are services for which the fees, costs and expenses thereof constitute Organizational Expenses as described in Section 4.08(b) (Organizational Expenses and Placement Fees) or Operating Expenses as described in Section 4.08(c) (Operating Expenses). In addition, the categories of fees, costs, expenses and other liabilities identified in Section 4.08(b) (Organizational Expenses and Placement Fees) and Section 4.08(c) (Operating Expenses) shall be Operating Expenses and Organizational Expenses, respectively, regardless of whether the Person providing or performing the service or output giving rise to such fees, costs, expenses or other liabilities is the General Partner, the Investment Manager or any of their respective Affiliates or a third party.

(f) Allocations of Expenses with Apollo Clients. To the extent that any Apollo Client is participating in an Investment or potential Investment, any and all expenses not paid by an issuer or other Person shall be borne by the Partnership (or the Aggregators) or the Apollo Client to the extent applicable, pro rata in proportion to the amount of funds to be invested or proposed to be invested by each of the foregoing, or in such manner as the General Partner, in its sole discretion, deems to be fair and equitable under the circumstances.

(g) Operating Expense Cap. The Specified Expenses paid by the Fund will be capped at (u) 0.10% with respect to any Capital Account established prior to August 1, 2025 or (v) 0.25% with respect to any other Capital Account, of the Fund’s Net Asset Value per year. The Investment Manager (or one or more of its Affiliates) may elect to pay certain of the Operating Expenses on the Fund’s behalf (each such payment, an “Expense Advance”). Following any calendar month in which the Specified Expenses are below 0.25% of the Fund’s Net Asset Value at the end of such calendar month on an annualized basis, the Fund shall reimburse the Investment Manager (or the applicable Affiliates(s)), fully or partially, for the Expense Advance, but only if and to the extent that Specified Expenses plus any Reimbursement Payments do not exceed (w) 0.10% with respect to any Capital Account established prior to August 1, 2025 or (x) 0.25% with respect to any other Capital Account, of the Fund’s Net Asset Value at the end of such calendar month on an annualized basis, until such time as all Expense Advances made by the Investment Manager (or the applicable Affiliate(s)) to the Fund within (y) one year with respect to any Capital Account established prior to August 1, 2025 or (z) three years with respect to any other Capital Account, prior to the last business day of such calendar month have been reimbursed. Any payments required to be made by the Fund in the prior sentence shall be referred to herein as a “Reimbursement Payment.” The General Partner may use any such methodology to calculate: (i) the cap on Specified Expenses, (ii) any Expense Advance and (iii) any Reimbursement Payment as the General Partner, in its sole discretion, deems necessary to give effect to this provision.

Section 4.09 Management Fee.

(a) The Partnership shall pay to the Investment Manager (the “Management Fee”) a fee for management services, as of the first day of each month calculated separately, equal to:

(i) unless agreed with the General Partner, with respect to each Capital Account established prior to August 1, 2025 (other than the Capital Account of a Schedule I Limited Partner, a Schedule II Limited Partner or a Schedule III Limited Partner): one-twelfth (1/12) of 0.40% of the Net Asset Value of such Capital Account;

(ii) with respect to any other Capital Account (other than the Capital Account of a Schedule I Limited Partner, a Schedule II Limited Partner or a Schedule III Limited Partner):

(A) with respect to any portion of any such Capital Account attributable to any Annual Liquidity Interests:

(I) if the relevant Limited Partner’s aggregate Capital Contributions (after deduction of any withdrawals and without consideration of any appreciation or depreciation in the value of the assets of the Partnership (its “Adjusted Contributions”)) in respect of its Annual Liquidity Interests are less than $50,000,000, one-twelfth (1/12) of 0.50% of the Net Asset Value of such portion of such Capital Account;

(II) if the relevant Limited Partner’s Adjusted Contributions in respect of its Annual Liquidity Interests are equal to or greater than $50,000,000 but less than $250,000,000, one-twelfth (1/12) of 0.45% of the Net Asset Value of such portion of such Capital Account;

(III) if the relevant Limited Partner’s Adjusted Contributions in respect of its Annual Liquidity Interests are equal to or greater than $250,000,000 but less than $500,000,000, one-twelfth (1/12) of 0.40% of the Net Asset Value of such portion of such Capital Account; and

(IV) if the relevant Limited Partner’s Adjusted Contributions in respect of its Annual Liquidity Interests are equal to or greater than $500,000,000, one-twelfth (1/12) of 0.35% of the Net Asset Value of such portion of such Capital Account;

(B) with respect to any portion of any such Capital Account attributable to any Monthly Liquidity Interests:

(I) if the relevant Limited Partner’s Adjusted Contributions in respect of its Monthly Liquidity Interests are less than $50,000,000, one-twelfth (1/12) of 0.60% of the Net Asset Value of such portion of such Capital Account;

(II) if the relevant Limited Partner’s Adjusted Contributions in respect of its Monthly Liquidity Interests are equal to or greater than $50,000,000 but less than $250,000,000, one-twelfth (1/12) of 0.55% of the Net Asset Value of such portion of such Capital Account;

(III) if the relevant Limited Partner’s Adjusted Contributions in respect of its Monthly Liquidity Interests are equal to or greater than $250,000,000 but less than $500,000,000, one-twelfth (1/12) of 0.50% of the Net Asset Value of such portion of such Capital Account;

(IV) if the relevant Limited Partner’s Adjusted Contributions in respect of its Monthly Liquidity Interests are equal to or greater than $500,000,000, one-twelfth (1/12) of 0.45% of the Net Asset Value of such portion of such Capital Account; and

(V) if the relevant Limited Partner is a Seed Limited Partner, one-twelfth (1/12) of such portion of the Limited Partner’s Capital Account attributable to such Limited Partner’s Adjusted Contributions made prior to or during the Seed Period.

The Investment Manager may, in its discretion, reduce or waive any Management Fees at any time. The General Partner may, in its sole discretion, elect to reduce, waive or calculate differently the Management Fee with respect to any Limited Partner, including Limited Partners that have strategic relationships with Apollo or are affiliates or employees of the General Partner or the Investment Manager, members of the immediate families of such persons and trusts or other entities organized primarily for their benefit or for charitable purposes, and including, in particular, during any wind down of the Fund’s business.

(b) For purposes of calculating the Management Fee, the Net Asset Value of each Capital Account shall be determined based on the immediately preceding month-end valuations, after giving effect to withdrawals occurring as of such month-end and Capital Contributions occurring as of the first day of such month.

(c) Notwithstanding anything in this Section 4.09 (Management Fee) to the contrary, the Management Fee may be payable or calculated at the level of the Aggregators and any Designated Parallel Vehicles with the Capital Account allocations in respect of each Partner being adjusted accordingly. For the avoidance of doubt, to the extent the Management Fee is paid at the level of the Aggregators or any Designated Parallel Vehicles, such amounts will reduce the amount of Management Fees owed by the Partnership on a dollar-for-dollar basis.

(d) Notwithstanding anything herein to the contrary, Schedule I Limited Partners, Schedule II Limited Partners and Schedule III Limited Partners shall not be subject to any Management Fees.

Section 4.10 AEOI.

(a) Each Limited Partner:

(i) shall provide such information and/or documentation concerning itself and its direct and indirect beneficial owners (if any), as and when requested by the General Partner, as the General Partner, in its sole discretion, determines is necessary or advisable for the Partnership to comply with its obligations under AEOI; and

(ii) hereby waives any provision of law of any non-U.S. jurisdiction that would, absent a waiver, prevent the Partnership’s compliance with any FFI Agreement (as defined under AEOI), including such Limited Partner’s provision of any requested information and/or documentation.

(b) If a Limited Partner does not comply with Section 4.10(a) (an “LP AEOI Compliance Failure”), the General Partner may, in its sole and absolute discretion and in addition to all other remedies available at law, in equity or under this Agreement, (i) exclude in whole or part such Limited Partner from participating in Investments, and/or (ii) cause such Limited Partner to withdraw from the Partnership in whole or in part and become an investor in a Parallel Trading Vehicle or a new Parallel Fund formed at the expense of such Limited Partner (with the expenses of such withdrawal and transfer and of any such vehicle borne by such Limited Partner on an ongoing basis).

Section 4.11 Borrowings and Indebtedness. The Partnership may enter into borrowing arrangements. The Partnership may incur leverage through a variety of techniques, including reverse repurchase agreements, dollar rolls, margin financing, options, futures, repurchase agreements, contracts, short sales, swaps (including total return swaps) and other derivative instruments, and the issuance of debt securities (including on a joint and several or cross-collateralized basis with alternative investment vehicles, Special Purpose Vehicles and co-investors) and may do so when deemed appropriate by the General Partner, in its sole discretion, including to: (i) make or leverage portfolio investments; (ii) cover Organizational Expenses or Operating Expenses (including Management Fees); (iii) make deposits in lieu of, or in advance of, Capital Contributions; (iv) enable the Partnership, any Special Purpose Vehicle, any Designated Parallel Vehicle, any alternative investment structure or any of their respective subsidiaries to issue or cause the issuance of letters of credit; or (v) otherwise carry out the business of the Partnership (including to facilitate the making of distributions). The General Partner will be authorized to pledge, mortgage, charge, assign (including an assignment by way of security) or grant security interests in the assets of the Partnership and/or the General Partner (including the obligations of the Partners to make Capital Contributions and all rights of the General Partner in respect thereof, including the right of the General Partner to deliver call notices) in connection with any borrowing or other leverage. Notwithstanding anything to the contrary contained in this Agreement, without the consent of the Limited Partners holding more than 50% of the Affected Accounts, the Partnership’s allocable portion of the aggregate principal amount of any direct indebtedness for borrowed money under any credit facilities outstanding at any one time that are incurred by the Fund Entities and that are directly recourse against the Partnership may not exceed an amount equal to 25% of the aggregate Net Asset Value of the Partnership (as of the time of each such borrowing).

Section 4.12 ERISA Matters. By making a Capital Contribution to the Partnership, each Limited Partner that is investing in the Partnership with “plan assets” within the meaning of Section 3(42) of ERISA will be deemed to (i) direct the General Partner to invest the amount of such Capital Contribution solely in the Aggregators, by way of investing such amounts in the Intermediate Vehicles, as described in this Agreement, (ii) acknowledge that the General Partner is acting solely as a custodian of the Partnership’s assets and not in a fiduciary capacity, at any time the Partnership holds “plan assets” for purposes of ERISA or Section 4975 of the Internal Revenue Code, (iii) represent that such Capital Contribution and the transactions contemplated by the above direction will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code or a violation of any applicable similar law and (iv) covenant not to take any contrary position, except as otherwise may be required by law.

ARTICLE V

CAPITAL ACCOUNTS OF PARTNERS AND OPERATION THEREOF

Section 5.01 Capital Contributions.

(a) Initial Capital Contributions. Each Partner has paid or conveyed by way of contribution to the Partnership cash and/or Financial Instruments having an aggregate value as set forth in the Partnership’s books and records (the “Initial Capital Contribution”). Additional Capital Contributions may be made by Limited Partners only in accordance with the provisions of this Section 5.01 (Capital Contributions). The value of the Initial Capital Contribution or additional Capital Contribution by a prospective or existing Non-USD Sub-Series Partner in connection with the issuance of a Non-USD Sub-Series shall be the amount of the applicable Non-USD Currency contributed to the Partnership after conversion of such amount into U.S. dollars at the time of contribution and after reduction for any Conversion Expenses.

(b) Additional Capital Contributions. With the approval of the General Partner, a Limited Partner may make additional Capital Contributions to the Partnership in cash and/or Financial Instruments on the first calendar day of each calendar month and at such other times as the General Partner may permit, in its sole discretion. Whether Financial Instruments shall be accepted as a contribution to the Partnership shall be determined in the sole discretion of the General Partner.

(c) Capital Contributions by the General Partner. The General Partner may make Capital Contributions to the Partnership in cash and/or Financial Instruments at such times as it may determine, in its sole discretion.

Section 5.02 Capital Accounts.

(a) Partner Capital Accounts.

(i) A separate Capital Account shall be established on the books of the Partnership for each Partner. If a Limited Partner makes an additional Capital Contribution to an existing Capital Account, the Capital Account may be sub-divided into separate subaccounts attributable to each separate Capital Contribution; provided that, for purposes of determining any restrictions applicable to a withdrawal request for the Interests issued in exchange for such additional Capital Contributions, such additional Capital Contributions shall be sub-divided into separate subaccounts attributable to each separate Capital Contribution, with each subaccount treated as if it were a separate Capital Account. Each Capital Account shall be adjusted as hereinafter provided. At the beginning of each Accounting Period, each Capital Account shall be (i) increased by any Capital Contributions made to the Partnership by the Partner holding such Capital Account and (ii) decreased by the amount of (A) any withdrawals made from such Capital Account relating to the immediately preceding Withdrawal Date pursuant to Section 6.02 (Withdrawals); (B) any distributions made from such Capital Account pursuant to Section 6.05 (Distributions) that result in a decrease in such Capital Account which have not been made in accordance with clause (A) of this sentence (including, for the avoidance of doubt, the Quarterly Distributions); and (C) any Management Fee attributable to such Capital Account. At the end of each Accounting Period, each Capital Account shall be increased or decreased by the amount credited or debited to such Capital Account pursuant to Section 5.04 (Allocation of Net Capital Appreciation and Net Capital Depreciation) and Section 5.05 (Special Allocations). The General Partner, in its sole discretion, may subdivide such Capital Account into separate Capital Accounts in a manner not inconsistent with this Section 5.02 (Capital Accounts).

(ii) References to the “Net Asset Value” of a Capital Account and the “balance” of a Capital Account carry the same meaning and such terms are used interchangeably in this Agreement.

(b) Feeder Fund Investor Capital Account. In addition to the foregoing, a separate notional Capital Account may be established on the books of the Partnership for each Feeder Fund Investor as if such Feeder Fund Investor were a Limited Partner with a Partnership Percentage in the Partnership equal to such Feeder Fund Investor’s Adjusted Partnership Percentage.

Section 5.03 Partnership Percentages.

(a) Partnership Percentages, Generally. A “Partnership Percentage” shall be determined for each Capital Account for each Accounting Period of the Partnership by dividing the balance of each such Capital Account by the aggregate Capital Accounts of all Partners as of the beginning of such Accounting Period after taking into account Capital Contributions, withdrawals, distributions and any applicable Management Fees payable, or indirectly borne, by the Partnership in respect of such Capital Account as of such date. The sum of the Partnership Percentages shall equal 100 percent. A “Non-USD Percentage” with respect to a Non-USD Sub-Series shall be determined for each Capital Account of a Non-USD Sub-Series Partner by dividing the balance of each such Non-USD Sub-Series Partner’s Capital Account by the aggregate Capital Accounts of all Non-USD Sub-Series Partners of such Non-USD Sub-Series as of the beginning of such Accounting Period after taking into account Capital Contributions, withdrawals, distributions and any applicable Management Fees payable, or indirectly borne, by the Partnership in respect of such Capital Account of such Non-USD Sub-Series Partner as of such date.

(b) Affected Accounts. Solely for purposes of providing Limited Partner consent to any action or amendment under this Agreement (including under Section 11.05 (Amendments to Partnership Agreement)), a voting percentage (a “Voting Percentage”) shall be calculated for each Limited Partner holding a Capital Account to be affected by such action or amendment (the accounts to be affected, the “Affected Accounts”) by dividing the balance of each such Limited Partner’s Affected Account(s) as of the beginning of the Accounting Period in which such consent or voting shall take place by the aggregate balance of all of the Affected Accounts as of the beginning of such Accounting Period after taking into account Capital Contributions, withdrawals, distributions and any applicable Management Fees indirectly borne by the Partnership in respect of such Capital Account as of such date. The sum of the Voting Percentages established for these purposes shall equal 100 percent.

Section 5.04 Allocation of Net Capital Appreciation or Net Capital Depreciation.

(a) General.

(i) Subject to Section 5.04(a)(ii), at the end of each Accounting Period, each Capital Account (including the General Partner’s Capital Account) shall be adjusted by crediting (in the case of Net Capital Appreciation) or debiting (in the case of Net Capital Depreciation) the Net Capital Appreciation or Net Capital Depreciation for such Accounting Period, as the case may be, to the Capital Accounts of all the Partners (including the General Partner) in proportion to their respective Partnership Percentages.

(ii) Any portion of Net Capital Depreciation attributable solely to Non-USD Expenses in respect of a Non-USD Sub-Series shall be allocated solely among the Non-USD Sub-Series Partners holding such Non-USD Sub-Series in proportion to their Non-USD Percentages and any portion of Net Capital Appreciation attributable solely to Non-USD Hedges in respect of such Non-USD Sub-Series shall be allocated solely among such Non-USD Sub-Series Partners in proportion to their Non-USD Percentages.

(b) [Reserved].

(c) Aggregation of Investment Results with Parallel Trading Vehicles. For purposes of calculating the Management Fee, the Net Asset Value shall be computed by taking into account all distributions and allocations with respect to the Parallel Trading Vehicle(s) established pursuant to this Agreement and in which any Partner has invested (the “Designated Parallel Vehicles”). The organizational documents of each such Parallel Trading Vehicle shall, similarly, provide that, solely for calculation purposes and without duplication, all distributions and allocations made by the Partnership in respect of a Partner, Feeder Fund or a Feeder Fund Investor or any other Designated Parallel Vehicle shall be aggregated with the distributions and allocations of all Designated Parallel Vehicles and the Partnership.

(d) Memorandum Accounts. Notwithstanding anything herein to the contrary (including Section 5.04(a) (General)), if the General Partner determines that, based upon tax or regulatory considerations, or for any other reasons as to which the General Partner and any Limited Partner agree, a Capital Account should not participate (or should be limited in its participation) in the Net Capital Appreciation, Net Capital Depreciation, or other appreciation and depreciation if any, attributable to any Financial Instrument, type of Financial Instrument or any other transaction, the General Partner may allocate such Net Capital Appreciation, Net Capital Depreciation, or other appreciation and depreciation only to the Capital Accounts to which such considerations or reasons (or agreement) do not apply (or may allocate to the Capital Account to which such considerations or reasons apply, the portion of such Net Capital Appreciation, Net Capital Depreciation, or other appreciation and depreciation attributable to such Partner’s limited participation in such Financial Instrument, type of Financial Instrument or other transaction). If any of the considerations or reasons described above apply, then a separate memorandum account (each, a “Memorandum Account”) may be established in which only the Capital Accounts having an interest in such Financial Instrument, type of Financial Instrument or transaction shall have an interest (any such Capital Account having such an interest shall be referred to as an “Unrestricted Capital Account”) and the Net Capital Appreciation, Net Capital Depreciation, or other appreciation and depreciation for each such Memorandum Account shall be separately calculated.

(e) Unrestricted Capital Accounts. At the end of each Accounting Period during which a Memorandum Account was in existence (or during which an interest in particular Financial Instruments was otherwise allocated away from one or more Capital Accounts), each Unrestricted Capital Account may be debited pro rata in accordance with the balance of all Unrestricted Capital Accounts at the opening of such Accounting Period in an amount equal to the interest that would have accrued on the amount used to purchase the Financial Instruments attributable to the Memorandum Account (the “Purchase Price”) had the Purchase Price earned interest at the rate per annum being paid by the Partnership from time to time during the applicable Accounting Period for borrowed funds, or, if funds have not been borrowed by the Partnership during such Accounting Period, at the interest rate per annum that the General Partner determines would have been paid if funds had been borrowed by the Partnership during such Accounting Period. The amount so debited shall then be credited to all of the Capital Accounts pro rata in accordance with their balances as of the opening of the Accounting Period.

(f) Withholding and Other Taxes. Notwithstanding anything in this Section 5.04 (Allocation of Net Capital Appreciation or Net Capital Depreciation) or otherwise in this Agreement to the contrary, if the Partnership (directly or indirectly) incurs a Withholding Tax or other tax obligation which is allocable to a Partner (as determined by the General Partner), including any tax arising at any Fund Entity in connection with any withdrawal made by a Partner under Section 6.02 (Withdrawals) or any distribution to a Partner under Section 6.05 (Distributions), then the General Partner, without limitation of any other rights of the Partnership or the General Partner, shall cause the amount of such obligation to be debited to the Capital Account of such Partner as of the close of the Accounting Period during which such obligation is withheld or paid. The General Partner shall not be obligated to apply for or obtain a reduction of or exemption from Withholding Tax on behalf of any Partner that may be eligible for such reduction or exemption, or to otherwise seek to mitigate any tax borne by any Partner under this Section 5.04(f) (Withholding and Other Taxes).

Section 5.05 Special Allocations.

(a) Generally. Notwithstanding Section 5.04 (Allocation of Net Capital Appreciation or Net Capital Depreciation), special allocations of Net Capital Appreciation, Net Capital Depreciation, or specific items of income, gain, loss or deduction as shall be required for any Fiscal Year (or other Accounting Period) shall be made as follows:

(i) Minimum Gain Chargeback. Items of income and gain shall be allocated among the Partners at such times and in such amounts as necessary to satisfy the minimum gain chargeback requirements of Treasury Regulations Sections 1.704-2(f) and 1.704-2(i)(4).

(ii) Qualified Income Offset. Items of income and gain shall be specially allocated when and to the extent required to satisfy the “qualified income offset” requirement within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(d).

(iii) Other Regulatory Adjustments. The Capital Account(s) of a Partner also shall be adjusted appropriately to reflect other adjustments required to be made pursuant to the principles of Section 704(b) of the Internal Revenue Code and Treasury Regulations Section 1.704-1 or 1.704-2.

(b) Adjustment of Allocations. In the event that the General Partner reasonably determines that the allocations otherwise required pursuant to Section 5.04 (Allocation of Net Capital Appreciation or Net Capital Depreciation) or Section 5.05(a) (Generally) would not properly reflect the economic arrangement of the Partners or would otherwise cause any inequitable or onerous result for any Partner, then, notwithstanding any provision in this Agreement to the contrary, the General Partner may adjust such allocations in the manner the General Partner reasonably determines to be required to prevent or minimize such result.

Section 5.06 Valuation of the Partnership’s Portfolio.

(a) The Partnership’s assets and liabilities shall be valued in accordance with the terms of the Valuation Policy and Section 5.07 (Liabilities). Because the Partnership will invest substantially all of its investable assets in the Intermediate Vehicles and any other Blocker Entities and any Designated Parallel Vehicle, the General Partner shall rely on the valuations ascribed to the assets and liabilities of the Aggregators. All values assigned to Financial Instruments and other assets by the General Partner pursuant to this Section 5.06 (Valuation of the Partnership’s Portfolio) and to liabilities pursuant to Section 5.07 (Liabilities) shall be final and conclusive as to all of the Partners.

(b) To the extent that GAAP would require any of the Partnership’s assets or liabilities to be valued in a manner that differs from the Valuation Policy, the General Partner may value such assets or liabilities (i) in accordance with GAAP, solely for purposes of preparing the Partnership’s GAAP-compliant annual audited financial statements, and (ii) in accordance with the Valuation Policy (without regard to any GAAP requirements relating to the determination of fair value) for all other purposes, including for purposes of determining and allocating among the Partners Partnership Percentages, Management Fees payable or indirectly borne by the Partnership, and items of income, deduction, gain, loss or credit.

Section 5.07 Liabilities. Liabilities shall be determined using GAAP, applied on a consistent basis; provided, however, that the General Partner in its sole discretion may provide reserves and holdbacks for estimated accrued expenses, liabilities or contingencies, including general reserves or holdbacks for unspecified contingencies (even if such reserves or holdbacks are not required by GAAP). Such reserves or holdbacks could reduce the amount of distribution on withdrawal. Such reserves or holdbacks may be invested or maintained in a manner deemed appropriate by the General Partner. Any reserve or holdback shall be applied fairly and equitably to all Capital Accounts that are subject to the expenses, liabilities and contingencies for which such reserve or holdback was established. Limited Partners shall be provided upon request the nature and amount of any reserve or holdback that is not otherwise required by GAAP. Such reserves and holdbacks may be allocated on a non-pro rata basis and may include estimated taxes and other governmental charges (whether determined to arise at the level of the Partnership, any Parallel Fund, or any Intermediate Vehicle and any other Blocker Entity, Aggregator, Special Purpose Vehicles, or any other intermediate entities, as applicable), and taking into account taxes that, in the General Partner’s reasonable determination, would arise if, immediately prior to such distribution on withdrawal, the Fund’s assets (or any Fund Entity’s assets) were disposed of in a taxable sale at their then current fair values, in each case, determined with respect to a withdrawing Partner’s allocable share of income and gain.

Section 5.08 Goodwill. No value shall be placed on the name or goodwill, if any, of the Partnership, which shall belong exclusively to the General Partner.

Section 5.09 Allocation for Tax Purposes.

(a) For each tax year, items of income, deduction, gain, loss or credit shall be allocated for income tax purposes among the Partners in such manner as to reflect equitably amounts credited or debited to each Partner’s Capital Account(s) for the current and prior Fiscal Years (or relevant portions thereof). Allocations under this Section 5.09 (Allocation for Tax Purposes) shall be made pursuant to the principles of Sections 704(b) and 704(c) of the Internal Revenue Code, and Treasury Regulation Sections 1.704-l(b)(2)(iv)(f), 1.704-l(b)(2)(iv)(g), 1.704-l(b)(4)(i) and 1.704-3(e) promulgated thereunder, as applicable, or the successor provisions to such Sections and Treasury Regulations. Items described in this Section 5.09 (Allocation for Tax Purposes) shall neither be credited nor charged to the Partners’ Capital Accounts.

(b) If the Partnership realizes Income for any tax year during or as of the end of which one or more Positive Basis Partners withdraw from the Partnership pursuant to Article VI (Withdrawals and Distributions of Capital), the General Partner may elect to allocate such Income as follows: (i) first, among such completely withdrawing Positive Basis Partners, pro rata in proportion to the respective Full Positive Basis of each such completely withdrawing Positive Basis Partner, until either the full amount of such Income shall have been so allocated or the Full Positive Basis of each such Positive Basis Partner shall have been eliminated; (ii) then, among such partially withdrawing Positive Basis Partners, pro rata in proportion to the respective Partial Positive Basis of each such partially withdrawing Positive Basis Partner, until either the remaining amount of such Income shall have been so allocated or the Partial Positive Basis of each such Positive Basis Partner shall have been eliminated; and (iii) then any Income not so allocated to Positive Basis Partners to the Partners that are not withdrawing Interests as shall equitably reflect the amounts allocated to such Partners’ Capital Accounts pursuant to Sections 5.04 (Allocation of Net Capital Appreciation or Net Capital Depreciation) and 5.05 (Special Allocations).

(c) If the Partnership realizes Losses for any tax year during or as of the end of which one or more Negative Basis Partners withdraw from the Partnership pursuant to Article VI (Withdrawals and Distributions of Capital), the General Partner may elect to allocate such Losses as follows: (i) first, among such completely withdrawing Negative Basis Partners, pro rata in proportion to the respective Full Negative Basis of each such completely withdrawing Negative Basis Partner, until either the full amount of such Losses shall have been so allocated or the Full Negative Basis of each such Negative Basis Partner shall have been eliminated; (ii) then, among such partially withdrawing Negative Basis Partners, pro rata in proportion to the respective Partial Negative Basis of each such partially withdrawing Negative Basis Partner, until either the remaining amount of such Losses shall have been so allocated or the Partial Negative Basis of each such Negative Basis Partner shall have been eliminated; and (iii) then any Losses not so allocated to Negative Basis Partners to the other Partners in such manner as shall equitably reflect the amounts allocated to such Partners’ Capital Accounts pursuant to Sections 5.04 (Allocation of Net Capital Appreciation or Net Capital Depreciation) and 5.05 (Special Allocations).

Section 5.10 Determination by the General Partner of Certain Matters. All matters concerning the valuation of Financial Instruments and other assets and liabilities of the Partnership, the allocation of income, deductions, gains and losses among the Partners, including taxes thereon, and accounting procedures not expressly provided for by the terms of this Agreement shall be determined by the General Partner, whose determination shall be final and conclusive as to all of the Partners.

Section 5.11 Adjustments to Take Account of Certain Events. Notwithstanding anything to the contrary in this Agreement, if the Internal Revenue Code or Treasury Regulations require a withholding or other adjustment to the Capital Account(s) or otherwise to the interest of a Partner or Former Partner, or any other event, events, circumstance or circumstances occur(s) necessitating or justifying, in the General Partner’s sole judgment, an equitable adjustment to the Capital Account(s) or otherwise to the interest of a Partner or Former Partner, the General Partner shall make such adjustments in the determination and allocation among the Partners of Net Capital Appreciation, Net Capital Depreciation, Capital Accounts, Partnership Percentages, Management Fees payable or indirectly borne by the Partnership, items of income, deduction, gain, loss, credit or withholding for tax purposes, accounting procedures or such other financial or tax items as shall equitably take into account such event (or events) or circumstance (or circumstances) and applicable provisions of law, and the determination thereof in the sole discretion of the General Partner shall be final and conclusive as to all of the Partners.

ARTICLE VI

WITHDRAWALS AND DISTRIBUTIONS OF CAPITAL

Section 6.01 Withdrawals and Distributions in General.

(a) Rights to Withdrawals and Distributions. No Partner shall be entitled to (i) receive distributions from the Partnership, except as provided in Sections 6.05 (Distributions) and 8.03 (Winding Up) and subject to Section 8.02(c) (Withdrawals Upon Winding Up) or (ii) withdraw any amount from such Partner’s Capital Account(s), except as provided in Section 6.02 (Withdrawals) or Section 6.03 (Required Withdrawals) and subject to Section 8.02(c) (Withdrawals Upon Winding Up) or upon the consent of, and upon such terms and conditions as may be determined by, the General Partner in its sole discretion; provided, however, that prior to a withdrawal other than a withdrawal described in Section 6.02 (Withdrawals), the General Partner shall consult with counsel to the Partnership (including, for this purpose, in-house counsel) to ensure that such withdrawal would not create a substantial risk, either alone or with other withdrawals or Transfers, that the Partnership would be treated as a “publicly traded partnership” taxable as a corporation for U.S. federal income tax purposes.

(b) Former Partners. A Partner shall cease to be a Partner (i) as of the day immediately following the effective date of the full withdrawal of such Partner’s Capital Account(s) (with respect to such Capital Account(s)), (ii) as of the effective date of the Transfer of all of such Partner’s interests in the Partnership in accordance with Section 7.01 (Assignability of Interests) or (iii) in the event of the winding up of the Partnership, as of the final distribution of the assets of the Partnership. As of the effective date of a withdrawal, solely with respect to the withdrawal proceeds, a withdrawing Partner shall be considered a creditor of the Partnership and shall have no rights with respect to the Partnership, but shall have the right to receive withdrawal proceeds and shall continue to be bound by Section 6.05(f) (Withholding), Section 9.06 (Tax Matters) and the sections of this Agreement governing the payment of withdrawal proceeds, including Section 6.07(b) (Suspensions), Section 8.02(c) (Withdrawals Upon Winding Up), Article X (Confidential Information) and Article XI (Miscellaneous).

Section 6.02 Withdrawals.

(a) Voluntary Withdrawals Generally. Subject to Sections 6.02(b) (Limitations on Withdrawal of Capital Account; Withdrawal Thresholds), 6.05(f) (Withholding) and 6.07 (Additional Limitations on Withdrawal of Capital Account), a Limited Partner may withdraw all or a portion of its Capital Account upon prior written notice to the General Partner or its designee, to be provided no later than the 30th day prior to the requested Withdrawal Date with respect to an interest issued under the Monthly Liquidity Sub-Series and the 60th day prior to the requested Withdrawal Date with respect to an interest issued under the Annual Liquidity Sub-Series (each such notice, a “Proper Withdrawal Notice”), as applicable. The General Partner may waive notice requirements or permit withdrawals at such other times and/or on such other conditions as it deems appropriate in its sole discretion, including, with respect to any Limited Partner, Limited Partners that have strategic relationships with the Apollo Group or are affiliates or employees of the General Partner or the Investment Manager, members of the immediate families of such persons and trusts or other entities organized primarily for their benefit or for charitable purposes, and including, in particular, during any wind down of the Partnership’s business.

(b) Limitations on Withdrawal of Capital Account; Withdrawal Thresholds. The right of a Limited Partner withdrawing from the Partnership pursuant to Section 6.02(a)(i) (Voluntary Withdrawals Generally) and Section 6.03 (Required Withdrawals) to have distributed the Capital Account of such Partner pursuant to this Article VI (Withdrawals and Distributions of Capital) is subject to: (i) the requirements of the Delaware Act and the provision by the General Partner for all Partnership liabilities and for reserves for estimated accrued expenses, liabilities and contingencies (even if such reserves are not otherwise required by GAAP); (ii) Section 6.07 (Additional Limitations on Withdrawal of Capital Account); and (iii) as set forth elsewhere herein. In addition, aggregate withdrawals during any calendar month shall be limited, at the General Partner’s discretion, to 10% (or such higher percentage as the General Partner determines in its sole discretion) of the Net Asset Value attributable to the Partnership as of the last day of the calendar month (the “10% Threshold”); provided that the General Partner, in its sole discretion, may elect to apply the 10% Threshold on an aggregated basis with respect to the Partnership and any corresponding series or class of interests in any Parallel Fund, which series or class of interests is established to facilitate participation by investors on a side-by-side and pro rata basis in the same Investments with the Partnership. If the Partnership receives Proper Withdrawal

Notices from Limited Partners that would result in the aggregate amount of withdrawals from the Partnership exceeding the 10% Threshold, then the General Partner may, in its sole discretion: (A) satisfy all such withdrawal requests; or (B) reduce withdrawal requests so that only an aggregate amount equal to the 10% Threshold (as such threshold may be adjusted in the sole discretion of the General Partner) is withdrawn by satisfying each such request in a manner that is proportionate to the amounts sought to be withdrawn by the withdrawing Limited Partners (irrespective of whether any such withdrawal requests have been reduced on one or more previous Withdrawal Dates as result of this Section 6.02(b) (Limitations on Withdrawal of Capital Account)). Withdrawal requests that are not fully satisfied as of any Withdrawal Date (including any withdrawal request submitted by any Limited Partner from its Capital Account) will be satisfied as of the next Withdrawal Date (and if not fully satisfied as of that Withdrawal Date because of the 10% Threshold, then as of the next and, if necessary, successive Withdrawal Dates), each time subject to the 10% Threshold, and any unsatisfied portion of any such withdrawal request will continue to be at risk of the Partnership’s business (for the avoidance of doubt, any unsatisfied withdrawal requests will not be prioritized over later withdrawal requests and will be satisfied together with such later withdrawal requests on successive Withdrawal Dates on a pro rata basis). To the extent that a Limited Partner makes multiple Capital Contributions (regardless of whether such Capital Contributions are made to the same Capital Account), any partial withdrawal of any such Limited Partner’s Capital Account(s) will apply to the portion of such Capital Account(s) in the order in which the associated Capital Contribution(s) were made to such Capital Account(s) by such Limited Partner (i.e., on a first-in-first-out basis).

(c) Irrevocability, Special Withdrawals. Subject to the following sentence, withdrawal requests are irrevocable upon receipt by the General Partner (or its designee), but such irrevocability may be waived at the General Partner’s sole discretion. The General Partner may permit a Limited Partner to withdraw all or any portion of a Capital Account at such other times and subject to such other terms (including reduced notice periods), as it, in its sole discretion, determines. Notwithstanding anything to the contrary herein, prior to any revocation of a withdrawal request or any withdrawals (other than as of a month-end with a Proper Withdrawal Notice), the General Partner shall consult with counsel to the Partnership (including, for this purpose, in-house counsel) to ensure that such revocation or other withdrawal would not create a substantial risk, either alone or with other Transfers, withdrawals or revocations, that the Partnership would be treated as a “publicly traded partnership” taxable as a corporation for U.S. federal income tax purposes.

(d) Payment of Withdrawal Proceeds.

(i) The Partnership shall endeavor to distribute (subject to the Partnership’s ability to make a corresponding withdrawal of interests in the Aggregators and/or the applicable Designated Parallel Vehicles) a Limited Partner’s withdrawal request within a reasonable time after the Investments are monetized in the ordinary course; provided that if a Limited Partner requests to withdraw 90% or more of the value of its Capital Account in the aggregate during a Fiscal Year by means of one or more withdrawals, then an amount equal to not less than 95% of the estimated balance of the withdrawal proceeds (net of any reserves and holdbacks made pursuant to Section 6.02(e) (Reserves and Holdbacks)) payable at such time to such Limited Partner (computed on the basis of unaudited data) will be paid within such time period; it being understood that any amount held back pending an audit pursuant to this Agreement is in addition to any reserves and holdbacks the General Partner may in its sole discretion make pursuant to Section 6.02(e) (Reserves and Holdbacks). The balance will be distributed, without interest, within 30 calendar days following the completion and issuance by the Partnership of the audit of the Partnership’s financial statements for the Fiscal Year in which such Withdrawal Date occurs. Until distribution, such balance shall not participate in the profits and losses of the Partnership (including any accrued but unpaid interest income in respect of the Partnership’s assets). For the avoidance of doubt, the General Partner shall be entitled to satisfy a withdrawal by withdrawing corresponding amounts from any of the Aggregators and Designated Parallel Vehicles in any proportion regardless of the proportionate portions of a Limited Partner’s Capital Account that are invested in such Aggregators and Designated Parallel Vehicles, including by withdrawing the entire amount from only one of such vehicles.

(ii) Any distributions in respect of a Non-USD Sub-Series Partner’s withdrawal from its Capital Account with respect to such Non-USD Sub-Series shall be paid in the applicable Non-USD Currency by converting the U.S. dollar amount into such Non-USD Currency and shall be reduced by any Conversion Expenses.

(e) Reserves and Holdbacks. Distributions on withdrawals may be reduced by reserves and holdbacks established in accordance with Section 5.07 (Liabilities) for estimated accrued expenses, liabilities and contingencies (even if such reserves or holdbacks are not otherwise required by GAAP), as determined by the General Partner, in its sole discretion.

(f) Withdrawals by the General Partner. The General Partner may withdraw all or any portion of its Capital Account as of any Withdrawal Date.

Section 6.03 Required Withdrawals. The General Partner may, in its sole discretion, subject to the Delaware Act, and at any time (including during a period of suspension pursuant to Section 6.07(b) (Suspensions)), upon prior written notice, require the withdrawal of all or any part of the Capital Account balance of any Limited Partner, for any reason or no reason. Distributions in respect of required withdrawals shall be made in the same manner as distributions with respect to voluntary withdrawals as set forth in this Article VI (Withdrawals and Distributions of Capital).

Section 6.04 Death, Disability, etc., of Limited Partners. The withdrawal, death, disability, incapacity, adjudication of incompetency, termination, bankruptcy, insolvency or dissolution of a Limited Partner shall not, in and of itself, dissolve the Partnership and the remaining Partners shall continue the Partnership and its business and affairs until its liquidation in accordance with Article VIII. The legal representatives of a Limited Partner shall succeed as assignee to the Limited Partner’s Interest subject to all the obligations with respect to the Interests of such affect Limited Partner as of the death, disability, incapacity, adjudication of incompetency, termination, bankruptcy, insolvency or dissolution of such Limited Partner, but shall not be admitted as a substituted Partner without the written consent of the General Partner, which may be granted or withheld in its sole discretion.

Section 6.05 Distributions.

(a) Forms of Distributions. The General Partner may, in its sole discretion, make distributions (following similar payments of withdrawal proceeds from the Aggregators and/or Designated Parallel Vehicles) in cash, in kind, or in a combination thereof, in connection with a withdrawal of capital from the Partnership by a Partner or pursuant to Section 6.03 (Required Withdrawals), or Section 6.05(b) (Quarterly Interest Distributions). In each case, the assets to be distributed in kind to any withdrawing Partners or Partners that have elected to receive Quarterly Distributions may be allocated among such withdrawing Partners or Partners that have elected to receive Quarterly Distributions (as the case may be) in such proportions as may be determined by the General Partner, in its sole discretion (which, for the avoidance of doubt, may be different than if such distributions were made pro rata in accordance with such Partners’ Partnership Percentages). The General Partner also may, in its sole discretion, make distributions in cash or in kind, or in a combination thereof, at any time to all of the Partners, and such distributions shall not be required to be made on a pro rata basis in accordance with the Partners’ Partnership Percentages.

(b) Quarterly Interest Distributions. Each Limited Partner may elect to designate its Interests as the “Distributing Interests” in accordance with such Limited Partner’s Subscription Agreement. Each Limited Partner electing such designation shall have net cash interest income (net of expenses as set forth in Section 4.08(c) (Operating Expenses) and reserves) received by the Partnership that is deemed by the General Partner, in its sole discretion, to be attributable to such Limited Partner’s Capital Account relating to the “Distributing Interests” distributed to such Limited Partner, subject to Section 6.05(f) (Withholding), on a quarterly basis (such distribution, the “Quarterly Distribution”). Any such distributions to a Limited Partner shall not be treated as voluntary withdrawals by such Limited Partner of its Capital Account pursuant to Section 6.02(a) (Voluntary Withdrawals) for purposes of determining the Adjusted Contributions of such Limited Partner. Following any Limited Partner’s withdrawal from its Capital Account, such Limited Partner shall no longer be entitled to any Quarterly Distributions in respect of such withdrawal amount following the Withdrawal Date for such withdrawal. For the avoidance of doubt, any Quarterly Distribution in respect of a Non-USD Sub-Series shall be paid in the applicable Non-USD Currency and shall be reduced by any Conversion Expenses.

(c) Reserved.

(d) In-Kind Distributions and Special Purpose Vehicles. The General Partner may choose, in its sole discretion, which assets of the Partnership to distribute in kind. If a distribution is made in kind, immediately prior to such distribution, the General Partner shall determine, in its discretion, the fair value of the property distributed and adjust the Capital Accounts of all Partners upwards or downwards to reflect the difference between the book value and the fair value thereof, as if such gain or loss had been recognized upon an actual sale of such property and allocated pursuant to Section 5.04 (Allocation of Net Capital Appreciation or Net Capital Depreciation). Each such distribution shall reduce the Capital Account(s) the distributee Partner by the fair value thereof (as determined by the General Partner in accordance with the terms of this Agreement). In-kind distributions may be comprised of, among other things, interests in Special Purpose Vehicles holding the actual Investment or participations in the actual Investment or participation notes (or similar derivative instruments), which provide a return with respect to certain Financial Instruments of the Partnership. The holders of interests in Special Purpose Vehicle shall bear the expenses of such Special Purpose Vehicle.

(e) Applicability. The provisions of this Section 6.05 (Distributions) shall apply to distributions made (i) in connection with (x) any withdrawal under this Article VI (Withdrawals and Distributions of Capital) and (y) termination of the Partnership pursuant to Article VIII (Duration and Dissolution of the Partnership) or (ii) otherwise.

(f) Withholding.

(i) If the General Partner determines that the Partnership, any Aggregator or any Special Purpose Vehicle is required by law to withhold or to make payments of Withholding Taxes on behalf of or with respect to any Partner or as a result of a Partner’s participation in the Partnership, the General Partner may withhold (or cause to be withheld) such amounts and make such tax payments as so required.

(ii) All Withholding Taxes made on behalf of a Partner or as a result of a Partner’s participation in the Partnership (other than by way of withholding on amounts otherwise distributable) shall, at the option of the General Partner, be promptly paid to the Partnership by the Partner on whose behalf such Withholding Taxes were made or be repaid by reducing the amount of the current or next succeeding distribution or distributions which would otherwise have been made to such Partner or, if such distributions are not sufficient for that purpose, by so reducing the withdrawal proceeds or proceeds on liquidation otherwise payable to such Partner; provided, that (A) if the amount of the next succeeding distribution or distributions or proceeds on withdrawal or liquidation are reduced, such amount shall include an amount to cover interest on the Withholding Tax at the lesser of (1) the rate of 8% per annum (compounded annually), and (2) the maximum rate permitted by applicable law, (B) should the General Partner elect to so reduce such distributions or proceeds, the General

Partner shall use commercially reasonable efforts to notify the applicable Partner of its intention to do so, and (C) in the event that a Limited Partner pays any such amounts to the Partnership such payment shall not constitute a Capital Contribution. Whenever the General Partner makes any such reduction of the proceeds payable to a Partner pursuant to the preceding sentence for repayment of a Withholding Tax by such Partner or a Withholding Tax is made by way of withholding on amounts otherwise distributable, for all other purposes of this Agreement such Partner shall be treated as having a Capital Account and as having received all distributions (whether before or upon withdrawal or liquidation) unreduced by the amount of such Withholding Tax. For the avoidance of doubt, all references in this Section 6.05(f) (Withholding) to any Partner shall include any Feeder Fund Investor, as applicable. Unless otherwise agreed to by the General Partner in writing, each Partner shall indemnify and hold harmless the Partnership and the General Partner from and against any liability with respect to any Withholding Tax required to be paid on behalf of or otherwise paid with respect to such Partner, other than any such Withholding Tax that arises as a result of the gross negligence of the General Partner.

(iii) If a Withholding Tax is required to be made by the Partnership, any Intermediate Vehicle and any other Blocker Entity, any Aggregator or any Special Purpose Vehicle and the General Partner determines that such amount is allocable to the interest in the Partnership of a Person that is at such time a Partner, such Withholding Tax shall be treated as being made on behalf of or with respect to such Partner or as a result of such Partner’s participation in the Partnership for purposes of this Section 6.05(f) (Withholding) whether or not the tax in question applies to a taxable period of the Partnership during which such Partner held an interest in the Partnership.

(iv) If any liability with respect to any Withholding Tax relates to a Former Partner or any Partner that has made a withdrawal, been withdrawn (including compulsorily pursuant to Section 6.03 (Required Withdrawals)) or has Transferred all or part of its interest in the Partnership, such Former Partner (which in the case of a partial withdrawal or Transfer shall include a continuing Partner with respect to the portion of its interest in the Partnership so withdrawn or Transferred) shall indemnify the Partnership for its allocable portion of such liability (as determined by the General Partner in its sole discretion), unless otherwise agreed to by the General Partner in writing. Each Partner acknowledges that, notwithstanding the withdrawal or Transfer of all or any portion of its interest in the Partnership, it shall remain liable, pursuant to this Section 6.05(f) (Withholding), for tax liabilities with respect to its allocable share of income and gain of the Partnership or Special Purpose Vehicle for all taxable years (or portions thereof) prior to such withdrawal or Transfer, as applicable (including any liabilities arising under Section 6225 or Section 1446(f) of the Internal Revenue Code).

(v) If any amount required to be withheld was not, in fact, actually withheld from distributions, the General Partner may, at its option, (i) require the affected Partner or Former Partner to reimburse the Partnership for such withholding or (ii) reduce any subsequent distributions to such Partner by the amount required to be but not withheld. Each Partner and Former Partner shall indemnify the General Partner and the Partnership against any losses and liabilities (including interest and penalties) related to any withholding obligations with respect to allocations or distributions made to such Partner by the Partnership, other than any such losses and liabilities (including interest and penalties) that arise as a result of the gross negligence of the General Partner. To the extent that a tax liability imposed under Section 6225 of the Internal Revenue Code relates to a Former Partner, such Former Partner shall indemnify the Partnership for its allocable portion of such tax, unless such indemnity is waived by the General Partner in its sole discretion. Each Partner acknowledges that, notwithstanding the withdrawal, sale, assignment, pledge or other transfer of all or any portion of its Interest it may remain liable, pursuant to this Section 6.05(f) (Withholding), for tax liabilities arising in respect of its Interest for the taxable years (or portions thereof) prior to such sale, assignment, pledge or other transfer, as applicable, under Section 6225 of the Internal Revenue Code or otherwise hereunder.

(vi) The General Partner shall not be obligated to apply for or obtain a reduction of or exemption from Withholding Tax on behalf of any Partner that may be eligible for such reduction or exemption. Each Partner shall furnish the General Partner with such information and forms as such Partner may be required to complete where necessary to comply with any and all laws and regulations governing the obligations of Withholding Tax agents, including if a Partner claims entitlement to a reduced rate of, or exemption from, a Withholding Tax pursuant to an applicable income tax treaty, as may be necessary or appropriate in connection with any tax audit under the BBA Audit Rules (including to reduce any imputed underpayment under Section 6225 of the Internal Revenue Code) or otherwise. Each Partner represents and warrants that any information and forms furnished by such Partner will be true and accurate and agrees to indemnify the Partnership and each of the Partners from any and all damages, taxes, costs and expenses resulting from any inaccurate or incomplete information or forms provided by such Partner.

(g) BHC Limited Partners. The General Partner shall give at least 15 days’ prior written notice to each Limited Partner that is a BHC Limited Partner of any proposal to distribute property in-kind to such Limited Partner and the proposed date of such distribution, and shall not make any such distribution in-kind to the extent that such BHC Limited Partner advises the General Partner at least five days prior to the date set forth in such notice for such distribution that such distribution in-kind is reasonably expected to cause such BHC Limited Partner to violate the BHCA.

(h) Distributions at the Level of the Aggregators and the Designated Parallel Vehicles. Notwithstanding anything in this Section 6.05 (Distributions) to the contrary, all or a portion of any amount distributed pursuant to this Section 6.05 (Distributions) may be made or calculated at the level of the Aggregators and/or the Designated Parallel Vehicles with the distributions of a Partner being adjusted accordingly.

(i) Limitation on Distributions. Notwithstanding anything to the contrary contained in this Agreement, the Partnership and the General Partner on behalf of the Partnership, shall not be required to make a distribution to any Partner on account of its interest in the Partnership if the General Partner determines, in its sole discretion, that such distribution would be likely to violate applicable law.

Section 6.06 Effective Date of Withdrawal. Unless otherwise specified in this Agreement, the effective date of a Partner’s withdrawal shall mean (i) the Withdrawal Date, in the case of a withdrawal pursuant to Section 6.02(a) (Voluntary Withdrawals Generally), or (ii) the date determined by the General Partner if such Partner shall be required to withdraw from the Partnership pursuant to Section 6.03 (Required Withdrawals).

Section 6.07 Additional Limitations on Withdrawal of Capital Account.

(a) Limitation on Withdrawals and Distributions. Notwithstanding anything to the contrary herein, the right of any Partner or its legal representatives to withdraw any amount from its Capital Account(s) and to have distributed to it any such amount (or any portion thereof) pursuant to this Article VI (Withdrawals and Distributions of Capital) is subject to the provision by the General Partner for all Partnership liabilities in accordance with the Delaware Act and for reserves and holdbacks in accordance with Section 5.07 (Liabilities). In addition, no withdrawal or distribution shall be permitted that would result in a Capital Account having a negative balance immediately after giving effect to such distribution. Notwithstanding anything to the contrary contained in this Agreement, the Partnership, and the General Partner on behalf of the Partnership, shall not be required to make a distribution to any Partner on account of its interest in the Partnership if the General Partner determines, in its sole discretion, that such distribution would be likely to violate applicable law.

(b) Suspensions. The General Partner, in its sole discretion, may suspend withdrawal rights, Quarterly Distributions and/or the determination of the Net Asset Value of each Limited Partner’s Capital Account(s), in whole or in part:

(i) during any period in which any stock exchange or over-the-counter market on which a substantial portion of the Partnership’s Investments are quoted, traded or dealt in is closed, other than for ordinary holidays and weekends, or during periods in which dealings are restricted or suspended;

(ii) during any period during which, in the opinion of the General Partner, disposal of a portion of Investments by the Partnership would not be reasonable or practical;

(iii) during any breakdown in the means of communication normally employed in determining the price or value of the Partnership’s assets or liabilities or current prices in any securities market, or when for any other reason the General Partner, in its sole discretion, determines that the prices or values of any assets or liabilities of the Partnership cannot reasonably be promptly and accurately ascertained;

(iv) during any period when the transfer of funds involved in the realization or acquisition of any Investments cannot be, in the General Partner’s sole discretion, effected at normal rates of exchange;

(v) when there exists, in the opinion of the General Partner, a state of affairs in which disposal of Partnership assets, or the determination of the Net Asset Value of the Partnership, would not be reasonably practicable or where permitting withdrawals or disposing of Partnership assets is, in the opinion of the General Partner, likely to be prejudicial to the non-withdrawing Limited Partners, the Fund as a whole or any Apollo Clients;

(vi) for any period during which a withdrawal would cause a breach, default or other termination event under any covenant in any agreement entered into by the Partnership, including any margin lending agreement, securities lending agreement, master repurchase agreement, ISDA master agreement, bank account agreement or similar agreement;

(vii) during any period in which its investment subsidiaries, any Aggregator and/or any Subsidiary (including any Special Purpose Vehicles) has suspended redemption or withdrawal rights and/or the determination of the net asset value of such investment subsidiary, Aggregator and/or any such Subsidiary, as applicable; and

(viii) in the event of the dissolution and winding up of the Partnership, the STE Fund, any Aggregator, any Feeder Fund or any Parallel Fund.

Any suspension of withdrawals and/or the making of Quarterly Distributions will take effect at such time as the General Partner, in its sole discretion, shall declare and thereafter, there shall be no voluntary withdrawals and/or Quarterly Distributions until the General Partner declares any such suspension to be at an end. Such suspension will terminate in any event on the day following the first Business Day on which the condition giving rise to the suspension has ceased to exist; provided that the General Partner has not declared a suspension on other grounds.

During the period of any suspended withdrawals or distributions, the Limited Partner’s investments will continue to be at risk in the Partnership’s business. Upon a suspension of withdrawal rights, all pending withdrawal requests will be automatically revoked, and no requests subsequently received will be valid until such time as the General Partner permits Limited Partners to submit withdrawal requests in anticipation of lifting the suspension. The Management Fee may continue to be made during any suspension.

(c) Aggregator Suspensions. Each of the Aggregators and the Subsidiaries shall have the right to suspend withdrawal rights, in whole or in part, and/or suspend the determination of net asset value of such Aggregator or any such Subsidiary (as applicable) under the same circumstances (with the required changes) under which the Partnership may suspend withdrawal rights and/or the determination of the net asset value of the Partnership, as applicable. If an Aggregator and any Subsidiary suspend withdrawal rights, in whole or in part, and/or suspend the determination of net asset value of such Aggregator or any such Subsidiary (as applicable), the Partnership generally will suspend withdrawal rights and/or the determination of the net asset value of the Partnership on the same terms.

(d) Pending Withdrawals Upon Suspension. Upon the determination by the General Partner, in its sole discretion, that any of the conditions for suspension of withdrawals under Section 6.07(b) (Suspensions) no longer applies, withdrawal rights, Quarterly Distributions shall be promptly reinstated, and any pending withdrawal requests shall be honored, subject to any other limitations on withdrawals that may exist at the time, as of the end of the month following such determination. Management Fees may continue to be paid during any suspension pursuant to Section 6.07(b) (Suspensions) or Section 8.02(c) (Withdrawals Upon Winding Up).

(e) Suspension of Payment of Withdrawal Proceeds. The General Partner may suspend the payment of withdrawal proceeds and Quarterly Distributions to any Limited Partner if the General Partner reasonably deems it necessary to do so to comply with laws and regulations (including anti-money laundering laws and regulations) applicable to the Partnership, the Aggregators, the General Partner, the Investment Manager, the Administrator or their respective Affiliates, Subsidiaries or associates or any of the Partnership’s other service providers.

(f) General Partner Actions During Suspension Period. Notwithstanding anything herein to the contrary, during any period in which the determination of the Net Asset Value of the Partnership, the Net Asset Value of each Limited Partner’s Capital Account(s) withdrawal rights, and/or Quarterly Distributions are suspended, the General Partner may, in its sole discretion (i) require any Partner to withdraw from the Partnership and/or terminate all or any part of an Interest, in accordance with Section 6.03 (Required Withdrawals) and (ii) make distributions in accordance with Section 6.05 (Distributions). Management Fees may continue to be paid during any suspensions pursuant to this Section 6.07 (Additional Limitations on Withdrawal of Capital Account) or Section 8.02(c) (Withdrawals Upon Winding Up).

Section 6.08 Withdrawals by BHC Limited Partners. If at any time as a result of proposed withdrawals by or distributions to other Partners, or for any other reason, the General Partner expects a BHC Limited Partner’s Interest to equal or exceed 25% of the aggregate Capital Account balances of all of the Partners, the General Partner shall immediately notify such BHC Limited Partner and permit such BHC Limited Partner to withdraw so much of its capital in the Partnership as shall be necessary to maintain such BHC Limited Partner’s total investment in the Partnership at a level below 25% of the aggregate Capital Account balances of all the Partners.

ARTICLE VII

TRANSFERS OF INTEREST

Section 7.01 Assignability of Interests. Without the prior written notice to and approval of the General Partner, a Limited Partner may not make a Transfer except by operation of law. Prior to approving any Transfer, the General Partner shall consult with counsel to the Partnership (including, for this purpose, in-house counsel) to ensure that such Transfer would not create a substantial risk, either alone or with other Transfers or withdrawals, that the Partnership would be treated as a “publicly traded partnership” taxable as a corporation for U.S. federal income tax purposes. The approval of the General Partner shall be withheld and a proposed Transfer will not be permitted unless (i) the transaction (A) complies with U.S. federal and any applicable state securities laws, (B) complies with all other applicable U.S. federal, state or non-U.S. laws, (C) shall not subject the Partnership to the registration or reporting requirements of the Investment Company Act, (D) shall not create, either alone or with other Transfers, a substantial risk (as determined by the General Partner in its sole discretion) that the Partnership would be classified as a “publicly traded partnership” taxable as a corporation for U.S. federal income tax purposes, and (E) complies with all applicable anti-money laundering rules; (ii) upon reasonable request of the General Partner, such Limited Partner shall have delivered to the General Partner an opinion of counsel, in form and substance reasonably satisfactory to the General Partner, that such transaction complies with the conditions set forth in clauses (A) through (E) above and such other matters as the General Partner may reasonably request; provided that the General Partner, in its sole discretion, may waive all or any part of the opinion required by (ii) above if it has a reasonable basis on which to conclude that the requirements set forth in (i) above, as to which the opinion is waived, are or shall be satisfied; and (iii) pursuant to such Transfer, the transferee agrees to assume any obligations applicable to the transferor under this Agreement; provided that the General Partner, in its sole discretion, may waive the requirement set forth in this clause (iii) with respect to any transferee. The General Partner may also request officer certificates and representations and warranties from the transferee and transferor as to the matters set forth in clauses (A) through (G) above and such other factual matters as the General Partner may reasonably request. Any attempted Transfer not made in accordance with this Section 7.01 (Assignability of Interests), to the fullest extent permitted by law, shall be null and void.

Section 7.02 Substitute Limited Partner. No Transferee of an Interest shall become a Substitute Limited Partner unless all of the following conditions have been satisfied or waived by the General Partner, within such reasonable time period as the General Partner shall determine:

(a) The Transfer is permitted under Section 7.01 (Assignability of Interests);

(b) The Partnership receives a copy of all documents effecting the Transfer from the Transferor to the Transferee;

(c) The General Partner consents in writing to the admission of the Transferee as a Substitute Limited Partner;

(d) The Transferee has executed an instrument, in form and substance satisfactory to the General Partner, accepting and agreeing to adhere to and be bound by all terms and conditions of this Agreement; and

(e) The Transfer will not result in a violation of any state or federal statute, regulation, court order, judicial decree or rule of law by any of the Partnership, the General Partner, the Investment Manager, any other Partnership entity and related entities or any Investment, or any Affiliate of any of the foregoing, either generally or with respect to any additional tax, regulatory, legal, anti-money laundering or other burden or requirements.

Section 7.03 Allocations Upon Transfer. In the event of the Transfer of a Partner’s Interest at any time other than the end of a Fiscal Year, the various items of Partnership income, gain, deduction, loss, credit and allowance as computed for U.S. federal income tax purposes shall be allocated between the Transferor and the Transferee in the ratio of the number of days in the Fiscal Year before and after the Transfer, unless the Transferor and the Transferee shall (i) have given the Partnership written notice, on or before January 15 following the year in which such Transfer occurred, stating their agreement that such allocation shall be made on some other proper basis, and (ii) agree to reimburse the Partnership for any incidental accounting fees and other expenses incurred by the Partnership in making such allocation.

Section 7.04 Transfer by the General Partner. Any Transfer by the General Partner of its general partner interest in the Partnership that constitutes a deemed assignment of the Investment Management Agreement under the Advisers Act may not be made without the consent of a Majority-in-Interest of the Limited Partners as required under Section 205(a)(2) of the Advisers Act. For the avoidance of doubt, the General Partner may Transfer all or any part of its general partner interest in the Partnership if any such Transfer does not constitute such a deemed assignment under the Advisers Act. If the General Partner Transfers its entire interest as the general partner of the Partnership in accordance with this Agreement, the transferee shall automatically be admitted to the Partnership as the replacement general partner immediately prior to such transfer without any further action, approval or vote of any other Person, including any other Partner, upon the execution of a counterpart signature page to this Agreement, and such transferee shall continue the business of the Partnership without dissolution.

Section 7.05 Conditions to Succession to Capital Accounts. If the General Partner consents to a Transfer upon compliance with Section 7.01 (Assignability of Interests), the Transferee shall be admitted as a substituted Limited Partner and shall succeed proportionately to the Capital Account balance of its Transferor (and its Transferor shall be proportionately relieved of further obligations under this Agreement and shall, if requested by the General Partner, expressly acknowledge such liability in such agreements as may be entered into by such Transferor in connection with such Transfer) only upon compliance with the following additional conditions: (i) the General Partner shall have consented to such admission, which consent may be granted or withheld in its sole discretion; (ii) the proposed Transferee shall have executed an amendment, counterpart or supplement to this Agreement, and shall have executed such other instruments as the General Partner may deem necessary or desirable to admit such transferee as a substituted Limited Partner and to evidence such substituted Limited Partner’s agreement to adhere to and be bound by and to comply with the terms and provisions hereof; and (iii) the Transferor shall have paid or caused to have been paid to the Partnership all of the Partnership’s out-of-pocket expenses connected with such Transfer and substitution (including, but not limited to, the reasonable legal and accounting expenses incurred by the Partnership).

Section 7.06 Null and Void Transfer. Unless waived by the General Partner, any purported Transfer by any Limited Partner (including transferees thereof or substituted partners therefor) of any interest in the Partnership not made strictly in accordance with the provisions of this Article VII or otherwise not permitted by this Agreement shall be entirely null and void.

Section 7.07 Recognition of Limited Partners. Unless named in this Agreement and the books and records of the Partnership, or unless admitted to the Partnership as a Partner as provided in this Agreement and named on the books and records of the Partnership, no Person shall be considered a Partner. The Partnership and the General Partner shall not be required to recognize any Person as a Limited Partner or otherwise merely because of the Transfer of all or any portion of a Partner’s interest in the Partnership to such Person, unless such Transfer is made in accordance with Section 7.01 (Assignability of Interests) and such Person is admitted as a substituted Limited Partner in accordance with Section 7.05 (Conditions to Succession to Capital Accounts).

ARTICLE VIII

DURATION AND DISSOLUTION OF THE PARTNERSHIP

Section 8.01 Term. The term of the Partnership began on the date the Certificate of Limited Partnership of the Partnership was filed and shall continue until the cancellation of the Certificate of Limited Partnership of the Partnership in accordance with this Agreement and the Delaware Act.

Section 8.02 Dissolution.

(a) Dissolution Event. The Partnership shall be dissolved and its affairs shall be wound up in accordance with this Agreement only upon the first to occur of any of the following events (each, a “Dissolution Event”):

(i) a determination in writing by the General Partner that the Partnership should be dissolved;

(ii) upon the vote of a Majority-in-Interest of Limited Partners (including, for the avoidance of doubt, Limited Partners that are Voting Affiliated Feeder Funds, but excluding Limited Partners that are Affiliates of the General Partner, the Investment Manager or AGM);

(iii) [Intentionally Omitted];

(iv) at any time there are no Limited Partners, unless the Partnership continues its business in accordance with the Delaware Act;

(v) the entry of a decree of judicial dissolution under Section 17-802 of the Delaware Act; or

(vi) the insolvency, bankruptcy, withdrawal, dissolution or termination of the General Partner (unless a replacement General Partner is appointed and the Partnership is continued in accordance with the Delaware Act).

(b) Call for Vote. Upon the written request of any one or more Limited Partners entitled to cast at least 25%-in-Interest of the votes eligible to be cast on a vote to commence the winding up of the Partnership pursuant to Section 8.02(a)(ii) (Dissolution Event) (the “Requesting Partners”), the General Partner shall deliver to each Limited Partner who is eligible to vote a two-way proxy or voting form, together with (i) instructions regarding the method and a reasonable deadline for casting a vote, (ii) any lawful materials that the Requesting Partners reasonably request to be included as part of such delivery and (iii) such other information as the General Partner deems appropriate.

(c) Withdrawals Upon Winding Up. Notwithstanding anything otherwise provided herein, upon a determination to dissolve the Partnership, withdrawal requests and distributions in respect of previously honored but not paid withdrawals may not be made. On the occurrence of a Dissolution Event, the Partnership shall be wound up in accordance with Section 8.03 (Winding Up) and the Delaware Act and terminated upon the filing of a Certificate of Cancellation of Certificate of Limited Partnership of the Partnership with the Office of the Secretary of State of the State of Delaware pursuant to the Delaware Act.

Section 8.03 Winding Up.

(a) Upon the occurrence of a Dissolution Event, the General Partner shall, within no more than 30 days after completion of a final audit of the Partnership’s financial statements, make distributions out of the Partnership’s assets, in the following manner and order:

(i) to creditors, including Partners who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Partnership (whether by payment or by establishment of reserves); and

(ii) to the Partners in the proportion of their respective Capital Accounts.

(b) The General Partner, in its sole discretion, or a Majority-in-Interest of Limited Partners if the Partnership no longer has a General Partner, may at any time, and from time to time, designate one or more liquidators, including one or more members of the General Partner, who shall have full authority to wind up and liquidate the business of the Partnership and to make final distributions as provided in this Section 8.03(b) (Winding Up). The appointment of any liquidator may be revoked or a successor or additional liquidator or liquidators may be appointed at any time by an instrument in writing signed by the General Partner or a Majority-in-Interest of Limited Partners, as the case may be. Any such liquidator may receive compensation from the assets of the Partnership as shall be fixed, from time to time, by the General Partner or a Majority-in-Interest of Limited Partners, as the case may be.

(c) In the event that the Dissolution Event occurs on a date other than the last day of a Fiscal Year, the date of such winding up shall be deemed to be the last day of a Fiscal Year for purposes of adjusting the Capital Accounts of the Partners pursuant to Section 5.04 (Allocation of Net Capital Appreciation or Net Capital Depreciation) and Section 5.05 (Special Allocations). For purposes of distributing the assets of the Partnership upon winding up, the General Partner shall be entitled to a return, on a pari passu basis with the Limited Partners, of the amount standing to its credit in its Capital Account.

Section 8.04 Time for Liquidation, etc. A reasonable time period shall be allowed for the orderly winding up and liquidation of the assets of the Partnership and the discharge of liabilities to creditors so as to enable the Partnership to seek to minimize potential losses upon such liquidation. The provisions of this Agreement, including the provisions relating to the payment of the Management Fee, shall remain in full force and effect during the period of winding up and until the filing of a Certificate of Cancellation of Certificate of Limited Partnership of the Partnership with the Office of the Secretary of State of the State of Delaware pursuant to the Delaware Act.

ARTICLE IX

REPORTS TO PARTNERS; BOOKS AND RECORDS

Section 9.01 Independent Auditors. The financial statements of the Partnership shall be audited by an independent certified public accountant selected by the General Partner as of the end of each Fiscal Year of the Partnership.

Section 9.02 Financial Statements. Within 120 days of the end of each Fiscal Year, or as soon as reasonably practicable thereafter, the Partnership shall prepare and deliver, or cause its accountants to prepare and deliver, to each Partner financial statements of the Partnership, audited by the independent certified public accountant selected by the General Partner. Any reports or financial statements provided to the Limited Partners may, in the discretion of the General Partner, be provided in electronic form (whether by electronic mail or posting to the Partnership’s intranet website or other internet service in accordance with Section 11.13(b) (Notices)). The filing of a Form 10-K with the U.S. Securities and Exchange Commission will be deemed to satisfy this obligation.

Section 9.03 Quarterly and Monthly Statements. The Partnership shall also provide periodic unaudited performance information, no less frequently than quarterly, to the Limited Partners, including (i) a report and summary of the Investments of the Partnership, (ii) portfolio valuation information and (iii) a statement of the Net Asset Value of the Partnership and a statement of the Capital Account balance of each Limited Partner, as of the last calendar day of such quarter. The filing of a Form 10-Q with the U.S. Securities and Exchange Commission including such performance information will be deemed to satisfy this obligation. On a monthly basis, the Partnership will provide each Limited Partner with a statement of its Capital Account balance as of the last calendar day of such month.

Section 9.04 Reports to Partners and Former Partners. Within 120 days of the end of each Fiscal Year, or as soon as reasonably practicable thereafter, the Partnership shall prepare and deliver, or cause its accountants to prepare and deliver, to each Partner and, to the extent necessary, to each Former Partner (or its legal representatives), a report setting forth in sufficient detail such information as shall enable such Partner or Former Partner (or such Partner’s legal representatives) to prepare its U.S. federal income tax return in accordance with the laws, rules and regulations then prevailing.

Section 9.05 Books and Records.

(a) The General Partner shall keep (or cause to be kept) books and records pertaining to the Partnership’s affairs showing all of its assets and liabilities, receipts and disbursements, gains and losses, Partners’ Capital Accounts and all transactions entered into by the Partnership. Such books and records of the Partnership shall be kept at the Partnership’s office or at the office of an agent of the Partnership or at such other place as the General Partner may determine.

(b) Notwithstanding anything to the contrary in this Agreement, each Limited Partner hereby waives any right, including under Section 17-305 of the Delaware Act, to obtain any information contained in the books and records of the Partnership (whether kept by the General Partner, the Investment Manager, the Administrator or any other Person), including any Confidential Information and any information relating to any other Limited Partner or the Partnership’s trading activity.

(c) Solely to the limited extent required by the Delaware Act, each Limited Partner shall have the right during normal business hours at the principal place of business of the Partnership, or such other location determined by the General Partner, and following at least five days’ prior written notice to the General Partner, which notice shall set forth the purpose of such Limited Partner’s request (which purpose must be reasonably related to such Limited Partner’s interest in the Partnership), to obtain from the Partnership only such limited information and documentation as is required to be disclosed or provided pursuant to the Delaware Act with respect to such Limited Partner’s interest in the Partnership. Such access rights shall be further subject to such reasonable conditions and restrictions as the General Partner may prescribe, and shall be subject to Section 10.03 (Restricted Information). Each Limited Partner shall bear all expenses incurred in any examination made on behalf of such Limited Partner. The Partnership shall have no obligation to provide to any requesting Limited Partner any information which at the time of the request the General Partner, in its sole discretion, deems to be Confidential Information or other information the disclosure of which the General Partner in good faith believes is not in the best interest of the Partnership or which could damage the Partnership or its business or which the Partnership is required by law or by agreement with any third party to keep confidential.

Section 9.06 Tax Matters.

(a) Partnership Representation in Tax Matters.

(i) The Partnership Representative shall be permitted to take any and all actions under the BBA Audit Rules (including making or revoking the election referred to in Section 6226 of the BBA Audit Rules and all other applicable tax elections) and shall have any powers necessary to perform fully in such capacity, in consultation with the General Partner if the General Partner is not the Partnership Representative. The General Partner shall (or shall cause another Applicable Tax Representative to) keep the Partners informed of any administrative and judicial proceedings related to tax matters and any election described in the preceding sentence. The General Partner shall notify the Limited Partners of the identity of the Applicable Tax Representative if a Person other than the General Partner is designated as the Applicable Tax Representative.

(ii) Any Partner or Former Partner that is in dispute with any tax authority in relation to a matter relating to the Partnership shall notify the General Partner within 30 days and, if the Applicable Tax Representative reasonably determines that the matter is of material relevance to the tax position of the Partnership and notifies such Partner of such determination, such Partner shall consult with the Applicable Tax Representative (or any advisor appointed by the Applicable Tax Representative for the purpose) as to how that dispute is to be handled. Any Partner or Former Partner that enters into a settlement agreement with respect to any Partnership item shall notify the General Partner of such settlement agreement and its terms within 30 days after the date of settlement.

(iii) Each Applicable Tax Representative shall be entitled to be reimbursed by the Partnership for all costs and expenses incurred by it in connection with any administrative or judicial proceeding affecting tax matters of the Partnership and the Partners in their capacity as such and, in accordance with Section 4.07 (Indemnification), to be indemnified by the Partnership with respect to any proceeding brought against it in connection with any judgment in or settlement of any such proceeding.

(b) Tax Information.

(i) Each Partner shall provide the Partnership with any information that may be reasonably requested by the General Partner in connection with the compliance by the Partnership and its subsidiaries with applicable tax laws, the filing of any tax return with respect to Partnership and its subsidiaries, or any tax election with respect to the Partnership and its subsidiaries, including in connection with any election under Section 754 of the Internal Revenue Code or to facilitate compliance by the Partnership with Section 743 of the Internal Revenue Code. Each Partner shall upon request supply the information necessary to properly give effect to any elections described in Section 9.06(a)(i) (Partnership Representation in Tax Matters) or to otherwise enable an Applicable Tax Representative to implement the provisions of this Section 9.06 (Tax Matters) (including filing tax returns, defending tax audits or other similar proceedings and conducting tax planning).

(ii) If requested by the General Partner, each Limited Partner shall deliver to the General Partner: (x) an affidavit in a form reasonably satisfactory to the General Partner that the applicable Limited Partner (or its direct or indirect owners, as the case may be) is exempt from or is entitled to a reduced rate of withholding tax under the provisions of any U.S. federal, state, local, non-U.S. or other law (including the appropriate IRS Form W-8 or W-9); (y) any certificate or other document that the General Partner may reasonably request with respect to any such laws (including any form, certification, or other information required by AEOI); and/or (z) any other form or instrument reasonably requested by the General Partner relating to any Limited Partner’s status under such law. If a Limited Partner fails or is unable to deliver to the General Partner an affidavit described in subclause (x) or certificate or other documentation described in subclause (y) or (z) of this Section 9.06(b) (Tax Information), the General Partner may withhold amounts from such Limited Partner in accordance with Section 6.05(f) (Withholding). Each Limited Partner represents and warrants that any such information and forms furnished by such Limited Partner pursuant to this Section 9.06(b) (Tax Information) shall be true and accurate and, unless otherwise agreed by the General Partner in writing, shall reimburse and hold harmless the Partnership and each of the Limited Partners from any and all damages, costs and expenses resulting from the filing of inaccurate or incomplete information or forms relating to such withholding taxes.

(c) Classification as a Partnership. The parties hereto intend that the Partnership be classified as a partnership for U.S. federal income tax purposes effective as of the date of this Agreement. The General Partner shall not elect to have the Partnership classified as an association taxable as a corporation for U.S. federal income tax purposes pursuant to Treasury Regulations Section 301.7701–3. The General Partner shall, for and on behalf of the Partnership, take all steps as may be required or advisable to maintain the Partnership’s classification as a partnership for U.S. federal income tax purposes.

(d) Survival. The provisions of this Section 9.06 (Tax Matters) shall survive any termination of this Agreement and shall continue to apply to any Former Partner, notwithstanding the withdrawal, sale, assignment, pledge or other Transfer of all or any portion of its Interests in the Partnership.

ARTICLE X

CONFIDENTIAL INFORMATION

Section 10.01 Confidentiality.

(a) In connection with the organization of the Partnership and its ongoing business, the Limited Partners will receive or have access to Confidential Information. Subject to express permissions granted under any Other Agreement between a Partner and the General Partner, each Limited Partner agrees to keep confidential, and not to make any use of (other than for purposes reasonably related to its Interest or for purposes of filing such Limited Partner’s tax returns) or disclose to any Person, any Confidential Information except to its Authorized Representatives on a need-to-know basis or as otherwise required by any regulatory authority, law or regulation, or by legal process. Prior to making any disclosure required by any regulatory authority, law or regulation, or by legal process, each Limited Partner shall use its reasonable best efforts to notify the General Partner of such disclosure. Prior to any disclosure to any Authorized Representative of a Limited Partner, such Limited Partner must advise such Authorized Representative of the obligations set forth in this Section 10.01 (Confidentiality). For the avoidance of doubt, nothing herein shall prohibit any Partner from reporting possible violations of federal or state laws or regulations to any federal or state governmental agency, including, but not limited to, the U.S. Department of Justice, the U.S. Securities and Exchange Commission, U.S. Congress and any U.S. agency Inspector General, or from making other disclosures that are protected under the whistleblower provisions of U.S. federal or state laws or regulations, nor shall anything herein require such Partner to notify the General Partner that it has made such reports or disclosures.

(b) Each Limited Partner agrees that the General Partner has the right to keep confidential from the Limited Partners, for such period of time as the General Partner in its sole discretion deems reasonable, any Confidential Information.

Section 10.02 Equitable and Injunctive Relief. The Partners acknowledge that (a) the provisions of Section 10.01 (Confidentiality) are intended to preserve the unique relationship between the Partners; (b) the provisions of Section 10.01 (Confidentiality) are intended to preserve the value and goodwill of the Fund’s business; and (c) in the event of a breach or a threatened breach by any Partner of its obligations under Section 10.01 (Confidentiality), the Fund or any other Partner will not have an adequate remedy at law. Accordingly, in the event of any such breach or threatened breach by a Partner, the Fund and any of the other Partners shall be entitled to such equitable and injunctive relief as may be available to restrain such Partner and any Person participating in such breach or threatened breach from the violation of the provisions thereof. Nothing in this Agreement shall be construed as prohibiting the Fund or any Partner from pursuing any other remedies available at law or in equity for such breach or threatened breach, including the recovery of damages.

Section 10.03 Restricted Information.

(a) The General Partner may, to the maximum extent permitted by law or this Agreement, keep confidential from any Limited Partner any information (including MNPTI) the disclosure of which the General Partner determines, in its sole discretion, (i) is required by law, agreement or otherwise to be kept confidential, or (ii) may have an adverse effect on (x) the ability to entertain, negotiate or consummate any proposed Investment or any transaction directly or indirectly related to, or giving rise to, such proposed Investment, (y) the Fund, the General Partner or any of their Affiliates or (z) any Person that is, directly or indirectly, the subject of an Investment.

(b) Notwithstanding anything in this Agreement to the contrary, including any requirement to provide lists of Investments and valuation information or to allow the inspection of the Partnership’s books, if the General Partner determines, in its sole discretion, that there is a reasonable likelihood that a Limited Partner shall be required to disclose any information that is to be provided or disclosed to such Limited Partner, then such information, to the fullest extent permitted by law, may be adjusted, in the General Partner’s sole discretion, so that any financial information, valuation or other confidential information is not disclosed to any Limited Partner that is directly or indirectly subject to either (i) Section 552(a) of Title 5, United States Code (commonly known as the “Freedom of Information Act”) or (ii) similar public disclosure law whether currently in force or enacted in the future (a “Public Fund Partner”). The provisions of this Section 10.03(b) (Restricted Information) shall also apply to any Limited Partner that is acting as an agent or trustee for a Public Fund Partner where financial information, valuation or other confidential information could at any time become available to the Public Fund Partner. At the General Partner’s reasonable request, to the extent permitted by applicable law, a Public Fund Partner shall promptly return all financial information, valuation or other confidential information, whether stored in hard copy or in any electronic device or medium.

ARTICLE XI

MISCELLANEOUS

Section 11.01 Entire Agreement. This Agreement, and, with reference to a Limited Partner that has entered into an Other Agreement, such Other Agreement, supersede any and all existing agreements, oral or written, between or among the Partnership, the General Partner and the Limited Partners, with respect to the Partnership.

Section 11.02 Other Agreements. Notwithstanding anything to the contrary in this Agreement, or of any Subscription Agreement, the Partners hereto acknowledge and agree that the General Partner on its own behalf or on behalf of the Partnership, in its sole discretion and without prior notice to or further act, approval or consent of any Limited Partner, may enter into agreements (“Other Agreements”) with certain Limited Partners that have the effect of establishing rights under, or altering or supplementing the terms of, this Agreement or of any Subscription Agreement with respect to such Limited Partner, including with respect to the Management Fee, withdrawal rights, information rights, voting rights or other rights or the currency in respect of which such Interests are offered. The Partners agree that any rights established, or any terms of this Agreement or any Subscription Agreement altered or supplemented, in an Other Agreement with a Limited Partner shall govern with respect to such Limited Partner notwithstanding any other provisions of this Agreement or any Subscription Agreement.

Section 11.03 Execution of Other Documents. Each of the Partners agrees to execute upon demand such certificates, counterparts, instruments and documents as may from time to time be required to be filed or recorded by law.

Section 11.04 Power of Attorney.

(a) Each of the Partners hereby constitutes and irrevocably appoints the General Partner as its true and lawful representative and attorney-in-fact, in its name, place and stead to make, execute, sign, acknowledge, swear to and file:

(i) a Certificate of Limited Partnership of the Partnership and any amendments thereto as may be required under the Delaware Act;

(ii) any duly adopted amendment or waiver of any provision of this Agreement that has been adopted or made as herein provided;

(iii) any and all instruments, certificates and other documents that may be deemed necessary, appropriate, proper, advisable, incidental or convenient to effect the dissolution and winding up of the Partnership (including the filing of a Certificate of Cancellation of Certificate of Limited Partnership of the Partnership);

(iv) any business certificate, amendment thereto or other instrument or document of any kind necessary or desirable to accomplish the business, purpose and objectives of the Partnership, or required by any applicable U.S. federal, state or local law;

(v) all other instruments or papers not explicitly inconsistent with the terms of this Agreement which may be required by law to be filed on behalf of the Partnership; and

(vi) any instruments or documents (including Other Agreements) which the General Partner determines in its sole discretion are required to admit any new Partners or to carry out the withdrawal or transfer of any Interests.

(b) The power of attorney hereby granted by each of the Limited Partners is coupled with an interest and shall be irrevocable and shall survive, and shall not be affected by, the subsequent death, disability, incapacity, adjudication of incompetency, termination, bankruptcy, insolvency or dissolution of such Limited Partner; provided, however, that such power of attorney shall terminate upon the substitution of another limited partner for all of such Limited Partner’s Interest or upon the complete withdrawal of such Limited Partner from participation in the Partnership.

(c) Each Limited Partner shall, at the request of the General Partner, execute additional powers of attorney in any document separate from this Agreement. In the event of any conflict between this Agreement and any instruments executed, delivered, or filed by the General Partner (and any successor thereto) pursuant to this power of attorney, this Agreement shall prevail.

(d) The General Partner may exercise the power of attorney granted in this Section 11.04 (Power of Attorney) by listing all of the Partners executing any agreement, certificate, instrument or document with the single signature of the General Partner as attorney-in-fact for all Partners.

Section 11.05 Amendments to Partnership Agreement.

(a) Amendment or Waiver by General Partner and Limited Partners. Subject to Sections 11.05(b) (Amendment or Waiver by the General Partner), 11.05(c) (Amendments and Waivers Related to Changes in Tax Law) and 11.05(d) (Adverse Amendments Withdrawal Rights), the terms and provisions of this Agreement may be modified or amended at any time and from time to time by the consent of Limited Partners holding more than 50% of the Affected Accounts, which consent may be written or passive (i.e., Limited Partners shall be deemed to have consented to such modification or amendment if they fail to object to such modification or amendment within a reasonable period of time set by the General Partner from the date such Limited Partners are notified of such modification or amendment), and the affirmative vote of the General Partner.

(b) Amendment or Waiver by the General Partner. Without the consent of the Limited Partners, the General Partner may amend this Agreement to: (i) reflect a change in the name of the Partnership or the principal place of business or the registered office of the Partnership; (ii) reflect the admission, substitution or withdrawal of Partners in accordance with this Agreement; (iii) make any change that is necessary or, in the opinion of the General Partner, advisable to qualify the Partnership as a limited partnership or a partnership in which the Limited Partners have limited liability under the laws of any state or non-U.S. jurisdiction, or ensure that the Partnership will not be treated as an association taxable as a corporation or as a “publicly traded partnership” taxable as a corporation for U.S. federal income tax purposes; (iv) make any change that, in the good faith determination of the General Partner, does not adversely affect the Limited Partners taken as a whole; (v) make any change that is necessary or reasonably desirable to cure any ambiguity, to correct or supplement any provision in this Agreement that would be inconsistent with any other provision in this Agreement, or to make any other provision with respect to matters or questions arising under this Agreement that will not be inconsistent with the provisions of this Agreement, in each case, so long as such change does not adversely affect the Limited Partners in any material respect; (vi) correct any printing, stenographic or clerical error or effect changes of an administrative or ministerial nature that do not increase the authority of the General Partner in any material respect or adversely affect the Limited Partners in any material respect; (vii) make any change that is necessary or desirable to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, statute, ruling or regulation of any U.S. federal, state or non-U.S. Governmental Authority, so long as such change is made in a manner that minimizes any adverse effect on the Limited Partners; (viii) prevent the Partnership from in any manner being deemed an “investment company” subject to the provisions of the Company Act; (ix) make any change: (A) that is of an inconsequential nature; (B) that is necessary or desirable to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation (including ERISA) of any U.S. federal or state agency or contained in any U.S. federal, state or non-U.S. statute; or (C) that would not materially adversely affect the ability of the Partnership, the General Partner or the Investment Manager to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation (including ERISA) of any U.S. federal or state agency or contained in any U.S. federal or state statute; (x) make any change that adds to the duties or obligations of the General Partner; (xi) make any change that benefits the Limited Partners; (xii) make those amendments contemplated by Section 11.05(c) (Amendments and Waivers Related to Changes in Tax Law); or (xiii) make any other amendments similar to the foregoing. Any amendment adopted in accordance with this Section 11.05(b) (Amendment or Waiver by the General Partner) shall not require execution by the Limited Partners.

(c) Amendments and Waivers Related to Changes in Tax Law. Notwithstanding Section 11.05(a) (Amendment or Waiver by General Partner and Limited Partners) or Section 11.05(b) (Amendment or Waiver by the General Partner), the General Partner, without the consent of any Limited Partner, may amend or waive any provision of this Agreement (i) to address any change in law that affects the tax treatment of any income allocated to the General Partner, its Affiliates, any Schedule I Limited Partner or any Person providing management services to the Partnership in respect of any interest in the Partnership held by the General Partner, its Affiliates or any Person providing management services to the Partnership or (ii) to enable, when applicable, the Partnership (or the Partnership Representative) to comply with the BBA Audit Rules or to make any elections or take any other actions available thereunder.

(d) Adverse Amendments Withdrawal Rights. Notwithstanding anything to the contrary in this Section 11.05 (Amendments to Partnership Agreement), this Agreement may be amended by the General Partner without the consent of the Limited Partners, at any time and without limitation, if any Limited Partner that would be materially and adversely affected by such amendment is given a reasonable opportunity to withdraw from the Partnership prior to the effective date of such amendment.

(e) Consent Process; Notification. With respect to any proposed amendment or waiver to this Agreement which, pursuant to the terms of this Agreement, requires the prior written consent of any Limited Partner, the General Partner shall send a written notice to the Limited Partners (an “Amendment Notice”), setting forth in reasonable detail the purpose of the proposed amendment or waiver, the wording of the proposed amendment or waiver, the date by which any Limited Partner must respond to such proposed amendment or waiver and, if applicable, the effective date of the proposed amendment or waiver. If any Limited Partner fails to respond in writing to the General Partner within 30 days after the date of delivery of the Amendment Notice, such Limited Partner shall be deemed to have consented to the proposed amendment or waiver. Within a reasonable period after any amendment or waiver to this Agreement made in accordance with this Article XI (Miscellaneous), the General Partner shall send a written notice to each Limited Partner describing such amendment or waiver in reasonable detail (which notice shall include (and may solely consist of) a copy of the amendment or waiver).

(f) Amendment of the Feeder Fund Agreements. Notwithstanding anything herein to the contrary, in the event of a change, amendment or waiver of any Feeder Fund Agreement in accordance with the amendment provisions thereof, the General Partner may cause this Agreement to be changed, amended or waived in a corresponding manner without the consent of any Limited Partner.

(g) Execution by Limited Partners Not Required. Notwithstanding anything to the contrary contained herein, upon obtaining such approvals required by this Agreement and without further action or execution by any other Person, including any Limited Partner, (i) any amendment to this Agreement may be implemented and reflected in a writing executed solely by the General Partner, and (ii) the Limited Partners shall be a party to and bound by such amendment of this Agreement.

Section 11.06 Voting.

(a) A Partner may divide its interests in the Partnership for purposes of exercising any voting rights under this Agreement.

(b) Except for the vote set forth in Section 8.02(a) (Dissolution Event), any provision of this Agreement that requires the vote, waiver or consent of (i) a Majority-in-Interest of the Limited Partners or (ii) another proportion of the Limited Partners (including Section 11.05 (Amendments to the Partnership Agreement)) shall require the aggregate vote, waiver or consent of the Limited Partners, the Feeder Fund Investors (i.e., each Feeder Fund shall vote proportionally based on the Net Asset Value of the Capital Accounts attributable to the Feeder Fund Investors voting in favor or providing consent in proportion to the aggregate Net Asset Value of all Capital Accounts of such Feeder Fund) and limited partners or investors of the Parallel Funds (except if the General Partner determines, in its sole discretion, that such vote, waiver or consent relates solely to the Partnership, such vote shall require only votes of the Limited Partners).

(c) Whenever a vote or consent of the partners of an Aggregator is required under the relevant Aggregator Agreement, the Partnership shall vote on, or consent to, the applicable matter based on the vote or consent of the Limited Partners (i.e., the Partnership shall vote proportionally based on the Net Asset Value of the Capital Accounts attributable to the Limited Partners voting in favor or providing consent in proportion to the aggregate Net Asset Value of all Capital Accounts of the Partnership).

Section 11.07 Non-Voting Interests of BHC Limited Partners and Registered Fund Limited Partners

(a) The portion of any Interests held for their own account by a BHC Limited Partner whose Interests are determined, at any time, to be in excess of 4.99% (or such greater or lesser percentage as may be permitted or required under Section 4(c)(6) of the BHCA) of the total outstanding aggregate voting Interests of all Limited Partners, excluding any other Interests that are Non-Voting Interests pursuant to this Section 11.07 (Non-Voting Interests of BHC Limited Partners and Registered Fund Limited Partners), shall be deemed to be Non-Voting Interests in whole or to the extent of such excess above 4.99% (whether or not subsequently transferred, in whole or in part, to any other Person); provided that such Non-Voting Interests shall be permitted to vote (i) on any proposal to dissolve or continue the business of the Partnership, and (ii) on matters with respect to which voting rights are not considered to be “voting securities” under 12 C.F.R. § 225.2(q)(2), including such matters which may “significantly and adversely” affect a BHC Limited Partner (such as amendments to this Agreement or modifications of the terms of its Interest). To the extent permitted by the BHCA, and except as otherwise provided in this Section 11.07 (Non-Voting Interests of BHC Limited Partners and Registered Fund Limited Partners), Non-Voting Interests shall not be counted as Interests held by any Limited Partner for purposes of determining whether any vote or consent required by this Agreement has been approved or given by the requisite percentage of the Limited Partners.

(b) A BHC Limited Partner shall be permitted to vote on the selection of any successor General Partner only to the extent of its voting Interests, and each BHC Limited Partner irrevocably waives its right to vote its Non-Voting Interest on the selection of a successor General Partner under the Delaware Act, which waiver shall be binding upon such BHC Limited Partner or any Person that succeeds to its Interest.

(c) Notwithstanding the foregoing, any BHC Limited Partner may elect to no longer be treated as a BHC Limited Partner for the purposes of this Agreement by delivering written notice of such election to the General Partner. Any such election made by a BHC Limited Partner may be rescinded at any time by providing written notice thereof to the General Partner.

(d) If the Interests held by an investment fund registered as an “investment company” under the Company Act (a “Registered Fund Limited Partner”), together with any Interests held by any Affiliate of such Registered Fund Limited Partner, are determined, at any time, to be in excess of 4.99% of the total outstanding aggregate voting Interests of all Limited Partners (excluding any other Interests that are Non-Voting Interests pursuant to this Section 11.07 (Non-Voting Interests of BHC Limited Partners and Registered Fund Limited Partners)), the Interests held by any such Registered Fund Limited Partner and its Affiliates shall be deemed to be Non-Voting Interests; provided that such Non-Voting Interests shall be permitted to vote on matters which shall not cause such Non-Voting Interests to be considered to be “voting securities” under the Company Act.

(e) Except as provided in this Section 11.07 (Non-Voting Interests of BHC Limited Partners and Registered Fund Limited Partners), an Interest held by a Limited Partner as a Non-Voting Interest shall be identical in all regards to all other Interests held by Limited Partners.

Section 11.08 Legal Counsel.

(a) Each Limited Partner hereby acknowledges and agrees that the law firm retained by the General Partner in connection with the formation and organization of the Partnership, the offering of interests in the Partnership, the management and operation of the Partnership or any dispute that may arise between any Limited Partner, on the one hand, and the General Partner or the Partnership, on the other hand (any such matter, a “Partnership Legal Matter”), (i) does not and shall not represent the Limited Partners in connection with any Partnership Legal Matter, (ii) does not owe any duty to such Limited Partner or to the Limited Partners as a group, and (iii) may further represent the Partnership in connection with the acquisition, maintenance or disposition of any Partnership investments.

(b) Each Limited Partner further acknowledges and agrees that neither this Agreement nor the transactions contemplated hereby relating to the management and operation of the Partnership are intended to create an attorney/client or any other relationship between the law firm retained by the General Partner for itself and/or the Partnership, on the one hand, and such Limited Partner, on the other hand, pursuant to which such Limited Partner (acting other than in the name of the Partnership) would have a right to object to such law firm’s representation of any Person under any circumstances.

Section 11.09 Severability. If any provision of this Agreement is invalid or unenforceable under any applicable law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to the minimum extent necessary to conform with such applicable law. Any provision hereof which may be held invalid or unenforceable under any applicable law shall not affect the validity or enforceability of any other provisions hereof, and to this extent the provisions hereof shall be severable.

Section 11.10 Counterparts. Counterparts may be executed through the use of separate signature pages or in any number of counterparts with the same effect as if the parties executing such counterparts had all executed one counterpart. Each party understands and agrees that any portable document format (PDF) file, facsimile or other reproduction of its signature on any counterpart shall be equal to and enforceable as its original signature and that any such reproduction shall be a counterpart hereof that is fully enforceable in any court or arbitral panel of competent jurisdiction.

Section 11.11 Successors and Assigns. This Agreement shall inure to the benefit of each Partner and the executors, administrators, estates, heirs, legal successors and representatives of such Partner.

Section 11.12 No Waiver. The failure of a party to insist upon strict adherence to any term or provision of this Agreement on any occasion shall not be considered a waiver thereof or deprive that party of the right thereafter to insist upon strict adherence to that term or provision or any other term or provision of this Agreement.

Section 11.13 Notices.

(a) Each notice relating to this Agreement shall be in writing and delivered in person, by registered or certified mail, by an overnight courier service, by electronic mail (e-mail) or by post on the Partnership’s intranet website or other internet service in accordance with Section 11.13(b). All notices to the Partnership shall be addressed to its principal office and place of business (if delivered personally or by post). All notices addressed to a Partner shall be addressed to such Partner at the address set forth on the books and records of the Partnership. Any Partner may designate a new address by written notice to that effect given to the Partnership. Unless otherwise specifically provided in this Agreement, a notice shall be deemed to have been effectively given (i) when delivered personally, if delivered on a Business Day; (ii) the next Business Day after personal delivery if delivered personally on a day that is not a Business Day; (iii) four Business Days after being deposited in the U.S. mail, postage prepaid, return receipt requested, if mailed; (iv) on the next Business Day after being deposited for next day delivery with an overnight courier; (v) when sent, if e-mailed on a Business Day; (vi) the next Business Day following the day on which the e-mail is sent if e-mailed on a day that is not a Business Day; (vii) when an e-mail is sent to the Partners instructing them that a notice has been posted if such notice is posted on the Partnership’s intranet website or other internet service in accordance with Section 11.13(b); or (viii) when receipt is acknowledged.

(b) Notwithstanding the foregoing, the General Partner and the Partnership shall be permitted to provide any notices, requests, demands or consents or other communications and any financial statements or reports required to be provided to the Partners hereunder (collectively, “Partnership Communications”) by posting such Partnership Communications on the Partnership’s intranet website or other internet service (which shall permit the Partners to download and print such Partnership Communications) and sending an e-mail to each Partner notifying it of such posting, unless any Partner notifies the General Partner in writing that it elects to receive some or all of such Partnership Communications by other means. On or prior to the date of the first posting of Partnership Communications on the Partnership’s intranet website, the General Partner shall furnish each Limited Partner with the address of such website or other internet serve and a password permitting access thereto.

Section 11.14 No Third-Party Rights. Except for the Indemnified Persons and the rights of such parties expressly created by this Agreement, each of whom shall be an intended beneficiary and shall be entitled to enforce the provisions of Section 4.07 (Indemnification), the provisions of this Agreement, including the provisions of Sections 3.02 (Liability of the Limited Partners) and 6.02 (Withdrawals), are not intended to be for the benefit of any creditor or other Person (other than the Partners in their capacities as such) to which any debts, liabilities or obligations are owed by (or who otherwise have a claim against or dealings with) the Partnership or any Partner, and, to the fullest extent permitted by law, no such creditor or other Person shall obtain any rights under any of such provisions (whether as a third-party beneficiary or otherwise) or shall by reason of any such provisions have a right to make any claim in respect to any debt, liability or obligation (or otherwise) including any debt, liability or obligation against the Partnership or any Partner.

Section 11.15 Headings. The table of contents, titles of the Articles and the headings of the Sections of this Agreement are for convenience of reference only, and are not to be considered in construing the terms and provisions of this Agreement. References to “Article” or “Section” in this Agreement shall be deemed to refer to the indicated Article or Section of this Agreement, unless the context clearly indicates otherwise.

Section 11.16 Waiver of Partition. Except as may otherwise be required by law in connection with the winding up, liquidation and dissolution of the Partnership, each Partner hereby irrevocably waives any and all rights that it may have to maintain an action for partition of any of the Partnership’s property.

Section 11.17 Choice of Law. Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all of the terms and provisions hereof shall be governed by and construed under the laws of the State of Delaware, without regard to the conflicts of law principles thereof that would apply the laws of another jurisdiction, without limitation thereof, that the Delaware Act as now adopted or as may be hereafter amended shall govern all partnership aspects of this Agreement.

Section 11.18 Forum. To the fullest extent permitted by law, in the event of any legal action or proceeding arising out of the terms and conditions of this Agreement, the parties hereto irrevocably (i) consent and submit to the personal jurisdiction of the Supreme Court, State of New York, New York County and of the U.S. District Court for the Southern District of New York, (ii) waive any defense based on doctrines of venue or forum non conveniens, or similar rules or doctrines, and (iii) agree that all claims in respect of such a legal action or proceeding shall be (unless otherwise determined by the General Partner, in its sole discretion) exclusively heard and determined in the Supreme Court, State of New York, New York County or the U.S. District Court for the Southern District of New York. Process in any such legal action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

Section 11.19 Waiver of Jury Trial. EXCEPT AS OTHERWISE AGREED IN AN OTHER AGREEMENT, EACH PARTY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ITS RIGHT TO A TRIAL BY JURY TO THE EXTENT PERMITTED BY LAW IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF THE TERMS AND CONDITIONS OF THIS AGREEMENT. THIS WAIVER APPLIES TO ANY LEGAL ACTION OR PROCEEDING, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. EACH PARTY ACKNOWLEDGES THAT IT HAS RECEIVED THE ADVICE OF COMPETENT COUNSEL.

Section 11.20 Electronic Signature. The words “executed,” “signed,” “signature” and words of like import in this Agreement and any Other Agreement shall, to the fullest extent permitted by law, be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, the Delaware Uniform Electronic Transactions Act or any other similar state laws based on the Uniform Electronic Transactions Act and Cayman Islands law.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the undersigned have executed this Agreement, as of the date first set forth above.

GENERAL PARTNER:

APOLLO IG CORE REPLACEMENT ADVISORS, L.P. By: Apollo IG Core Replacement Advisors GP, LLC, its General Partner

By:	/s/ William B. Kuesel
Name: William B. Kuesel
Title: Vice President

[Signature Page to Amended and Restated Limited Partnership Agreement of

Apollo IG Core Replacement, L.P.]

LIMITED PARTNERS:

All Limited Partners now and hereafter admitted pursuant to powers of attorney now and hereafter granted to the General Partner:

By: APOLLO IG CORE REPLACEMENT
ADVISORS, L.P.,
as agent and attorney-in-fact

By: Apollo IG Core Replacement Advisors GP, LLC,
its General Partner

By:	/s/ William B. Kuesel
Name: William B. Kuesel
Title: Vice President

[Signature Page to Amended and Restated Limited Partnership Agreement of

Apollo IG Core Replacement, L.P.]

LIMITED PARTNER:

APOLLO IG CORE REPLACEMENT (B), SPC

By:	/s/ Kimberly Melen
Name: Kimberly Melen
Title: Director

By:	/s/ Agne Miller
Name: Agne Miller
Title: Director

[Signature Page to Amended and Restated Limited Partnership Agreement of

Apollo IG Core Replacement, L.P.]

LIMITED PARTNER:

APOLLO IG CORE REPLACEMENT (CAYMAN), L.P.

By: Apollo IG Core Replacement Advisors, L.P.,
its General Partner

By: Apollo IG Core Replacement Advisors GP, LLC,
its General Partner

By:	/s/ William B. Kuesel
Name: William B. Kuesel
Title: Vice President

[Signature Page to Amended and Restated Limited Partnership Agreement of

Apollo IG Core Replacement, L.P.]